Exhibit 2.1
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
AGREEMENT AND PLAN OF MERGER
by and among
MEDICIS PHARMACEUTICAL CORPORATION (“Parent”),
DONATELLO, INC. (“Merger Sub”),
LIPOSONIX, INC. (the “Company”),
REBECCA ROBERTSON, AS THE EQUITYHOLDERS’ REPRESENTATIVE
(the “Equityholders’ Representative”)
and
WILFRED JAEGER, AS THE ALTERNATE EQUITYHOLDERS’ REPRESENTATIVE
(the “Alternate Equityholders’ Representative”)
dated as of
June 16, 2008

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

i

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBITS

Exhibit 1	Amendment to the Amended and Restated Certificate of Incorporation of the Company, as amended
Exhibit 2.2	Certificate of Merger
Exhibit 2.4	Certificate of Incorporation of the Surviving Corporation
Exhibit 3.11(c)	Form of Confidentiality Agreement
Exhibit 4.5	Form of Stockholder Consent and Agreement
Exhibit 6.7(c)	Form of General Release of Claims
Exhibit 6.12	Form of Escrow Agreement
Exhibit 7.2(j)-1	Form of Opinion of Fenwick & West LLP
Exhibit 7.2(j)-2	Form of Opinion of Townsend and Townsend and Crew LLP

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

v

AGREEMENT AND PLAN OF MERGER
     THIS AGREEMENT AND PLAN OF MERGER, dated as of June 16, 2008 (this “Agreement”), is entered into by and among Medicis Pharmaceutical Corporation, a Delaware corporation (“Parent”), Donatello, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), LipoSonix, Inc., a Delaware corporation (the “Company”), Rebecca Robertson, as the Equityholders’ Representative, and Wilfred Jaeger, as the Alternate Equityholders’ Representative. Parent, Merger Sub, the Company, the Equityholders’ Representative and the Alternate Equityholders’ Representative are sometimes referred to herein as the “Parties.”
     WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Parent will acquire the Company through a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the “Merger”), which Merger will result in, among other things, the Company becoming a direct wholly-owned subsidiary of Parent;
     WHEREAS, the Board of Directors of Parent has unanimously (i) determined it is advisable and in the best interests of Parent and its stockholders for Parent to acquire the Company upon the terms and conditions set forth herein; and (ii) adopted and approved this Agreement, the Related Agreement and the transactions contemplated hereby and thereby, including the Merger, in accordance with the DGCL;
     WHEREAS, the Board of Directors of Merger Sub has unanimously (i) determined that this Agreement, the Related Agreement and the transactions contemplated hereby and thereby, including the Merger, are advisable and in the best interests of Merger Sub and its sole stockholder; (ii) adopted and approved this Agreement and the Related Agreement; (iii) approved the Merger and the other transactions contemplated under this Agreement and the Related Agreement; (iv) directed that this Agreement and the transactions contemplated hereby, including the Merger, be submitted to the sole stockholder of Merger Sub for consideration and approval by written consent in accordance with the DGCL; and (v) resolved to recommend and recommended the approval of this Agreement and the transactions contemplated hereby, including the Merger, by the sole stockholder of Merger Sub in accordance with the DGCL; and
     WHEREAS, the Board of Directors of the Company has unanimously (i) determined that this Agreement, the Related Agreement and the transactions contemplated hereby and thereby, including the Merger, are advisable and in the best interests of the Company and the Stockholders; (ii) adopted and approved this Agreement and the Related Agreement; (iii) approved the Merger and the other transactions contemplated under this Agreement and the Related Agreement; (iv) approved the proposed amendment to the Charter in the form attached hereto as Exhibit 1 (the “Charter Amendment”); (v) directed that this Agreement and the transactions contemplated hereby, including the Merger, and the Charter Amendment be submitted to the Stockholders entitled to vote on such matters for consideration and approval by written consent in accordance with the DGCL; and (vi) resolved to recommend and recommended the approval of this Agreement and the transactions contemplated hereby, including the Merger, and the Charter Amendment by the Stockholders in accordance with the DGCL;

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the Parties hereto agree as follows:
ARTICLE 1
DEFINITIONS AND REFERENCES
     Capitalized terms used herein without definition shall have the respective meanings assigned thereto in Annex I attached hereto and incorporated herein for all purposes of this Agreement (such definitions to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise specified, all references herein to “Articles,” “Sections” “Exhibits” or “Schedules” are to Articles, Sections, Exhibits or Schedules of this Agreement. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
ARTICLE 2
THE MERGER
     Section 2.1 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company, as the surviving corporation of the Merger, is hereinafter sometimes referred to as the “Surviving Corporation”.
     Section 2.2 Closing; Effective Time. Subject to the provisions of this Agreement, the closing of the Merger (the “Closing”) shall take place at the Washington, DC offices of Hogan & Hartson LLP, as soon as practicable, but in no event later than the second (2nd) Business Day after the satisfaction or, if permissible under applicable Law, waiver of the conditions set forth in Article 7 (excluding conditions that, by their terms, cannot be satisfied until the Closing, but the Closing shall be subject to the satisfaction or, if permissible, waiver of those conditions), or at such other place or in such other manner or on such other date as Parent and the Company may mutually agree in writing. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.” Concurrently with the Closing, on the Closing Date, the Parties hereto shall cause the Merger to be consummated by filing a certificate of merger in the form attached as Exhibit 2.2 hereto (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as is required by, and executed and delivered in accordance with, the relevant provisions of the DGCL (the date and time of such filing, or such later time as is specified in the Certificate of Merger and as is agreed to by Parent and the Company, being the “Effective Time”) and shall make all other filings or recordings required under the DGCL in connection with the Merger.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     Section 2.3 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.
     Section 2.4 Charter; Bylaws.
               (a) The certificate of incorporation of the Surviving Corporation shall be amended at the Effective Time to read in the form attached hereto as Exhibit 2.4, and, as so amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.
               (b) The Company and Merger Sub shall take all necessary actions to cause the bylaws of Merger Sub as in effect immediately prior to the Effective Time to become the bylaws of the Surviving Corporation from and after the Effective Time until thereafter changed or amended as provided therein or by applicable Law; provided, however, that the name of the Company reflected in the bylaws of the Surviving Corporation shall be changed to LipoSonix, Inc.
     Section 2.5 Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office until the earlier of his or her resignation, removal or death or until his or her successor is duly elected and qualified, as the case may be, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable Law. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office with the Surviving Corporation, in each case until the earlier of his or her resignation, removal or death or until his or her successor is duly appointed and qualified, as the case may be, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable Law.
ARTICLE 3
CONVERSION OF SECURITIES; MERGER CONSIDERATION
     Section 3.1 Conversion of Securities; Merger Consideration. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the Stockholders:
               (a) Common Stock. Subject to the provisions of this Article 3, Article 9 and other applicable provisions in this Agreement, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares) automatically shall cease to exist and shall no longer be outstanding and shall be converted into the right to receive: (i) an amount of cash (without interest thereon) equal to the Per Share Closing Consideration; and (ii) a contingent right to receive the following: (A) when and if

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

required to be paid, an additional amount or amounts of cash, if any, required to be distributed with respect to the Escrow Amount and the Equityholders’ Representative Expense Amount, in accordance with and subject to the terms and conditions of Article 9 and the Escrow Agreement; (B) when and if the FDA Milestone Payment is required to be made pursuant to Section 3.9, an amount of cash (without interest thereon) equal to the Per Share FDA Milestone Payment; (C) when and if the Sales Milestone Payment is required to be made pursuant to Section 3.9, an amount of cash (without interest thereon) equal to the Per Share Sales Milestone Payment; and (D) when and if any Sales/Profit Contingent Payments are required to be made pursuant to Section 3.9, with respect to each Sales/Profit Contingent Payment, an amount of cash (without interest thereon) equal to the Per Share Sales/Profit Contingent Payment for the applicable Contingent Payment Year.
               (b) Preferred Stock. Subject to the provisions of this Article 3, Article 9 and other applicable provisions in this Agreement, each share of Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares) automatically shall cease to exist and shall no longer be outstanding and shall be converted into the right to receive: (i) an amount of cash (without interest thereon) equal to the Per Share Closing Consideration; and (ii) a contingent right to receive the following: (A) when and if required to be paid, an additional amount or amounts of cash, if any, required to be distributed with respect to the Escrow Amount and the Equityholders’ Representative Expense Amount, in accordance with and subject to the terms and conditions of Article 9 and the Escrow Agreement; (B) when and if the FDA Milestone Payment is required to be made pursuant to Section 3.9, an amount of cash (without interest thereon) equal to the Per Share FDA Milestone Payment; (C) when and if the Sales Milestone Payment is required to be made pursuant to Section 3.9, an amount of cash (without interest thereon) equal to the Per Share Sales Milestone Payment; and (D) when and if any Sales/Profit Contingent Payments are required to be made pursuant to Section 3.9, with respect to each Sales/Profit Contingent Payment, an amount of cash (without interest thereon) equal to the Per Share Sales/Profit Contingent Payment for the applicable Contingent Payment Year.
               (c) Certain Definitions. For purposes of this Agreement, the following definitions shall apply:
                    (i) The “Aggregate Exercise Price” means the aggregate exercise price of all Vested Stock Options outstanding as of immediately prior to the Effective Time and which were not exercised during the period beginning with the date of this Agreement and ending immediately prior to the Effective Time and are exercisable upon the payment of cash (whether or not also exercisable via a cashless exercise provision).
                    (ii) The “Aggregate Exercise Proceeds” means the aggregate cash proceeds actually received by the Company from the exercise of Vested Stock Options and Warrants during the period beginning on the date of this Agreement and ending immediately prior to the Effective Time.
                    (iii) The “Closing Merger Consideration” shall equal the amount of the Total Closing Calculation Amount minus the Aggregate Exercise Price.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                    (iv) The “Merger Consideration” shall equal the aggregate amount of the Closing Merger Consideration and, to the extent paid to Participating Rights Holders, all Contingent Payments and the amounts deposited in escrow under the Escrow Agreement.
                    (v) The “Per Share Closing Consideration” shall equal the quotient of (A) the Total Closing Calculation Amount divided by (B) the sum of (1) the number of outstanding shares of Common Stock as of immediately prior to the Effective Time, (2) the number of outstanding shares of Preferred Stock as of immediately prior to the Effective Time (assuming that each share of Preferred Stock will continue to be convertible into one share of Common Stock immediately prior to the Effective Time) and (3) the aggregate number of shares of Common Stock issuable pursuant to outstanding Vested Stock Options immediately prior to the Effective Time (such sum in this clause (B), the “Fully Diluted Total”). For purposes of clause (B) of this Section 3.1(c)(v), in the case of (x) any Stock Options that are exercised effective immediately prior to the Effective Time, such Stock Options shall not be deemed outstanding immediately prior to the Effective Time, and the shares of Common Stock issued on such exercise shall be deemed outstanding immediately prior to the Effective Time and (y) any Warrants that are converted, exchanged or exercised effective immediately prior to the Effective Time, such Warrants shall not be deemed outstanding immediately prior to the Effective Time, and the shares of Preferred Stock issued on such conversion, exchange or exercise shall be deemed outstanding immediately prior to the Effective Time.
                    (vi) A “Stock Option” is any option, right or other security or instrument that is outstanding and issued under the Stock Option Plans and directly or indirectly exercisable for shares of Common Stock.
                    (vii) The “Total Closing Calculation Amount” shall equal $150,000,000 plus (A) the Aggregate Exercise Price, plus (B) the Aggregate Exercise Proceeds (only to the extent that such Aggregate Exercise Proceeds are segregated pursuant to Section 6.15(d) and delivered in full at the Closing to Parent), minus (C) the difference, if positive, between (1) the amount necessary to cause all Existing Indebtedness that has not been satisfied in full prior to the Closing (including any amount paid by Parent and deemed to be Existing Indebtedness that has not been satisfied in full pursuant to Section 6.18) to be satisfied in full at the Closing, including the principal balances and all accrued and unpaid interest thereon and other fees and costs related thereto that are payable by the Company, minus (2) the aggregate amount of the Company’s cash and cash equivalents as of the Effective Time (provided, that such amount shall not include any Aggregate Exercise Proceeds), minus (D) the amount of Company Transaction Expenses that have accrued as of the Effective Time and that have not been paid by the Company as of the Effective Time, minus (E) the Escrow Amount and minus (F) the Equityholders’ Representative Expense Amount.
                    (viii) An “Unvested Stock Option” is any Stock Option or a portion thereof that is not vested as of immediately prior to the Effective Time.
                    (ix) A “Vested Stock Option” is any Stock Option or a portion thereof that is vested as of immediately prior to the Effective Time.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                    (x) A “Warrant” is any warrant, right or other security or instrument issued by the Company that is not a Stock Option that is outstanding and directly or indirectly convertible into or exchangeable or exercisable for shares of any series of Preferred Stock.
     Section 3.2 Stock Options and Warrants.
               (a) Stock Options.
                    (i) Subject to the provisions of this Article 3, Article 9 and other applicable provisions in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the Optionholders, each Vested Stock Option outstanding immediately prior to the Effective Time and not exercised, shall be cancelled, extinguished and terminated and converted into and become a right following the Effective Time to receive: (A) an amount of cash (without interest thereon) equal to (1)(x) the Per Share Closing Consideration minus (y) the exercise price per share of such Vested Stock Option (such amount in this clause (1), the “Per Option Share Consideration”), multiplied by (2) the number of shares of Common Stock into which such Vested Stock Option is exercisable as of immediately prior to the Effective Time (such number of shares, the “Option Shares”); and (B) a contingent right to receive the following: (1) when and if required to be paid, an additional amount or amounts of cash, if any, distributed with respect to the Escrow Amount and the Equityholders’ Representative Expense Amount, in accordance with and subject to the terms and conditions of Article 9 and the Escrow Agreement; (2) when and if the FDA Milestone Payment is required to be made pursuant to Section 3.9, an amount of cash (without interest thereon) equal to (x) the Per Share FDA Milestone Payment multiplied by (y) the number of Option Shares; (3) when and if the Sales Milestone Payment is required to be made pursuant to Section 3.9, an amount of cash (without interest thereon) equal to (x) the Per Share Sales Milestone Payment multiplied by (y) the number of Option Shares; and (4) when and if any Sales/Profit Contingent Payments are required to be made pursuant to Section 3.9, with respect to each Sales/Profit Contingent Payment, an amount of cash (without interest thereon) equal to (x) the Per Share Sales/Profit Contingent Payment for the applicable Contingent Payment Year multiplied by (y) the number of Option Shares.
                    (ii) As soon as practicable following the date of this Agreement, the Company shall (A) take all actions necessary to cause all issued and outstanding Stock Options granted under the 2001 Stock Option Plan and the 2004 Stock Option Plan and 50% of the issued and outstanding Stock Options granted under the 2008 Stock Option Plan that are unvested as of the date of this Agreement and will remain unvested until as of immediately prior to the Effective Time to vest effective immediately prior to the Effective Time without any further action by the holders of such Stock Options, and to give the holders of such Stock Options the right to exercise such Stock Options effective immediately prior to (and contingent upon the occurrence of) the Effective Time, and (B) notify each holder of Stock Options that are unvested as of the date of this Agreement of such vesting and such right to exercise; provided, however, that any acceleration of vesting of Stock Options and related right to exercise such Vested Stock Options pursuant to this Section 3.2(a)(ii) shall be conditioned on the occurrence of the Effective Time (i.e., consummation of the Merger).

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                    (iii) Prior to the Effective Time, the Company shall take all actions necessary to, effective as of the Effective Time, terminate the Stock Option Plans so that from and after the Effective Time no employee or other service provider of the Company or any participant under the Stock Option Plans shall have any Stock Options to purchase shares of Common Stock or any other equity interest in the Company (in each case, without the creation of any additional liability of the Company).
                    (iv) Immediately prior to the Effective Time, all Unvested Stock Options shall be cancelled and terminated without payment therefor and have no further force or effect.
               (b) Warrants. As soon as practicable following the date of this Agreement, but in any event no later than the required notice periods specified in the Warrants, the Company shall notify each holder of outstanding Warrants of this Agreement and the transactions contemplated hereby, including the Merger, and of the right to convert, exchange or exercise such Warrants prior to the Effective Time.
     Section 3.3 Capital Stock of Merger Sub. At the Effective Time, each share of common stock, par value $0.01, of Merger Sub (the “Merger Sub Common Stock”) issued and outstanding as of immediately prior to the Effective Time shall be automatically converted into and become one (1) share of common stock of the Surviving Corporation, par value $0.01 (the “Surviving Corporation Common Stock”), and shall thereafter constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation. Each stock certificate representing shares of Merger Sub Common Stock shall continue after the Effective Time to represent such shares of Surviving Corporation Common Stock.
     Section 3.4 Parent to Provide Per Share Closing Consideration; Surrender and Exchange of Certificates; Escrow Amount.
               (a) Maximum Payment to be Made by Parent at Closing. Notwithstanding anything in this Agreement to the contrary, at the Closing, neither Parent nor Merger Sub shall be required to pay any amounts in excess of the sum of (i) ***, plus (ii) the Escrow Amount (which amount shall be deposited with the Escrow Agent in accordance with Article 3 and Article 9 of this Agreement), plus (iii) the Equityholders’ Representative Expense Amount (which amount shall be deposited with the Escrow Agent in accordance with Article 3 and Article 9 of this Agreement) and plus (iv) the Aggregate Exercise Proceeds, in the aggregate upon the conversion pursuant to the Merger of all shares of Common Stock and Preferred Stock, Vested Stock Options and Warrants.
               (b) Paying Agent. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as the paying agent in the Merger (the “Paying Agent”).
               (c) Parent to Provide Per Share Closing Consideration.
                    (i) Promptly after the Effective Time (and in any event within one (1) Business Day after the Effective Time), Parent shall deposit with the Paying Agent cash necessary to pay the Stockholders (other than holders of Dissenting Shares) the Per Share

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Closing Consideration for each such share. At any time following twelve (12) months after the Effective Time, all cash deposited with the Paying Agent pursuant to this Section 3.4(c)(i) which remains undistributed to the holders of the Certificates representing shares of Company Stock shall be delivered to Parent upon demand, and thereafter such holders of unexchanged shares of Company Stock shall be entitled to look only to Parent (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof with respect to the Per Share Closing Consideration for payment upon due surrender of their Certificates.
                    (ii) Promptly after the Effective Time, Parent shall deposit with the Surviving Corporation cash necessary to pay the holders of Vested Stock Options the Per Option Share Consideration for each such share into which such Vested Stock Option is exercisable.
               (d) Exchange/Payment Procedures.
                    (i) Parent shall mail or deliver or cause to be mailed or delivered, no fewer than ten (10) days prior to the anticipated Effective Time or on such other date as the Company and Parent shall mutually agree (the “Mailing Date”), to each holder of record of a stock certificate or certificates (the “Certificates”) that represented outstanding shares of Company Stock as of a record date no less than five (5) Business Days prior to the Mailing Date (the “Transmittal Letter Record Date”) a letter of transmittal (the “Transmittal Letter”), which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall contain instructions for use in effecting the surrender of the Certificates in exchange for the payment of the applicable aggregate Per Share Closing Consideration therefor (and which Transmittal Letter shall include a consent to the appointment and authority of the Equityholders’ Representative as set forth herein and an agreement to be bound by the escrow and indemnification provisions hereof). As soon as practicable following the Effective Time, the Surviving Corporation shall mail or deliver or cause to be mailed or delivered to each holder of record of a Certificate that represented outstanding shares of Company Stock as of immediately prior to the Effective Time who was not a holder of record as of the Transmittal Letter Record Date. Promptly upon (and in no event later than two (2) Business Days after) the later of (i) the Effective Time and (ii) the surrender of a Certificate to the Paying Agent, together with a Transmittal Letter, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to the instructions thereto, the holder of such Certificate shall be entitled to receive (and Parent or the Surviving Corporation shall cause the Paying Agent to distribute to such holder) in exchange therefor payment by check or at the election of such holder and for a processing fee not to exceed $100 per wire transfer to be deducted from such payment, by wire transfer, immediately available funds of the cash amount equal to the applicable aggregate Per Share Closing Consideration which amount such holder has the right to receive pursuant to Section 3.1, after giving effect to any required withholding taxes, and the Certificate so surrendered shall forthwith be cancelled. Parent and the Surviving Corporation shall be entitled to rely entirely on the information contained in the Payout Schedule and any transmittal materials delivered hereunder for purposes of satisfying Parent’s and the Surviving Corporation’s obligation to deliver the Per Share Closing Consideration, the Escrow Amount, the Equityholders’ Representative Expense Amount and any Contingent Payment hereunder.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                    (ii) Promptly after the Effective Time, the Surviving Corporation shall make payments to the holders of Vested Stock Options of the applicable aggregate Per Option Share Consideration therefor, after giving effect to any required withholding taxes, payable to each holder of Vested Stock Options all as set forth in the Payout Schedule. Parent and the Surviving Corporation shall be entitled to rely entirely on the information contained in the Payout Schedule for purposes of satisfying Parent’s and the Surviving Corporation’s obligation to deliver the Per Option Consideration, the Escrow Amount, the Equityholders’ Representative Expense Amount and any Contingent Payment hereunder.
               (e) Escrow Amount. Promptly after the Effective Time, and subject to and in accordance with the provisions of Article 9, Parent shall pay to the Escrow Agent (i) the Escrow Amount to be deposited into an escrow fund (the “Escrow Fund”) and (ii) the Equityholders’ Representative Expense Amount to be deposited into an escrow fund (the “Equityholders’ Representative Expense Fund”). The Escrow Fund and the Equityholders’ Representative Expense Fund shall be held in escrow and, as provided in Article 9, shall be available, in the case of the Escrow Fund, to compensate Parent Indemnified Persons and, in the case of the Equityholders’ Representative Expense Fund, to reimburse the Equityholders’ Representative and shall otherwise be distributed pursuant to Section 9.5 to the Participating Rights Holders. The “Escrow Amount” shall initially be ***, and shall be reduced from time to time in accordance with Article 9, and shall be increased from time to time by the amount of any interest, dividends, earnings and other income on such amount in accordance with Article 9 and with the Escrow Agreement. The “Equityholders’ Representative Expense Amount” shall be $1,000,000, and shall be reduced from time to time in accordance with Article 9, and shall be increased from time to time by the amount of any interest, dividends, earnings and other income on such amount in accordance with Article 9 and the Escrow Agreement. Parent agrees that payments from the Escrow Fund to Stockholders will be reported by Parent as deferred payments subject to installment sale treatment under Section 453 of the Code (and will be reported by Parent in part as payments of interest pursuant to Section 483 or Section 1274 of the Code).
               (f) Payment to Registered Holders. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered, it will be a condition to such payment that (i) the Person requesting such exchange shall have executed and delivered an indemnity agreement with respect to such portion of the Merger Consideration in a form reasonably acceptable to Parent, (ii) the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer, and (iii) the Person requesting such exchange will have paid any transfer or other Taxes required by reason of such payment in a name other than the registered holder of the Certificate surrendered or established to the satisfaction of Parent, or any agent designated by Parent, that such Tax has been paid or is not applicable.
               (g) No Liability. Notwithstanding anything to the contrary in this Agreement, none of the Paying Agent, Parent, Merger Sub or the Surviving Corporation (or any Affiliate thereof) shall be liable to a holder of a Certificate for any amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
               (h) Withholding of Tax. Notwithstanding anything to the contrary in this Agreement, any of Parent, the Paying Agent or the Surviving Corporation (pursuant to

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Parent’s request) will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Participating Rights Holder such amounts as Parent or the Paying Agent shall determine in good faith they are required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Laws relating to Taxes. Such withheld amounts will be treated for all purposes of this Agreement as having been paid to the Participating Rights Holders in respect of which such deduction and withholding was made by Parent, the Paying Agent or the Surviving Corporation.
     Section 3.5 Further Ownership Rights in Company Stock. The applicable consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Article 3 (including the contingent right to receive payment, if any, in connection with (a) the distribution of the Escrow Amount and the Equityholders’ Representative Expense Amount pursuant to and in accordance with the terms and conditions of the Escrow Agreement and Article 9 and (b) any of the Contingent Payments) shall be in full satisfaction of all rights pertaining to Company Stock (including any rights to receive accumulated but undeclared dividends on such Company Stock, if any). At the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of shares of Company Stock outstanding prior to the Effective Time on the records of the Surviving Corporation. From and after the Effective Time, the holders of Certificates representing ownership of shares of Company Stock outstanding prior to the Effective Time shall cease to have any rights with respect to such shares of Company Stock (including any rights to receive accumulated but undeclared dividends on such Company Stock, if any) except as otherwise specifically provided for herein. If, after the Effective Time, Certificates are presented to Parent or the Surviving Corporation (or any Affiliate thereof) for any reason, they shall be cancelled and exchanged as provided in this Article 3.
     Section 3.6 Lost, Stolen or Destroyed Certificates. In the event any Certificates representing Company Stock shall have been lost, stolen or destroyed, the Paying Agent shall pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an acceptable affidavit of that fact by the holder thereof and the delivery of such other documents reasonably requested by the Paying Agent, the applicable Per Share Closing Consideration; provided, however, that Parent may, in its sole discretion and as a condition precedent to the payment thereof, require the owner of such lost, stolen or destroyed Certificates (a) to execute and deliver an indemnity agreement with respect to such Certificate in a form reasonably acceptable to Parent and (b) to post a bond in such reasonable amount and on such customary terms as Parent may direct as indemnity against any claim that may be made against Parent or the Paying Agent with respect to such Certificate.
     Section 3.7 [Intentionally Omitted]
     Section 3.8 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares of Company Stock issued and outstanding immediately prior to the Effective Time that are held by any Stockholder (a) who has not voted in favor of the Merger or consented thereto in writing, (b) who shall have properly demanded in writing appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL (“Section 262”) and (c) who has neither effectively withdrawn nor lost the right to such payment, shall not be converted in accordance with this Article 3 into the right to receive the consideration specified in

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 3.1, but rather the holders of such shares (“Dissenting Shares”) shall be entitled to payment of the fair value of such Dissenting Shares in accordance with Section 262; provided, however, that if any such Stockholder shall fail to perfect or otherwise shall waive, withdraw, or lose the right to appraisal under Section 262, or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such Stockholder to be paid the fair value of such Stockholder’s Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, the consideration specified in this Article 3, subject in all respects to the terms and conditions of this Agreement and the Escrow Agreement. The Company shall deliver prompt notice to Parent of any demands for appraisal of any shares of Company Stock, attempted withdrawals of such demands, and any other instruments served pursuant to the DGCL that are received by the Company relating to appraisal of any shares of Company Stock. The Company shall provide Parent with the opportunity to participate in and control all negotiations and proceedings with respect to demands for appraisal under the DGCL, and shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.
     Section 3.9 Contingent Payments.
               (a) Certain Definitions. For purposes of this Agreement, the following definitions shall apply:
                    (i) “Company Incremental Amount” means, with respect to any Contingent Payment Year, the amount equal to (x) the sum of (1) the amount of Worldwide Net Sales for the Sales Payment Product for such Contingent Payment Year, (2) the amount of Worldwide Gross Profit for the Gross Profit Payment Product for such Contingent Payment Year and (3) the amount of Worldwide Ancillary Gross Profit for the Contingent Payment Products for such Contingent Payment Year, minus (y) the sum of (1) the amount of Worldwide Net Sales for the Sales Payment Product for the immediately completed previous Contingent Payment Year (or, with respect to the First Contingent Payment Year, the immediately completed previous twelve (12) consecutive calendar month period), (2) the amount of Worldwide Gross Profit for the Gross Profit Payment Product for the immediately completed previous Contingent Payment Year (or, with respect to the First Contingent Payment Year, the immediately completed previous twelve (12) consecutive calendar month period) and (3) the amount of Worldwide Ancillary Gross Profit for the Contingent Payment Products for the immediately completed previous Contingent Payment Year (or, with respect to the First Contingent Payment Year, the immediately completed previous twelve (12) consecutive calendar month period); provided, that if the amount otherwise determined in accordance with this definition for any Contingent Payment Year is not greater than zero, then the Company Incremental Amount for such Contingent Payment Year shall be deemed to be zero.
                    (ii) “Contingent Payment Commencement Date” means the first day of the fiscal quarter following the fiscal quarter in which, after the FDA Milestone has been achieved, the LipoSonix Product is first sold commercially to unaffiliated parties in the United States.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                    (iii) “Contingent Payment Product” means either the Gross Profit Payment Product or the Sales Payment Product, as applicable.
                    (iv) “Contingent Payment Termination Date” means the earliest of (A) December 31, 2019, (B) the date that is the last day of the Seventh Contingent Payment Year and (C) the date on which Parent has made (or has been deemed to have made pursuant to Section 3.10) (1) the FDA Milestone Payment (if the FDA Milestone is achieved on or before ***), (2) aggregate Sales/Profit Contingent Payments equal to the Maximum Sales/Profit Contingent Amount and (3) the Sales Milestone Payment.
                    (v) “Contingent Payment Year” means each of the seven (7) successive twelve (12) consecutive calendar month periods beginning with the twelve (12) calendar month period commencing on the Contingent Payment Commencement Date and ending with the sixth (6th) twelve (12) calendar month period following the initial twelve (12) consecutive calendar month period including the Contingent Payment Commencement Date (the “First Contingent Payment Year,” “Second Contingent Payment Year,” “Third Contingent Payment Year,” “Fourth Contingent Payment Year,” “Fifth Contingent Payment Year,” “Sixth Contingent Payment Year” and “Seventh Contingent Payment Year,” respectively); provided, however, that in the event that a Contingent Payment Year commences on or after January 1, 2019, then such Contingent Payment Year shall be deemed to be the final Contingent Year and end on December 31, 2019, regardless of whether or not such Contingent Payment Year includes twelve (12) calendar months. Notwithstanding anything to the contrary in this Agreement, in no event shall any Contingent Payment Year commence after December 31, 2019, and if a Contingent Payment Year ends on December 31, 2019 in accordance with the preceding sentence it shall be deemed to be the final Contingent Payment Year for all purposes of this Agreement.
                    (vi) “FDA Milestone” shall be deemed to be achieved upon receipt by any member of the Buyer Group of written approval or clearance from the FDA, or a successor entity, allowing for the initiation of the marketing or sales of the LipoSonix Product in the United States; provided, that the FDA Milestone shall not be deemed to have been achieved until all conditions and limitations contained in the written approval or clearance from the FDA that preclude immediate marketing and commercialization of the LipoSonix Product have been satisfied or waived.
                    (vii) “FDA Milestone Payment Amount” means the amount of ***.
                    (viii) “Gross Profit Payment Product” means the LipoSonix Product, excluding the Sales Payment Product.
                    (ix) “LipoSonix Product” means (A) the Company’s LipoSonix System, including the Sales Payment Product, which applies focused ultrasound for the purpose of using thermal lipolysis to treat adipose tissue, as it has been developed and commercialized by the Company prior to the Closing, and (B) following the Closing, any modified or enhanced form of the Company’s LipoSonix System, including the Sales Payment Product, so long as such modified or enhanced form of the Company’s LipoSonix System applies focused ultrasound for the purpose of using thermal lipolysis to treat adipose tissue.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                    (x) “Maximum Sales/Profit Contingent Amount” means (i) if the FDA Milestone is achieved on or before ***, the amount of *** or (ii) if the FDA Milestone is achieved after ***, the amount of ***.
                    (xi) “Sales Milestone” shall be deemed to be achieved upon the first occurrence in which, with respect to any Contingent Payment Year, the sum of Worldwide Net Sales for the Sales Payment Product, and Worldwide Gross Profit for the Gross Profit Payment Product and Worldwide Ancillary Gross Profit for the Contingent Payment Products recorded for such Contingent Payment Year exceeds ***.
                    (xii) “Sales Milestone Payment Amount” means the amount of ***.
                    (xiii) “Sales Payment Product” means transducers for use as part of, or for use with, the LipoSonix Product, and any other disposable or limited life items sold for use with such transducers, including, but not limited to, treatment caps or cartridges.
                    (xiv) “Sales/Profit Contingent Payment Amount” means, with respect to any Contingent Payment Year, an amount equal to (x) the Sales/Profit Contingent Payment Percentage multiplied by (y) the Company Incremental Amount for such Contingent Payment Year.
                    (xv) “Sales/Profit Contingent Payment Percentage” means ***; provided, however, that if, prior to the achievement of the FDA Milestone, a Person who is not a member of the Buyer Group receives written approval or clearance from the FDA allowing for the initiation of the marketing or sales in the United States of a product for non-invasive body sculpting which applies high intensity focused ultrasound (HIFU) for the purpose of using thermal lipolysis to treat adipose tissue, then “Sales/Profit Contingent Payment Percentage” shall mean *** for the first four Contingent Payment Years, after which such time it shall mean ***.
                    (xvi) “Worldwide Ancillary Gross Profit” means (A) total gross revenues actually recognized from Contingent Payment Products, including, without limitation, (1) the leasing and servicing of Contingent Payment Products, (2) the use of Contingent Payment Products by third parties (such as on a “fee for service basis”) and (3) licenses and similar arrangements pursuant to which a Person is granted the right to manufacture and/or market, lease, sell, service or otherwise obtain revenues from a Contingent Payment Product (but in each case excluding gross revenues that are included in Worldwide Gross Profit or Worldwide Net Sales) minus (B) the cost of such revenues, each as adjusted by any Worldwide Ancillary Gross Profit Adjustments (including amortization and depreciation) and all as recorded by Parent (or any other applicable member of the Buyer Group if any such licensing, leasing or servicing contemplated hereby is recorded by such member of the Buyer Group but not by Parent), all in accordance with standard allocation procedures, allowance methodologies and accounting methods consistently applied, which procedures, methodologies and methods shall be in accordance with GAAP. Notwithstanding anything to the contrary in this Agreement or in any financial statements prepared by Parent with respect to any Contingent Payment Year or portion thereof, or to the extent it may otherwise be required pursuant to GAAP, the term “Worldwide Ancillary Gross Profit” shall not include: (A) any revenues or other value received for the lease

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

or service of a specified Contingent Payment Product used for research, manufacturing or quality testing, clinical trials, compassionate or humanitarian purposes including expanded access programs (which provide access to therapies for no monetary consideration) or charitable donations; (B) any revenues or other value received (and related costs) by Parent or any other member of the Buyer Group from the license of any Intellectual Property related to the Contingent Payment Products (other than for the right to manufacture and/or market, lease, sell, service or otherwise obtain revenues from any Contingent Payment Products); or (C) any amounts otherwise included in Worldwide Gross Profit or Worldwide Net Sales. For purposes of calculating “Worldwide Ancillary Gross Profit”, cost of revenues of any member of the Buyer Group shall exclude any payments, or amounts payable, to any other member of the Buyer Group, to the extent that such payments or amounts payable are in excess of actual costs incurred by such other member of the Buyer Group in connection with the applicable transaction.
                    (xvii) “Worldwide Ancillary Gross Profit Adjustments” means all adjustments, including the following items as applicable to each such Contingent Payment Product, to the extent such adjustments are customary under industry practices and are reflected as a reduction to gross revenue or an increase to cost of goods sold in the consolidated financial statements of Parent in accordance with GAAP:
                         (A) credits or allowances granted upon returns, rejections or recalls (due to spoilage, damage, expiration of useful life), price reductions, or billing corrections;
                         (B) invoiced freight, postage, shipping and insurance, handling and other transportation costs;
                         (C) credits or allowances granted including quantity, cash, bad debt and other trade discounts;
                         (D) Taxes (excluding withholding Taxes and Taxes paid by Parent on the net income derived from licensing for manufacture and leasing of and servicing the Contingent Payment Products), tariffs, customs duties, surcharges and other governmental charges incurred in connection with the production, lease, service, transportation, delivery, use, exportation or importation of Contingent Payment Products that are incurred at the time of license for manufacture, lease or service or are directly related to the license for manufacture, lease or service and not otherwise previously deducted;
                         (E) discounts, refunds, rebates, returns, charge backs, fees, credits or allowances (including billing corrections, amounts incurred in connection with government-mandated rebate and discount programs, third party rebates and charge backs, hospital buying group/group purchasing or leasing organization administration fees and managed care organization rebates), distribution fees and sales and other similar commissions to third parties, actually paid or incurred and which effectively reduce gross revenue;
                         (F) warranties, guaranties and maintenance arrangements; and

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                         (G) any other customary adjustments related to products licensed for manufacture, leased or serviced and reasonably allocated to such Contingent Payment Products as a portion of the gross revenue or related cost of goods sold, in accordance with GAAP.
                    (xviii) “Worldwide Gross Profit” means the difference between (A) the Worldwide Net Sales of a specified Contingent Payment Product minus (B) the cost of goods sold (as adjusted by any Worldwide Net Sales Adjustments), for such specified Contingent Payment Product, each as recorded by Parent (or any other applicable member of the Buyer Group if any sales contemplated hereby are recorded by such member of the Buyer Group but not by Parent), all in accordance with standard allocation procedures, allowance methodologies and accounting methods consistently applied, which procedures, methodologies and methods shall be in accordance with GAAP, but excluding from cost of goods sold of any member of the Buyer Group any gross profit recorded by any member of the Buyer Group on any sales to any other member of the Buyer Group.
                    (xix) “Worldwide Net Sales” means the gross amounts invoiced for sales by Parent (or any other applicable member of the Buyer Group if any sales contemplated hereby are recorded by such member of the Buyer Group but not by Parent) from the sales of a specified Contingent Payment Product by a member of the Buyer Group or its authorized or licensed distributor after the Effective Time to unaffiliated third parties less the Worldwide Net Sales Adjustments, all in accordance with standard allocation procedures, allowance methodologies and accounting methods consistently applied, which procedures and methodologies shall be in accordance with GAAP. For purposes of clarification, when measuring the Worldwide Net Sales recorded in respect of sales of a specified Contingent Payment Product by any Person other than a member of the Buyer Group, only the revenue recorded by Parent or another member of the Buyer Group shall be included (for example, the transfer price or other amount received by Parent or such other member of the Buyer Group, in the event of any sales by an authorized or licensed distributor of the specified Contingent Payment Product manufactured by Parent), and the amount of revenue that may be recorded or achieved by such other Person who is not a member of the Buyer Group shall be disregarded. Notwithstanding anything to the contrary in this Agreement or in any financial statements prepared by Parent with respect to any Contingent Payment Year or portion thereof, or to the extent it may otherwise be required pursuant to GAAP, the term “Worldwide Net Sales” shall not include (A) gross amounts invoiced for sales by Parent or any member of the Buyer Group from transactions with another member of the Buyer Group unless such other member of the Buyer Group is an end user of the specified Contingent Payment Product; provided, however, that “Worldwide Net Sales” shall in such event include the gross amounts invoiced for sales, if any, recorded upon the further resale of such specified Contingent Payment Product by such other member of the Buyer Group less the Worldwide Net Sales Adjustments or (B) distribution to a third party of a specified Contingent Payment Product for research, manufacturing or quality testing, clinical trials, compassionate or humanitarian purposes including expanded access programs (which provide access to therapies for no monetary consideration) or charitable donations.
In the event that Sales Payment Products are sold on a bundled basis with Gross Profit Payment Products, the gross amount invoiced for such bundled sale will be allocated for purposes of

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Sections 3.9(a)(xviii) and (xix) between the Sales Payment Product and the Gross Profit Payment Product in proportion to the list price that would generally apply to sales to the applicable purchaser.
                    (xx) “Worldwide Net Sales Adjustments” means all adjustments, including the following items as applicable to each such Contingent Payment Product, to the extent such adjustments are customary under industry practices and are reflected as a reduction to net sales or, for purposes of determining Worldwide Gross Profit, an increase to cost of goods sold in the consolidated financial statements of Parent in accordance with GAAP:
                         (A) credits or allowances granted upon returns, rejections or recalls (due to spoilage, damage, expiration of useful life), retroactive price reductions, or billing corrections;
                         (B) invoiced freight, postage, shipping and insurance, handling and other transportation costs;
                         (C) credits or allowances granted including quantity, cash, bad debt and other trade discounts;
                         (D) Taxes (including sales, value-added and excise Taxes, but excluding withholding Taxes and Taxes paid by Parent on the net income derived from sales of the Contingent Payment Products), tariffs, customs duties, surcharges and other governmental charges incurred in connection with the production, sale, transportation, delivery, use, exportation or importation of Contingent Payment Products that are incurred at the time of sale or are directly related to the sale and not otherwise previously deducted;
                         (E) discounts, refunds, rebates, returns, charge backs, fees, credits or allowances (including billing corrections, amounts incurred in connection with government-mandated rebate and discount programs, third party rebates and charge backs, hospital buying group/group purchasing organization administration fees and managed care organization rebates), distribution fees and sales commissions to third parties, actually paid or incurred and which effectively reduce the selling price; and
                         (F) any other customary adjustments related to products sold and reasonably allocated to such Contingent Payment Products as a portion of the total products sold or, for purposes of determining Worldwide Gross Profit, related cost of goods sold, in accordance with GAAP.
               (b) Contingent Payments. In the event that the Merger is consummated, as additional consideration for the Merger, and subject to the set-off rights of Parent and the Surviving Corporation pursuant to Section 3.11(h) and Article 9 hereof, after the Effective Time but before the Contingent Payment Termination Date, the Participating Rights Holders shall be entitled to receive contingent payments (collectively, the “Contingent Payments”) when and if required to be made in accordance with the provisions of this Section 3.9, Sections 3.1, 3.2, 3.10 and 3.11, and subject to the limitation on such contingent payments set forth in this Section 3.9 and Sections 3.10 and 3.11. The Contingent Payments

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

shall include the FDA Milestone Payment, the Sales Milestone Payment and the Sales/Profit Contingent Payments, as applicable, none of which Contingent Payments shall bear interest.
               (c) FDA Milestone Payment. Subject to the set-off rights of Parent and the Surviving Corporation pursuant to Section 3.11(h) and Article 9 hereof, Parent shall make a one-time Contingent Payment equal to the FDA Milestone Payment Amount if and only if the FDA Milestone is achieved on or before *** (the “FDA Milestone Payment”). The consideration to be paid by Parent to each of the Participating Rights Holders at the time specified in Section 3.11 in connection with the FDA Milestone Payment shall equal that portion of the FDA Milestone Payment Amount allocated to each such Participating Rights Holder pursuant to Sections 3.1 and 3.2.
               (d) Sales Milestone Payment. Subject to the Contingent Payment Termination Date and the set-off rights of Parent and the Surviving Corporation pursuant to Section 3.11(h) and Article 9 hereof, Parent shall make a one-time Contingent Payment (the “Sales Milestone Payment”) equal to the Sales Milestone Payment Amount following achievement of the Sales Milestone. The consideration to be paid by Parent to each of the Participating Rights Holders at the time specified in Section 3.11 in connection with the Sales Milestone Payment shall equal that portion of the Sales Milestone Payment Amount allocated to each such Participating Rights Holder pursuant to Sections 3.1 and 3.2.
               (e) Sales/Profit Contingent Payments. Subject to the Contingent Payment Termination Date and the set-off rights of Parent and the Surviving Corporation pursuant to Section 3.11(h) and Article 9 hereof, Parent shall make a Contingent Payment, with respect to the Worldwide Net Sales for the Sales Payment Product, the Worldwide Gross Profit for the Gross Profit Payment Product and the Worldwide Ancillary Gross Profit for the Contingent Payment Products, equal to the Sales/Profit Contingent Payment Amount for each Contingent Payment Year (each, a “Sales/Profit Contingent Payment” and collectively, the “Sales/Profit Contingent Payments”), in accordance with Section 3.11. The consideration to be paid by Parent to each of the Participating Rights Holders at the time specified in Section 3.11 in connection with each such Sales/Profit Contingent Payment shall equal that portion of the Sales/Profit Contingent Payment Amount for such Contingent Payment Year allocated to each such Participating Rights Holder pursuant to Sections 3.1 and 3.2.
               (f) Contingent Payments Not Certain. Each of Parent, the Company and the Equityholders’ Representative hereby acknowledge that the achievement of the FDA Milestone is uncertain and that Parent and its Affiliates may not achieve the FDA Milestone prior to the Contingent Payment Termination Date or at all, and it is therefore not assured that Parent will be required to pay the FDA Milestone Payment at all. Each of Parent, the Company and the Equityholders’ Representative hereby further acknowledge that the achievement of the Sales Milestone is uncertain and that Parent and its Affiliates may not achieve the Sales Milestone prior to the Contingent Payment Termination Date or at all, and it is therefore not assured that Parent will be required to pay the Sales Milestone Payment at all. Each of Parent, the Company and the Equityholders’ Representative hereby further acknowledge that the amount of Worldwide Net Sales for the Sales Payment Product and Worldwide Gross Profit for the Gross Profit Payment Product and the Worldwide Ancillary Gross Profit for the Contingent Payment Products, if any, that Parent and its Affiliates may generate during any one or more

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Contingent Payment Years is uncertain and that (i) Parent and its Affiliates may not generate any Worldwide Net Sales, Worldwide Gross Profit or Worldwide Ancillary Gross Profit with respect to any Contingent Payment Product in any Contingent Payment Year, and (ii) it is therefore not assured that Parent will be required to make any Sales/Profit Contingent Payments for any particular Contingent Payment Year, or at all.
               (g) Parent Discretion. Prior to the achievement of the FDA Milestone, Parent shall expend no less than *** in connection with research and development, pre-clinical and clinical testing, regulatory submissions and obtaining FDA or other regulatory approvals, in each case related to the LipoSonix Product. Subject to the foregoing sentence, Parent shall have sole and absolute discretion over all matters relating to the LipoSonix Product, the Sales Payment Product and the Gross Profit Payment Product from and after the Effective Time, including, but not limited to, any matter relating to the development, testing, regulatory submission, regulatory approval, manufacturing, marketing, sales, pricing, service or maintenance thereof, or the specific items on which the *** set forth in the prior sentence shall be expended. Furthermore, the Parties acknowledge that circumstances may exist that (i) delay or prevent the achievement of the FDA Milestone or the Sales Milestone or (ii) limit, reduce or otherwise negatively impact the amount of Worldwide Gross Profit, Worldwide Ancillary Gross Profit or Worldwide Net Sales with respect to any Contingent Payment Product, if any, that any member of the Buyer Group may generate during any one or more Contingent Payment Years, thereby eliminating, or reducing the amount of, the Sales/Profit Contingent Payments for any such Contingent Payment Year. Accordingly, nothing herein shall be deemed to be an agreement on the part of any member of the Buyer Group to achieve the FDA Milestone or the Sales Milestone or to generate any amount of Worldwide Gross Profit, Worldwide Ancillary Gross Profit or Worldwide Net Sales with respect to any Contingent Payment Product during any one or more Contingent Payment Years. Notwithstanding the foregoing, from and after the Effective Time, Parent shall, and shall cause each member of the Buyer Group to, not take any actions in bad faith, including in the marketing and sales of the Gross Profit Payment Product or the Sales Payment Product or the operation of the Surviving Corporation, that would reasonably be expected to have the purpose of avoiding or reducing any of the Contingent Payments hereunder. For the avoidance of doubt, however, and in consideration of the substantial amount of Merger Consideration to be paid to the Equityholders promptly after the Effective Time, and subject to the obligation to expend *** set forth in the first sentence of this Section 3.9(g), no member of the Buyer Group shall be required to use any level of effort (including but not limited to commercially reasonable efforts, reasonable efforts, best efforts, diligent efforts or reasonable best efforts) to achieve the FDA Milestone or the Sales Milestone or to generate any amount of Worldwide Gross Profit, Worldwide Ancillary Gross Profit or Worldwide Net Sales with respect to any Contingent Payment Product during any one or more Contingent Payment Years.
               (h) From time to time and at the reasonable request of the Equityholders’ Representative, Parent shall provide the Equityholders’ Representative with updates concerning the progress of the Company’s regulatory filings and strategy for achieving the FDA Milestone. In connection with these updates, Parent shall make available to the Equityholders’ Representative copies of any written communications to or from the FDA concerning the LipoSonix Product.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     Section 3.10 Maximum Aggregate Sales/Profit Contingent Payments. Parent shall not be required to make any Sales/Profit Contingent Payments once Parent has made Sales/Profit Contingent Payments equal to the Maximum Sales/Profit Contingent Amount. Upon distributing Sales/Profit Contingent Payments equal to the Maximum Sales/Profit Contingent Amount, Parent’s obligation to make any additional or future Sales/Profit Contingent Payments pursuant to Article 3 shall cease, and the rights of the Participating Rights Holders to receive any further Sales/Profit Contingent Payments shall terminate. To the extent that any provision of Section 3.9 would otherwise require Parent to make a Sales/Profit Contingent Payment resulting in Parent paying Sales/Profit Contingent Payments based on Sales/Profit Contingent Payment Amounts that, in the aggregate, exceed the Maximum Sales/Profit Contingent Amount, Parent shall be entitled to reduce such Sales/Profit Contingent Payment such that the Maximum Sales/Profit Contingent Amount is not exceeded, and no further Sales/Profit Contingent Payment shall be due or payable thereafter. For purposes of this Section 3.10, amounts off-set by Parent or the Surviving Corporation pursuant to Section 3.11(h) and Article 9 shall be included for purposes of determining under this Section 3.10 whether Parent has paid the Maximum Sales/Profit Contingent Amount. Notwithstanding anything herein to the contrary, Parent shall not be required to make, and the Participating Rights Holders shall not be entitled to receive, any further Sales/Profit Contingent Payments after the Contingent Payment Termination Date (except for the Sales/Profit Contingent Payment, if any, to be received by the Participating Rights Holders with respect to the Contingent Payment Year ending on the Contingent Payment Termination Date, which Sales/Profit Contingent Payment shall be made by Parent after the Contingent Payment Termination Date) in accordance with the provisions of Section 3.11.
     Section 3.11 Payment of Contingent Payments.
               (a) FDA Milestone Payment. On or prior to the thirtieth (30th) day following the achievement of the FDA Milestone, Parent shall deliver to each of the Participating Rights Holders that portion of the FDA Milestone Payment Amount allocated to such Participating Rights Holder pursuant to Sections 3.1 and 3.2; provided, however, that Parent shall not be required to make, and the Participating Rights Holders shall not be entitled to receive, the FDA Milestone Payment if the FDA Milestone is achieved after ***.
               (b) Sales/Profit Contingent Payment Amount Certificates. On or prior to the ninetieth (90th) day following the last day of each Contingent Payment Year, Parent shall deliver to the Equityholders’ Representative a certificate (each, a “Contingent Payment Certificate”), setting forth for such Contingent Payment Year (i) the amount of Worldwide Net Sales for the Sales Payment Product, Worldwide Gross Profit for the Gross Profit Payment Product and Worldwide Ancillary Gross Profit for the Contingent Payment Products, (ii) for the Gross Profit Payment Product, the number of units produced, the number of units sold, the average fully-loaded manufacturing cost per unit, and the average sales price per unit, (iii) for the Sales Payment Product, the number of units produced, the number of units sold, and the average sales price per unit, (iv) the unconsolidated revenue and gross profit of each entity within the Buyer Group that is derived from the LipoSonix Product, (v) an allocation of Worldwide Net Sales for the Sales Payment Product and Worldwide Gross Profit for the Gross Profit Payment Product from sales and an allocation of Worldwide Ancillary Gross Profit for the Contingent Payment Products from licensing, leasing and provision of services (each identified separately) by each member of the Buyer Group and (vi) Parent’s determination of the Sales/Profit

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Contingent Payment Amount, if any, for such Contingent Payment Year (including the calculation thereof, in reasonable detail).
               (c) Equityholders’ Representative Audit Rights. Parent hereby grants, and shall cause the other members of the Buyer Group to grant, the Equityholders’ Representative and its representatives and advisers, at the Equityholders’ Representative’s sole expense, the right, exercisable no more than once during each thirty (30) day period following the receipt by the Equityholders’ Representative of a Contingent Payment Certificate, subject to the execution of, and compliance with, a confidentiality agreement with Parent in substantially the form attached hereto as Exhibit 3.11(c) (which shall permit disclosure of information to the Equityholders’ Representative), to examine and have full access to the Buyer Group’s personnel, books of account and records of Worldwide Net Sales for the Sales Payment Product, Worldwide Gross Profit for the Gross Profit Payment Product or Worldwide Ancillary Gross Profit for the Contingent Payment Products for the applicable Contingent Payment Year with respect to which the most recent Contingent Payment Certificate has been delivered, as well as the immediately prior Contingent Payment Year, at the location of such records on prior written notice of at least ten (10) days, for the purpose of verifying and assessing the amount of Worldwide Net Sales for the Sales Payment Product, Worldwide Gross Profit for the Gross Profit Payment Product or Worldwide Ancillary Gross Profit for the Contingent Payment Products for such Contingent Payment Years (each such review shall be referred to herein as a “Contingent Payment Audit”). Notwithstanding the foregoing, absent fraud, willful misconduct, or the discovery (following the completion of any Contingent Payment Audit) of a material fact in existence at the time of such Contingent Payment Audit and not disclosed by Parent to the Equityholders’ Representative or its representatives in the course of conducting such Contingent Payment Audit, which material fact, if taken into account in the calculation of the applicable Sales/Profit Contingent Payment Amount, would have resulted in an increase in such Sales/Profit Contingent Payment Amount, the Equityholders’ Representative or its representatives shall not be permitted to review any records of Worldwide Net Sales, Worldwide Gross Profit or Worldwide Ancillary Gross Profit with respect to any Contingent Payment Product for any Contingent Payment Year for which a Contingent Payment Audit has previously been performed. For the purpose of conducting a Contingent Payment Audit, the Equityholders’ Representative may hire, at its expense, one or more auditors or attorneys of the Equityholders’ Representative’s choosing to assist in such examination; provided, that such auditors or attorneys have entered into confidentiality agreements with Parent in substantially the form attached hereto as Exhibit 3.11(c) (which shall permit disclosure of information to the Equityholders’ Representative). The Equityholders’ Representative and such representatives shall have access to all of the books, records and personnel required in the good faith judgment of the Equityholders’ Representative to perform any Contingent Payment Audit for a thirty (30) day period, beginning on the date on which access to substantially all of such books and records is first given to the Equityholders’ Representative. Nothing in this Section 3.11(c) shall be deemed to require any member of the Buyer Group to keep any books of account or records other than those which they maintain in the ordinary course of business in its usual and customary practice, to retain any such books of account or records for any period in excess of the period for which they retain such records in the ordinary course of business in their usual and customary practice, or to provide access to any books and records other than that specified above, and no presumption shall be made against any member of the Buyer Group as a result of the absence of any such books and records as a result of the disposition of any such books and records in the ordinary course of business after such

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

period as provided above; provided, however, that in no case shall any member of the Buyer Group dispose of such books of account or records with respect to a Contingent Payment Year earlier than the date one hundred eighty (180) days following the last day of the subsequent Contingent Payment Year or, if such Contingent Payment Year is the last Contingent Payment Year, one hundred eighty (180) days following the last day of such Contingent Payment Year; and, provided further, that once the Equityholders’ Representative gives notice of its intention to commence a Contingent Payment Audit with respect to a Contingent Payment Year or Contingent Payment Years, the Buyer Group shall keep and retain all books of account relating to Worldwide Net Sales for the Sales Payment Product, Worldwide Gross Profit for the Gross Profit Payment Product and Worldwide Ancillary Gross Profit for the Contingent Payment Products for the Contingent Payment Year or Contingent Payment Years for which such Contingent Payment Audit is being conducted that are identified in a request or requests from the Equityholders’ Representative with respect to the Sales/Profit Contingent Payment Amount for such Contingent Payment Year or Contingent Payment Years.
               (d) Dispute Notice. In the event that the Equityholders’ Representative does not agree with the Sales/Profit Contingent Payment Amount set forth on any Contingent Payment Certificate, the Equityholders’ Representative shall be entitled, during the period following delivery of such Contingent Payment Certificate and ending on the later of (i) ninety (90) days after delivery of such Contingent Payment Certificate and (ii) thirty (30) days following the completion of a Contingent Payment Audit commenced in connection with the delivery of such Contingent Payment Certificate (the “Dispute Period”), to give Parent written notice (a “Dispute Notice”) of such disagreement. In the event that the Equityholders’ Representative does not deliver a Dispute Notice during the Dispute Period, the Sales/Profit Contingent Payment Amount set forth on such Contingent Payment Certificate shall irrevocably be deemed to be the final Sales/Profit Contingent Payment Amount for such Contingent Payment Year and all purposes of this Agreement, absent fraud and willful misconduct.
               (e) Agreed Contingent Payment. In the event that the Equityholders’ Representative delivers a Dispute Notice within the Dispute Period, the Equityholders’ Representative and Parent shall for a period of not less than thirty (30) days after delivery of the Dispute Notice attempt in good faith to resolve the Sales/Profit Contingent Payment Amount that is in dispute (the “Disputed Contingent Payment Amount”), and mutually determine any adjustments to such Sales/Profit Contingent Payment Amount (the “Agreed Contingent Payment Amount”). Parent and the Equityholders’ Representative shall, subject to the execution of a confidentiality agreement in substantially the form attached hereto as Exhibit 3.11(c), provide each other with such information, records and material kept in the ordinary course of business in such party’s possession and which such party may disclose without violating confidentiality obligations to third parties, as is reasonably necessary and appropriate in attempting to resolve such Disputed Contingent Payment Amount, including the delivery of a copy to the Equityholders’ Representative of any such information, records and material, to the extent then available, that was used to calculate the amount of Worldwide Net Sales for the Sales Payment Product, Worldwide Gross Profit for the Gross Profit Payment Product, Worldwide Ancillary Gross Profit for the Contingent Payment Products and the Sales/Profit Contingent Payment Amount set forth on each relevant Contingent Payment Certificate. If the final Agreed Contingent Payment Amount determined pursuant to this Section 3.11(e) is greater than the Sales/Profit Contingent Payment Amount set forth on the relevant Contingent Payment

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Certificate by an amount equal to more than $1,000,000, Parent shall pay all of the reasonable out-of-pocket costs and expenses actually incurred by the Equityholders’ Representative in connection with such Contingent Payment Audit.
               (f) Arbitration of Disputes. In the event that no agreement can be reached by the Equityholders’ Representative and Parent as to the calculation of the Disputed Contingent Payment Amount within ninety (90) days after delivery of a Dispute Notice and such disagreement relates only to the amount of Worldwide Net Sales for the Sales Payment Product, Worldwide Gross Profit for the Gross Profit Payment Product or Worldwide Ancillary Gross Profit for the Contingent Payment Products, then, pursuant to this Section 3.11(f), either party shall have the right to submit the Disputed Contingent Payment Amount to arbitration by the Los Angeles, California office of one (1) of the following entities or their respective successors, or such other accountants as the Equityholders’ Representative and Parent may mutually agree, so long as such entity or its successors is not the principal regularly-engaged outside accountant to Parent or the Company or any auditor that may have assisted the Equityholders’ Representative in any Contingent Payment Audit: Deloitte & Touche LLP, KPMG, Ernst & Young LLP, PricewaterhouseCoopers, BDO Seidman, LLP, Grant Thornton LLP, or any successor entity to the foregoing (individually, an “Accountant,” and collectively, the “Accountants”). The Equityholders’ Representative and Parent shall jointly select which of the Accountants will perform the calculation within thirty (30) days after the Equityholders’ Representative and Parent determine that they are unable to settle the amount independently; provided, that in the event that the Equityholders’ Representative and Parent are unable to agree upon the Accountant to perform such calculation within such thirty (30) day period, then each of the Equityholders’ Representative and Parent shall select one of the Accountants and such Accountants shall jointly select a third Accountant to perform such calculation; provided, that any Accountant consulted or selected in accordance with this sentence shall enter into a confidentiality agreement with Parent in substantially the form attached hereto as Exhibit 3.11(c). The Accountant selected in accordance with the foregoing sentence shall be responsible for the determination of the Disputed Contingent Payment Amount (the “Appraiser”). The engagement and charge of the Appraiser shall be limited to determining the Worldwide Net Sales, Worldwide Gross Profit and Worldwide Ancillary Gross Profit of any identified Contingent Payment Product for the applicable Contingent Payment Year used to calculate the Disputed Contingent Payment Amount, and the Appraiser shall not be entitled to determine whether any products sold by Parent or its Affiliates are Gross Profit Payment Products or Sales Payment Products for purposes of this Agreement or any other matter (and any dispute with respect thereto shall be resolved in accordance with Section 11.8). The Appraiser shall determine the Disputed Contingent Payment Amount within the limitations set forth above within ninety (90) days after the date of such Appraiser’s engagement and the Appraiser shall be provided with such information and records, which may include on-site access and access to personnel, relating to such dispute as it may reasonably request. Any Disputed Contingent Payment Amount determined by an Appraiser in accordance with this Section 3.11(f) shall be deemed to be the final Sales/Profit Contingent Payment Amount for the applicable Contingent Payment Year for all purposes of this Agreement. The fees and expenses of the Appraiser shall be paid by the Equityholders’ Representative, provided, that if the final Sales/Profit Contingent Payment Amount determined by the Appraiser in any examination conducted pursuant to this Section 3.11(f) is greater than the Sales/Profit Contingent Payment Amount set forth on the relevant Contingent Payment Certificate by an amount equal to more than $1,000,000, then

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Parent shall pay all of the fees and expenses of the Appraiser and all reasonable out-of-pocket costs and expenses actually incurred by the Equityholders’ Representative in connection with any Contingent Payment Audit.
               (g) Final Calculation and Payment of Sales/Profit Contingent Payment and Sales Milestone Payment. With respect to any Sales/Profit Contingent Payment Amount for any Contingent Payment Year:
                    (i) In the event the Equityholders’ Representative does not deliver a Dispute Notice with respect to the Sales/Profit Contingent Payment Amount set forth on the Contingent Payment Certificate delivered for such Contingent Payment Year within the Dispute Period, or the Equityholders’ Representative delivers to Parent a written notice informing Parent of its agreement with the Sales/Profit Contingent Payment Amount set forth on such Contingent Payment Certificate, the Sales/Profit Contingent Payment Amount set forth in the relevant Contingent Payment Certificate shall irrevocably be deemed to be the final such Sales/Profit Contingent Payment Amount for such Contingent Payment Year for all purposes of this Agreement, absent fraud and willful misconduct, and Parent shall, within ten (10) days after such determination, pay the amounts required to be paid based on such Sales/Profit Contingent Payment Amount and, if the Sales Milestone has also been achieved during such Contingent Payment Year, the Sales Milestone Payment Amount to the Participating Rights Holders pursuant to Sections 3.1 and 3.2 and subject to Section 3.11(h).
                    (ii) In the event that the Equityholders’ Representative delivers a Dispute Notice pursuant to Section 3.11(d) with respect to a Sales/Profit Contingent Payment Amount, and Parent and the Equityholders’ Representative shall mutually determine the Agreed Contingent Payment Amount, then the Agreed Contingent Payment Amount shall irrevocably be deemed to be the final such Sales/Profit Contingent Payment Amount for such Contingent Payment Year for all purposes of this Agreement, absent fraud and willful misconduct, and Parent shall, within ten (10) days after such Agreed Contingent Payment Amount is determined, pay the amounts required to be paid based on such Sales/Profit Contingent Payment Amount and, if the Sales Milestone has also been achieved during such Contingent Payment Year, the Sales Milestone Payment Amount to the Participating Rights Holders pursuant to Sections 3.1 and 3.2 and subject to Section 3.11(h).
                    (iii) In the event that the final Sales/Profit Contingent Payment Amount for such Contingent Payment Year is determined by an Appraiser pursuant to Section 3.11(f) above, then Parent shall, within ten (10) days after such determination, pay the amounts required to be paid based on such Sales/Profit Contingent Payment Amount and, if the Sales Milestone has also been achieved during such Contingent Payment Year, the Sales Milestone Payment Amount to the Participating Rights Holders pursuant to Sections 3.1 and 3.2 and subject to Section 3.11(h).
                    (iv) The determination of any Sales/Profit Contingent Payment Amount and Sales Milestone Payment pursuant to Sections 3.11(g)(i)-(iii) shall, in the absence of fraud and willful misconduct, be conclusive, and in the absence of fraud and willful misconduct, Parent and the Surviving Corporation, and their Affiliates and Subsidiaries, the Equityholders’ Representative and Appraiser shall each be free from any and all liability

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

resultant from such determination except as expressly set forth herein. Furthermore, Parent shall not be required to make, and the Participating Rights Holders shall not be entitled to receive, the Sales Milestone Payment if the Sales Milestone is achieved after the Contingent Payment Termination Date.
               (h) Unilateral Right of Set-Off. Subject to the express limitations and procedures set forth in Article 9 hereof, the obligation of Parent and the Surviving Corporation to make any Contingent Payment shall be qualified by the right of Parent and the Surviving Corporation to reduce the amount of any one or more of (i) the Sales Milestone Payment Amount, (ii) the FDA Milestone Payment Amount or (iii) the Sales/Profit Contingent Payment Amount for any Contingent Payment Year, by the amount of any Losses actually incurred or suffered, or more likely than not to be incurred or suffered, by Parent or the Surviving Corporation for which Parent or the Surviving Corporation is entitled to indemnification pursuant to Article 9, but in no event shall such Contingent Payments be reduced by more than an aggregate of *** with respect to all Contingent Payments hereunder; provided, that (x) the right of Parent and the Surviving Corporation to reduce any Contingent Payment pursuant to this Section 3.11(h) is subject to the limitations, notice requirements and procedures set forth in Article 9, including Section 9.4 and Sections 9.7 through 9.11, and (y) with respect to Losses more likely than not to be incurred or suffered with respect to any Third Party Claim, such amount shall not exceed the amount stated in any notice provided by Parent of such Claim in accordance with Article 9. In the event that (A) Parent sets off the amount of any Contingent Payment by the amount of any Losses that have not been, at the time such Contingent Payment is made, incurred by Parent or (B) the Equityholders’ Representative objects to a Claim as set forth in Section 9.11, and it is later finally determined that the full amount of such Losses will not be incurred by Parent, or the applicable Parent Indemnified Person is not entitled to indemnification pursuant to Article 9 with respect to any portion of such Losses, as the case may be, then, following such determination, Parent shall either, in its discretion and subject to the Maximum Sales/Profit Contingent Amount, (i) increase the next Contingent Payment to be made by Parent by the amount, without interest, of such prior reduction attributable to such Losses that will not be incurred by Parent (or for which the applicable Parent Indemnified Person is not entitled to indemnification), or (ii) pay to the Participating Rights Holders, promptly after such determination and without interest, the amount of the prior reduction attributable to such Losses that will not be incurred by Parent (or for which the applicable Parent Indemnified Person is not entitled to indemnification) in the form of an additional Contingent Payment that is otherwise paid in accordance with the terms of this Agreement. Subject to Section 9.13, Parent and the Surviving Corporation shall have no right to set-off or reduce the amount of any Contingent Payment otherwise required to be paid pursuant to this Section 3.11 except as is expressly set forth in this Section 3.11(h).
               (i) No Security. The Parties understand and agree that (a) the contingent rights to receive any Contingent Payment will not be represented by any form of certificate, are not transferable, except by operation of Laws relating to descent and distribution, divorce and community property, and do not constitute an equity or ownership interest in Parent or the Surviving Corporation, (b) no Equityholder shall have any rights as a security holder of the Surviving Corporation or Parent as a result of such Equityholder’s contingent right to receive any Contingent Payment hereunder and (c) no interest is payable with respect to any Contingent Payment.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

               (j) Contingent Payments Not Royalties. The Contingent Payments provided for pursuant to this Article 3 are provided as a result of bona fide difficulties in determining the present value of the Company. The Contingent Payments represent (and shall be reported by Parent as) additional consideration for the Company Stock and are not intended to be royalty payments. Parent agrees that Contingent Payments to Stockholders will be reported by Parent as deferred payments subject to installment sale treatment under Section 453 of the Code (and will be reported by Parent in part as payments of interest pursuant to Section 483 or Section 1274 of the Code).
     Section 3.12 Mandatory Prepayment.
               (a) If, prior to second anniversary of the Closing:
                    (i) Parent (or a Subsidiary thereof) shall cease to own a majority of the outstanding voting securities of the Surviving Corporation (or of any other Subsidiary of Parent that is engaged in developing, manufacturing, marketing or selling the LipoSonix Product (a “Successor Subsidiary”)); or
                    (ii) Parent or any of its Subsidiaries shall, in one or a series of transactions, sell, license or transfer to any Person all or substantially all of the Intellectual Property used in developing, marketing or selling the LipoSonix Product to any Person;
then in each such case Parent shall promptly pay an amount equal to difference between (x) $150,000,000 and (y) the aggregate amount, if any, previously paid by Parent pursuant to Section 3.11 to the Participating Rights Holders in accordance with Sections 3.1 and 3.2 and subject to Section 3.11(h), and upon such payment, Parent shall have no further obligation to make any further Contingent Payments pursuant to this Agreement.
               (b) If, on or after the second anniversary of the Closing and prior to the Contingent Payment Termination Date:
                    (i) Parent (or a Subsidiary thereof) shall cease to own a majority of the outstanding voting securities of the Surviving Corporation (or of any Successor Subsidiary); or
                    (ii) Parent or any of its Subsidiaries shall, in one or a series of transactions, sell, license or transfer to any Person all or substantially all of the Intellectual Property used in developing, marketing or selling the LipoSonix Product to any Person;
then in each such case Parent shall promptly pay an amount (the “Mandatory Prepayment Amount”) equal to the product of (x) *** multiplied by (y) the amount by which the aggregate proceeds received by Parent as a result of the transaction set forth in clause (b)(i) or (b)(ii) above exceeds the Parent Net Investment; provided, however, that under no circumstances shall such amount exceed *** of the amount equal to the difference between (1) $150,000,000 and (2) the aggregate amount, if any, previously paid by Parent pursuant to Section 3.11 to the Participating Rights Holders in accordance with Sections 3.1 and 3.2 and subject to Section 3.11(h).

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

               (c) For purposes of this Section 3.12, “Parent Net Investment” shall mean an amount equal to (A) $150,000,000 plus (B) the aggregate out-of-pocket expenditures by Parent and any of its Subsidiaries for costs related to research and development, pre-clinical and clinical testing, regulatory submissions and FDA or other regulatory approvals with respect to the LipoSonix Product, plus (C) the investment (net of any returns) by Parent into the Surviving Corporation for the operation of the Surviving Corporation with respect to the LipoSonix Product, plus (D) an amount equal to the amount of interest that Parent would have realized if Parent had invested all of the amounts set forth in clauses (A) through (C) of this sentence at a rate of 6% per annum, minus (E) the fair market value of any assets retained by Parent in an asset sale under clause (b)(ii) above.
               (d) Any Person acquiring a majority of the outstanding voting securities of the Surviving Corporation in a transaction described in clause (b)(i) of this Section 3.12 or all or substantially all of the Intellectual Property used in developing, marketing or selling the LipoSonix Product in a transaction described in clause (b)(ii) of this Section 3.12, as the case may be, shall explicitly assume the obligations to make the Contingent Payments as set forth in this Agreement, in writing, and shall agree to be bound by and to comply with the terms and conditions set forth in this Agreement. Upon and following payment of the Mandatory Prepayment Amount pursuant to Section 3.12(b) and the express assumption referred to in the preceding sentence, (i) Parent shall have no further obligation to make any further Contingent Payments pursuant to this Agreement and (ii) the amount of each further Contingent Payment required to be made hereunder (before giving effect to any reduction pursuant to Section 3.11(h)) shall be multiplied by an amount equal to (x) 1 minus (y) the quotient of (A) the Mandatory Prepayment Amount divided by (B) the amount equal to $150,000,000 minus the aggregate amount, if any, previously paid by Parent pursuant to Section 3.11 to the Participating Rights Holders in accordance with Sections 3.1 and 3.2.
ARTICLE 4
REPRESENTATIONS AND
WARRANTIES OF THE COMPANY
     The Company hereby represents and warrants to Parent and Merger Sub as follows (it being understood that each representation and warranty contained in this Article 4 is subject to: (a) the exceptions and disclosures set forth in the section or subsection of the Company Disclosure Schedule corresponding to the particular section or subsection in this Article 4 in which such representation and warranty appears; (b) any exceptions or disclosures explicitly cross-referenced in such section or subsection of the Company Disclosure Schedule by reference to another section or subsection of the Company Disclosure Schedule); and (c) any exceptions or disclosures set forth in any other section of subsection of the Company Disclosure Schedule to the extent it would be clear to a reasonable person that the disclosure contained in such section or subsection should qualify such non-referenced representation or warranty without the necessity of repetitive disclosure or cross-reference):

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     Section 4.1 Organization and Qualification.
               (a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all the requisite power and authority necessary to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, waivers, qualifications, certificates, Orders and approvals (collectively, “Approvals”) necessary to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to possess any such Approval would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction (including any applicable non-U.S. jurisdiction) where the character of the assets or properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.
               (b) The Company has no Subsidiaries and does not control, directly or indirectly, or have any direct or indirect equity participation or similar interest (or right convertible into any such interest) in any corporation, partnership, limited liability company or other entity or business association. The Company is not a participant in any joint venture or similar arrangement.
     Section 4.2 Charter and Bylaws. The Company has heretofore provided to Parent true and complete copies of the Charter and Bylaws, as modified, supplemented, amended or restated. Such Charter and Bylaws are in full force and effect, and no other organizational documents are applicable to or binding upon the Company. Neither the Charter nor the Bylaws prohibits the holders of Company Stock from validly acting by written consent in lieu of a meeting.
     Section 4.3 Capitalization.
               (a) The authorized capital stock of the Company consists of 28,876,120 shares of Common Stock and 20,830,520 shares of Preferred Stock, of which 1,573,033 shares have been designated “Series A Convertible Preferred Stock”, 7,324,104 shares have been designated “Series B Convertible Preferred Stock”, 574,713 shares have been designated “Series B-2 Convertible Preferred Stock” and 11,358,670 shares have been designated “Series C Convertible Preferred Stock”. As of the date hereof, (i) 4,388,964 shares of Common Stock were issued and outstanding and 3,312,264 shares of Common Stock were duly reserved for future issuance pursuant to Stock Options outstanding as of the date hereof and awarded pursuant to the Stock Option Plans, (ii) 1,573,033 shares of Series A Convertible Preferred Stock were issued and outstanding, (iii) 7,147,485 shares of Series B Convertible Preferred Stock were issued and outstanding and 176,619 shares of Series B Convertible Preferred Stock were duly reserved for future issuance pursuant to Warrants outstanding as of the date hereof (iv) 574,713 shares of Series B-2 Convertible Preferred Stock were issued and outstanding, (v) 10,927,634 shares of Series C Convertible Preferred Stock were issued and

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

outstanding and 431,033 shares of Series C Convertible Preferred Stock were duly reserved for future issuance pursuant to Warrants outstanding as of the date hereof and (vi) no shares of Company Stock were owned beneficially or of record by the Company. As of the date hereof and immediately prior to the Effective Time, each share of Preferred Stock is and will be convertible into one share of Common Stock. Section 4.3(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a correct and complete list of the name and address of each holder of Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series B-2 Convertible Preferred Stock and Series C Convertible Preferred Stock and the number of shares of stock of each such class or series held by such holder. No share of Company Stock is held in the treasury of the Company. None of the outstanding shares of Company Stock is subject to, nor was it issued in violation of, any purchase option, call option, right of first refusal or offer, voting trust or similar arrangement, preemptive right, subscription right or any similar right. Except as set forth above, no shares of voting or non-voting capital stock, other equity interests, or other securities with voting rights of the Company are issued, reserved for issuance or outstanding. All Stock Options were granted in accordance with the Stock Option Plans, all Warrants were duly authorized and validly issued and all Convertible Notes were duly authorized and validly issued. Section 4.3(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a correct and complete list of each Stock Option, Warrant, Convertible Note and any other security convertible, exchangeable or exercisable into or right to purchase Company Stock or other capital stock of the Company, if any, outstanding, together with the name and address of the holder thereof, the number of shares of Company Stock or any other capital stock of the Company subject to such Stock Option, Warrant, Convertible Note, security or right, the extent to which such Stock Option, Warrant, Convertible Note, security or right is vested, exercisable and/or convertible, the date of grant or issuance, the exercise and/or conversion price (and, in the case of Stock Options, whether such option is a non-qualified stock option or an incentive stock option), and the expiration date of each such Stock Option, Warrant, Convertible Note, security and right, and the total number of such Stock Options, Warrants, Convertible Notes, securities and rights. There are no Stock Options convertible, exchangeable or exercisable into any class or series of stock other than Common Stock. All Stock Options granted under the 2001 Stock Option Plan and the 2004 Stock Option Plan and 50% of the Stock Options granted under the 2008 Stock Option Plan will vest immediately prior to the Effective Time without any further action by the holders of such Stock Options pursuant to and in accordance with the terms of such Stock Options and the applicable Stock Option Plans. Other than the portion of the Merger Consideration described in Section 3.2, no Stock Option shall entitle the holder thereof to receive anything after the Effective Time in respect of such security. No Unvested Stock Option or Warrant shall entitle the holder thereof to receive any consideration at or at any time after the Effective Time in respect of such Unvested Stock Option or Warrant. All outstanding shares of Company Stock have been and are, and all shares of Company Stock which may be issued upon the exercise and/or conversion of Stock Options, Warrants and/or Convertible Notes will be, (i) duly authorized, validly issued, fully paid and nonassessable, (ii) issued in compliance with all applicable state and federal Laws concerning the issuance of securities, and (iii) not subject to any purchase option, call option, right of first refusal or offer, voting trust or similar arrangement, preemptive right, subscription right or similar right. Except for the Convertible Notes, there are no bonds, debentures, notes or other Indebtedness of the Company with voting rights (or convertible into, or exchangeable for, securities with voting rights) on any matters. All

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

recapitalizations, splits, combinations and the like (including those splits identified in Section 4.3(a) of the Company Disclosure Schedule) of the Company Stock have been effected in accordance with the Charter, the Bylaws and the DGCL. By virtue of the Merger and the terms of the Warrants, and without any action on the part of Parent, Merger Sub, the Company or the holders of Warrants (other than applicable notice requirements), each Warrant outstanding immediately prior to the Effective Time and not converted, exchanged or exercised, shall be cancelled, extinguished and terminated at the Effective Time without any right to receive any consideration at or at any time after the Effective Time in respect of such Warrant.
               (b) Except as identified in Section 4.3(a) of the Company Disclosure Schedule, there are no outstanding securities, interests, options, warrants, calls, rights, convertible or exchangeable securities or Contracts or obligations of any kind (contingent or otherwise) to which the Company is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, interest, option, warrant, call, right or Contract. Except as set forth in Section 4.3(b) of the Company Disclosure Schedule, there are no outstanding obligations of the Company (contingent or otherwise) to repurchase, redeem or otherwise acquire any shares of capital stock or other securities (or options or warrants to acquire any such interests) of the Company. There are no outstanding or authorized stock-appreciation rights, registration rights (including piggyback rights), rights of first offer, stock-based performance units, “phantom” stock rights or other Contracts or obligations of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance or other attribute of the Company or its business or assets or calculated in accordance therewith other than royalties payable under licenses listed in Section 4.3(b) of the Company Disclosure Schedule (collectively, “Stock-Based Rights”) or to cause the Company to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or which otherwise relate to the registration of any securities of the Company. Except as set forth in Section 4.3(b) of the Company Disclosure Schedule, there are no voting trusts, proxies, stockholder agreements or other Contracts of any character to which the Company or, to the Knowledge of the Company, any of its Equityholders is a party or by which any of them is bound with respect to the issuance, holding, purchase, acquisition, voting or disposition of any shares of capital stock or similar interests of the Company.
               (c) The Convertible Notes have been duly authorized and are validly issued by the Company and are binding obligations of the Company. As of the date hereof and immediately prior to the Effective Time, the Convertible Notes are not convertible into any class or series of Company Stock. No unconverted Convertible Note shall entitle the holder thereof to receive any consideration at or at any time after the Effective Time in respect of such Convertible Note other than any amounts set forth on the Payout Schedule.
     Section 4.4 Authority; Enforceability. The Company has all necessary corporate power and authority to execute and deliver this Agreement, the Related Agreement and each other instrument and document required to be executed and delivered by it at or prior to the Closing, and, subject to obtaining the Stockholder Approvals, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and the Related Agreement, the

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby, including the Merger, have been approved by the Company’s Board of Directors, duly and validly authorized by all necessary action and no other proceedings on the part of the Company or its Equityholders (other than the Stockholder Approvals in the case of this Agreement and the Merger) are necessary to authorize this Agreement or the Related Agreement or to perform the Company’s obligations hereunder or thereunder or to consummate the transactions so contemplated. Each of this Agreement and the Related Agreement has been duly and validly executed and delivered by the Company, or will be duly and validly executed and delivered by the Company at or prior to Closing, and assuming the due authorization, execution and delivery thereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     Section 4.5 Required Vote. The Board of Directors of the Company has, at a meeting duly called and held prior to the execution and delivery of this Agreement, unanimously (a) determined that this Agreement, the Related Agreement and the transactions contemplated hereby and thereby, including the Merger, are advisable and in the best interests of the Company and the Stockholders; (b) adopted and approved this Agreement and the Related Agreement; (c) approved the Merger and the other transactions contemplated under this Agreement and the Related Agreement; (d) adopted and approved the Charter Amendment; (e) directed that this Agreement and the transactions contemplated hereby, including the Merger, and the Charter Amendment be submitted to the Stockholders entitled to vote on such matters for consideration and approval by written consent in accordance with the DGCL; and (f) resolved to recommend and recommended the approval of this Agreement and the transactions contemplated hereby, including the Merger, and the Charter Amendment by the Stockholders in accordance with the DGCL. The affirmative vote or affirmative action by written consent of (x) holders of at least a majority of the outstanding shares of Common Stock and Preferred Stock, voting or acting by written consent as a single class, with each share of Common Stock entitled to one vote per share and each holder of outstanding shares of Preferred Stock entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are then convertible under the Charter and (y) holders of not less than 50% of the outstanding shares of Preferred Stock, voting or acting by written consent together as a single class, and (z) holders of not less than 50% of the outstanding shares of each of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series B-2 Convertible Preferred Stock and Series C Convertible Preferred Stock, each voting separately or acting separately by written consent as a single class (collectively, the “Stockholder Approvals”) are the only votes, approvals, consents or other actions of the Company or the holders of any class or series of Company Stock necessary to authorize and adopt the Charter Amendment, this Agreement, the Merger and the other transactions contemplated hereby and to consummate the Merger. Due execution and delivery of the Stockholder Consent and Agreement, in the form attached hereto as Exhibit 4.5, by Stockholders holding at least the amounts of Common Stock or Preferred Stock, as applicable, set forth in the immediately preceding sentence shall be sufficient to constitute the Stockholder Approvals. After receipt of the Stockholder Approvals, no vote, approval or other action on the part of any holder of any capital stock or other security of the

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Company is required to approve or adopt the Charter Amendment, this Agreement, the Related Agreement, the Merger and the other transactions contemplated hereby and thereby and to perform the Company’s obligations hereunder and thereunder and to consummate the Merger. No vote, consent, approval or authorization is required by the holders of Stock Options, Warrants or Convertible Notes to approve, authorize and adopt the Charter Amendment, this Agreement, the Related Agreement, the Merger or the other transactions contemplated hereby and thereby or to consummate the Merger.
     Section 4.6 No Conflict; Required Filings and Consents.
               (a) The execution and delivery by the Company of this Agreement, the Related Agreement and each other instrument and document required by this Agreement, including the Charter Amendment, to be executed and delivered by the Company do not, and the performance of this Agreement, the Related Agreement and each other instrument and document required by this Agreement to be executed and delivered by the Company, shall not, (i) conflict with or violate the Charter or Bylaws, (ii) conflict with or violate any voting trusts, proxies, stockholder agreements or other Contracts of any character to which the Company or, to the Knowledge of the Company, any of the Equityholders is a party or by which any of them is bound with respect to the issuance, holding, purchase, acquisition, voting or disposition of any shares of capital stock or similar interests of the Company, (iii) subject to the filings and other matters referred to in Section 4.6(b), conflict with or violate in any respect any Law or Order, in each case applicable to the Company, or by which its properties, rights or assets is bound or affected, or (iv) except as set forth in Section 4.6(a) of the Company Disclosure Schedule result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company’s rights or alter the rights or obligations of any party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the termination of any Material Contract or in the creation of a Lien on any of the properties, rights or assets of the Company pursuant to any bond, indenture, Contract, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or its properties, rights or assets is bound or affected.
               (b) The execution and delivery by the Company of this Agreement, the Related Agreement and each other instrument and document required by this Agreement, including the Charter Amendment, to be executed and delivered by the Company at or prior to the Closing do not, and the performance of this Agreement, the Related Agreement and any instrument required by this Agreement to be executed and delivered by the Company at or prior to the Closing, shall not, require the Company to, except as set forth in Section 4.6(b) of the Company Disclosure Schedule, obtain any Approval of any Person, observe any waiting period imposed by, or make any filing with or notification to, any Governmental Authority, except for (i) compliance with any applicable requirements of the pre-merger notification requirements of the HSR Act, and any applicable Foreign Competition Laws, (ii) the Stockholder Approvals, (iii) the filing and effectiveness of the Charter Amendment in accordance with the DGCL and (iv) the filing and effectiveness of the Certificate of Merger in accordance with the DGCL.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     Section 4.7 Material Contracts.
               (a) Section 4.7(a)-1 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list, and if oral, an accurate and complete summary, of all Contracts to which the Company is a party or by which its properties, rights or assets are bound which are material to the Company or the operation of its business as conducted or as planned by the Company to be conducted as of the date hereof (collectively, together with those entered into after the date hereof and those contracts required to be listed pursuant to this Section 4.7(a), whether or not listed on Section 4.7(a)-1 of the Company Disclosure Schedule, “Material Contracts”), including, without limitation, the following Contracts:
                    (i) employment Contracts, consulting Contracts or sales and distributor Contracts with any employee, consultant, sales representative, distributor or other agent of the Company (other than offer letters with employees providing for “at will” employment with the Company with no obligation to pay severance), and all severance, change in control or similar Contracts with any current or former Stockholder, director, officer, employee, consultant, sales representative, distributor or other agent, or any member of their immediate family or any Affiliate of the Company that would result in any obligation (absolute or contingent) of the Company to make any payment to any current or former Stockholder, director, officer, employee, consultant, sales representative, distributor or other agent, or any member of their immediate family or any Affiliate of the Company following either the consummation of the transactions contemplated hereby or by the Related Agreement, termination of employment (or the relevant relationship), or both;
                    (ii) labor or collective bargaining Contracts (if any);
                    (iii) Contracts for pre-clinical, testing, clinical or marketing trials relating to the Company’s Products and Contracts with physicians, hospitals, clinics or other healthcare providers, or other scientific or medical advisors;
                    (iv) any Contract reasonably likely to involve revenues, receipts, expenditures or liabilities in excess of $30,000 per annum or $50,000 in the aggregate, which is not cancelable by the Company (without penalty, cost or other liability) upon thirty (30) days’ notice;
                    (v) promissory notes, credit agreements, loans, indentures, evidences of Indebtedness or other instruments and Contracts relating to the borrowing or lending of money, whether as borrower, lender or guarantor, in each case, relating to Indebtedness or obligations in excess of $50,000;
                    (vi) any interest rate swaps, caps, floors or option Contracts or any other interest rate risk management arrangement or foreign exchange Contracts;
                    (vii) Contracts containing any provision limiting in any respect the freedom of the Company or any of its Affiliates (or which after the Effective Time purport to limit or would limit the freedom of Parent, the Surviving Corporation or any of their respective Subsidiaries or Affiliates) to engage in any line of business, to develop, market or distribute Products or services, to compete with any Person, to operate at any location in the world or to

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

change sales quotas or targets under any Contracts with distributors, sales representatives, or other agents;
                    (viii) joint venture or partnership agreements or joint development, distribution or similar Contracts pursuant to which any third party is entitled or obligated to develop or distribute any Products or provide any services on behalf of the Company or pursuant to which the Company is entitled or obligated to develop, manufacture, supply, process, produce or distribute any Products or provide any services on behalf of any third party;
                    (ix) any Contract that is primarily a guarantee, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or Indebtedness of any other Person (except for Contracts in the ordinary course of business or standard agreements with end users and business partners);
                    (x) any currently effective Contract, or any Contract that has expired or been terminated which has surviving provisions, providing for indemnification of any Person with respect to liabilities relating to any current or former business of the Company or any predecessor Person;
                    (xi) any Contract with any Governmental Authority or with any labor union;
                    (xii) all outstanding powers of attorney empowering any Person to act on behalf of the Company;
                    (xiii) Contracts for the acquisition, directly or indirectly (by merger or otherwise) of assets (whether tangible or intangible), including any capital stock of another Person, for consideration in excess of $50,000;
                    (xiv) Contracts involving the issuance or repurchase of any capital stock or other equity interest of the Company, other than with respect to the issuance of Company Stock upon exercise, conversion and/or exchange of Stock Options, Warrants and Convertible Notes listed in Section 4.3(a) of the Company Disclosure Schedule;
                    (xv) performance or payment guarantees, keep well arrangements and other similar credit support obligations or arrangements;
                    (xvi) leases or subleases in respect of (A) any Real Property or (B) any material rights, assets or property;
                    (xvii) Contracts under which (A) the Company has granted exclusive or non-exclusive rights or (B) another party processes, produces or manufactures, or will process, produce or manufacture, Products;
                    (xviii) Contracts concerning Intellectual Property, including any agreements described in Sections 4.19(i) and 4.19(l) of this Agreement;

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                    (xix) Contracts which would be “material contracts” under Rule 601 of Regulation S-K of the United States Securities and Exchange Commission or which are otherwise material to the Company or the operation of its business as conducted and as planned by the Company as of the date hereof to be conducted;
                    (xx) stockholders’ rights plan or agreement, “poison pill” or similar plan or Contract;
                    (xxi) any settlement agreement entered into within the last three (3) years;
                    (xxii) Contracts for the conduct of research; and
                    (xxiii) Contracts with customers, suppliers and distributors involving amounts in excess of $10,000.
               (b) Except as set forth in Section 4.7(b)-1 of the Company Disclosure Schedule, true and complete copies of all Material Contracts have been provided to Parent by the Company. Section 4.7(b)-2 of the Company Disclosure Schedule separately sets forth a true and complete list of all Contracts that would purport to bind Parent or any of its Affiliates (other than the Company) following the consummation of the Merger or as a result of the execution and delivery of this Agreement or the Related Agreement.
               (c) Except as set forth in Section 4.7(c)-1 of the Company Disclosure Schedule, other than Material Contracts that have terminated or expired in accordance with their terms, each Material Contract is in full force and effect, is a valid and binding obligation of the Company and of each other party thereto and is enforceable against the Company and against each other party thereto, and such Material Contracts will continue to be (i) valid, binding and enforceable against the Company and, to the Knowledge of the Company, of each other party thereto, and (ii) in full force and effect immediately following the consummation of the transactions contemplated hereby, with no alteration or acceleration or increase in fees or liabilities, payments, obligations or burdens. The Company is not alleged to be and, to the Knowledge of the Company, no other party is or is alleged to be in, or has received notice of any, default under, or breach or violation of, any Material Contract and, to the Knowledge of the Company, no event has occurred which, with the giving of notice or passage of time or both, would constitute such a default, breach or violation and the Company has no reasonable basis for suspecting that any such default, breach or violation exists or will be forthcoming. No break-up or other similar fee is due or owing by the Company in connection with any prior negotiations, discussions or arrangements regarding any transaction, similar to the Merger or otherwise, or other Contract. Except as set forth in Section 4.7(c)-2 of the Company Disclosure Schedule, the Company is not currently involved, nor has it been involved since December 31, 2007, in any dispute with any counterparty to any Material Contract, and the Company has not received written or, to the Company’s Knowledge, oral notice since December 31, 2007 from any such counterparty to the effect that such counterparty intends to terminate or otherwise alter or modify the terms of any such Material Contract.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

               (d) Section 4.7(d) of the Company Disclosure Schedule sets forth any Material Contract which, by its terms, will be modified or adjusted, will become terminable by any other party thereto, or will require consent by or notification to any other party thereto, in each case, as a result of the execution of this Agreement or the Related Agreement, or the consummation of the Merger or any other transaction contemplated hereby or thereby.
               (e) The Company has no liability pursuant to any grant from the National Institutes of Health, and no event has occurred which, with the giving of notice or the passage of time or both, would cause any liability to Parent, the Surviving Corporation or any of their respective Affiliates with respect to any such grant, and the Company has no reasonable basis for suspecting that any such liability exists or will be forthcoming (whether as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, including the Merger, or otherwise).
               (f) Disclosure of Relationships. The Company has disclosed to Parent all contractors, subcontractors, agents, and other persons who currently provide services to the Company (including, but not limited to, vendors, clinical investigators, and consultants), regardless of whether the relationship is documented in a written agreement. The Company has provided to Parent copies of all written agreements with any such parties, and the Company has identified for Parent any such relationships that are operating without a written agreement. The Company has disclosed all entities with whom the Company has entered joint venture agreements, co-marketing agreements, and/or agreements to distribute and purchase its products, where such agreements are currently in effect. The Company has provided to Parent copies of all such written agreements.
     Section 4.8 Compliance.
               (a) The Company is in compliance with, and is not in default or violation of (i) its Charter or Bylaws, (ii) any Law or Order by which the Company or its properties, rights or assets are bound or affected, and (iii) the terms of all bonds, indentures, Contracts, permits, franchises and other instruments or obligations to which the Company or by which the Company or its properties, rights or assets are bound or affected, except in the case of clauses (ii) and (iii) for immaterial noncompliance, defaults or violations. The Company is in material compliance with the terms of all applicable Approvals.
               (b) Except as set forth in Section 4.8(b) of the Company Disclosure Schedule, the Company (i) is not, to the Knowledge of the Company, under investigation by any Governmental Authority with respect to any material violation of any Approval or any Law or Order and (ii) has not been charged with, threatened to be charged with or received notice of any revocation or modification of any Approval or any Law or Order applicable to the Company.
               (c) Section 4.8(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all permits issued to or held by the Company. Such listed permits are the only permits that are required for the Company to conduct its business as presently conducted, except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. Each such permit is in full force and effect; the Company is in material compliance with the terms of

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

each such permit; and, to the Knowledge of the Company, no suspension or cancellation of such permit is threatened.
     Section 4.9 Financial Statements.
               (a) Section 4.9(a) of the Company Disclosure Schedule contains true, correct and complete copies of (i) the audited balance sheet of the Company as of December 31, 2005, 2006 and 2007, and the related audited statements of operations, redeemable convertible preferred stock and stockholders’ deficit and cash flows of the Company for the fiscal years then ended, together with all related notes and schedules thereto, accompanied by the reports thereon of the Company’s accountants (collectively referred to herein as the “Financial Statements”) and (ii) the unaudited balance sheet of the Company as of April 30, 2008, and the related statements of operations, redeemable convertible preferred stock and stockholders’ deficit and cash flows for the four months then ended (collectively referred to herein as the “Interim Financial Statements”). Except as set forth in Section 4.9(a) of the Company Disclosure Schedule, the Financial Statements and Interim Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Company, (ii) present fairly in all material respects the financial condition and results of operations of the Company as of the dates thereof or for the periods covered thereby, subject, in the case of the Interim Financial Statements, to normal and recurring year-end audit adjustments that will not be material in amount and to the absence of footnotes, (iii) have been prepared in accordance with GAAP applied on a basis consistent with the past practices of the Company and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary to present fairly in all material respects the financial condition of the Company and its results of operations as of the dates thereof or for the periods covered thereby.
               (b) Except as set forth in Section 4.9(b) of the Company Disclosure Schedule, the Company maintains a standard system of accounting established and administered in accordance with GAAP. Except as set forth in Section 4.9(b) of the Company Disclosure Schedule, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Section 4.9(b) of the Company Disclosure Schedule lists, and the Company has provided to Parent complete and correct copies of, all written policies, manuals and other documents promulgating such internal accounting controls.
               (c) Since December 31, 2005, neither the Company nor any of its directors, officers, employees or, to the Knowledge of the Company, auditors, accountants or representatives, has received or otherwise had or obtained, actual knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls, including any complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices. No attorney representing the Company,

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

whether or not employed by the Company, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its directors, officers, employees or agents to the Company’s Board of Directors or any committee thereof or to any director or officer of the Company. Since December 31, 2005, there have been no internal investigations regarding accounting treatment or revenue recognition, in accordance with GAAP, discussed with, reviewed by or initiated at the direction of the Company’s chief executive officer, chief financial officer, chief accounting officer or principal legal counsel or the Company’s Board of Directors or any committee thereof.
               (d) To the Knowledge of the Company, no employee of the Company has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law. Neither the Company nor any officer or employee or, to the Knowledge of the Company, any contractor, subcontractor or agent of the Company, has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against any employee of the Company in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. § 1514A(a).
     Section 4.10 Absence of Certain Changes or Events.
               (a) Except as described in Section 4.10(a) of the Company Disclosure Schedule, during the period from December 31, 2007 to the date hereof, the Company has conducted its business only in the ordinary course of business consistent with past practice, and, since such date, there has not been any change, development, circumstance, condition, event, occurrence, damage, destruction or loss that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.
               (b) Except as described in Section 4.10(b) of the Company Disclosure Schedule, during the period from December 31, 2007 to the date hereof:
                    (i) there has not been (A) any change by the Company in its accounting or cash management methods, principles or practices (including with respect to reserves, revenue recognition, timing for payments of accounts payable, collections of accounts receivable and depreciation or amortization policies or rates) or (B) any revaluation by the Company of any of its assets, including writing down the value of inventory or writing off notes or accounts receivable;
                    (ii) the Company has not amended or otherwise modified its Charter or Bylaws, or altered through merger, liquidation, reorganization, restructuring or in any other fashion the structure or ownership of the Company;
                    (iii) the Company has not declared, set aside or paid any dividend or other distribution (whether in cash, stock (or similar equity interest) or property or any combination thereof) in respect of any of its capital stock; or amended the terms of, repurchased, redeemed or otherwise acquired any of its securities;
                    (iv) the Company has not sold, transferred, delivered, leased, subleased, licensed, sublicensed, mortgaged, pledged, encumbered, impaired or otherwise

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

disposed of (in whole or in part), or created, incurred, assumed or caused to be subjected to any Lien on, any of the rights, assets or properties of the Company (including any Intellectual Property or accounts receivable), except for the sale of inventory in the ordinary course of business consistent with past practice;
                    (v) the Company has not acquired any rights, assets or properties other than in the ordinary course of business consistent with past practice;
                    (vi) there has not been any damage, destruction or loss (whether or not covered by insurance) with respect to any material rights, assets or properties of the Company;
                    (vii) the Company has not (A) incurred or modified any Indebtedness or issued any debt securities or any warrants or rights to acquire any debt security, (B) assumed, guaranteed or endorsed or otherwise become responsible for, the obligations of any Person, (C) entered into any off-balance sheet financing arrangement or any accounts receivable or payable financing arrangement, or (D) made any loans or advances (except for advances of reasonable business expenses in the ordinary course of business consistent with past practice) in excess of $50,000;
                    (viii) the Company has not authorized or made any capital expenditures outside of the ordinary course of business consistent with past practice and in excess of $50,000;
                    (ix) there has not been any (A) increase in, acceleration of or provision for compensation, benefits (fringe or otherwise) or other rights to any employee, contractor or subcontractor of the Company except in the ordinary course of business consistent with past practice, (B) grant, agreement to grant, or amendment or modification of any grant or agreement to grant, any severance, bonus, termination, retention or similar payment to any employee, contractor or subcontractor of the Company except in the ordinary course of business consistent with past practice, (C) loan or advance of money or other property by the Company to any of its employees, contractors or subcontractors (except for advances of business expenses in the ordinary course of business consistent with past practice), or (D) establishment, adoption, entrance into, amendment or termination of any Employee Plan (except as otherwise required by applicable Law), collective bargaining agreement or other labor agreement;
                    (x) there has not been any termination, lay off, or resignation of any executive or management employee or key employee at the Company, or any hiring to fill any executive or management position or key employee position at the Company; and to the Knowledge of the Company, there is no impending resignation or termination of employment of any such executive or management employee or key employee;
                    (xi) there has not been any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees;

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

               (xii) the Company has not (A) made or changed any Tax election or changed any method of Tax accounting other than an election in the ordinary course of business consistent with its past practices, (B) settled or compromised any federal, state, local or foreign Tax liability, (C) filed any amended Tax Return, (D) entered into any closing agreement relating to any Tax, (E) agreed to an extension of a statute of limitations, or (F) surrendered any right to claim a Tax refund; and
               (xiii) there has not been any other event or condition of any character that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company.
     Section 4.11 No Undisclosed Liabilities. The Company does not have any liabilities or obligations of any nature (whether known or unknown, absolute or contingent, liquidated or unliquidated, due or to become due, accrued, fixed or otherwise), and there is no existing fact, condition or circumstance which could reasonably be expected to result in such liabilities or obligations, except liabilities or obligations (a) disclosed in the balance sheet of the Company as of December 31, 2007 (the “Company Balance Sheet”), (b) not required to be disclosed in a balance sheet under GAAP, or (c) incurred since December 31, 2007 in the ordinary course of business consistent with past practice (excluding any incurrence of Indebtedness), except as described in Section 4.11 of the Company Disclosure Schedule.
     Section 4.12 Absence of Litigation. Except as described in Section 4.12 of the Company Disclosure Schedule, there is no (a) Claim pending on behalf of or against or, to the Knowledge of the Company, Claim threatened on behalf of or against the Company or its properties, rights or assets (including cease and desist letters or requests for a license), (b) Order outstanding to which the Company or its properties, rights or assets is subject or (c) Claim which questions or challenges (i) the validity of this Agreement or the Related Agreement or (ii) any action taken or to be taken by the Company pursuant to this Agreement or the Related Agreement or in connection with the transactions contemplated hereby or thereby. No director, officer, employee, consultant or agent of the Company has asserted a Claim or demand for payment or has a basis for a Claim or demand for payment against the Company in respect of the period prior to and including the Effective Time (other than accrued and unpaid compensation earned in the ordinary course of business).
     Section 4.13 Employee Benefit Plans.
          (a) As of the date of this Agreement, Section 4.13(a) of the Company Disclosure Schedule lists and, in the case of employee benefit plans not reduced to writing, describes all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA, and all incentive and compensation plans, including without limitation all cash (including without limitation bonus) and equity (including without limitation stock option, restricted stock, stock purchase, stock appreciation rights), incentive, deferred compensation, retirement or supplemental retirement, severance, golden parachute, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, insurance and other similar fringe or employee benefit plans, programs or arrangements, whether written or oral, and any

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

employment or executive compensation or severance Contracts, written or otherwise, for the benefit of, or relating to, any present or former employee, director or independent contractor of the Company, (i) which is or has been entered into, contributed to, established by, participated in and/or maintained by the Company or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with the Company (an “ERISA Affiliate”) within the meaning of Section 414 of the Code, or (ii) under which the Company or ERISA Affiliate has any liability whether or not such plan is terminated (together, the “Employee Plans”). The Company has provided to Parent correct and complete copies of (where applicable) (i) all plan documents and amendments thereto, including without limitation all adoption and participation agreements, summary plan descriptions, summaries of material modifications, and resolutions related to each Employee Plan, (ii) the most recent determination letters or opinion letters received from the IRS for each Employee Plan, (iii) the three most recent IRS Forms 5500 Annual Report for each Employee Plan, (iv) the most recent audited financial statement and actuarial valuation report for each Employee Plan, (v) the most recent discrimination testing results for each Employee Plan, (vi) all related agreements (including trust agreements), insurance Contracts and other Contracts which implement each Employee Plan and (vii) all correspondence with, rulings by or opinions by the United States Internal Revenue Service (the “IRS”) or the U.S. Department of Labor for each Employee Plan. There are no restrictions on the ability of the sponsor of each Employee Plan (which is currently the Company) to amend or terminate any Employee Plan, and each Employee Plan may be transferred to or assumed by Parent, Merger Sub or, after the Effective Time, the Surviving Corporation, as the case may be.
          (b) (i) There has been no “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Employee Plan (and which is not otherwise exempt); (ii) there has been no breach of fiduciary obligations imposed under Title I of ERISA with respect to any Employee Plan; (iii) there are no Claims pending (other than routine claims for benefits) or, to the Knowledge of the Company, threatened against any Employee Plan or against the assets of any Employee Plan; (iv) all Employee Plans conform to, and in their operation and administration are in all material respects in compliance with, the terms thereof and requirements prescribed by any and all statutes (including ERISA and the Code), Orders and governmental Regulations currently in effect with respect thereto and any other applicable Laws; (v) the Company and ERISA Affiliates have performed in all material respects all obligations required to be performed by them under each Employee Plan and are not in default under or in violation of, and the Company has no Knowledge of any default or violation by any other Person with respect to, any of the Employee Plans; and (vi) each Employee Plan intended to qualify under Section 401(a) of the Code is so qualified (and each corresponding trust is exempt under Section 501 of the Code), and has received or is the subject of a favorable determination or opinion letter from the IRS, and nothing has occurred which may reasonably be expected to cause the loss of such qualification (or exemption).
          (c) No Employee Plan is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA or a “multiemployer plan” (within the meaning of Section 3(37) of ERISA), and neither the Company nor any ERISA Affiliate has or has ever had an obligation to contribute, or incurred any liability in respect of a contribution, to any such employee pension benefit plan or multiemployer plan.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          (d) No Employee Plan is (i) a “voluntary employees’ beneficiary association” (within the meaning of Section 501(c)(9) of the Code), (ii) an “employee stock ownership plan” (within the meaning of Section 4975(e)(7) of the Code) or otherwise invests in “employer securities” (within the meaning of Section 409(l) of the Code), (iii) a “multiple employer plan,” as described in Code Section 413(c) or Sections 4063 or 4064 of ERISA, or (iv) a “multiple employer welfare arrangement” as defined in Section 3(40)(A) of ERISA (a “MEWA”). If any Employee Plan is a MEWA, the benefits thereunder are fully insured.
          (e) Each Employee Plan that is a “group health plan” (within the meaning of Code Section 5000(b)(1)) has been operated in compliance in all material respects with the group health plan continuation coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA (“COBRA Coverage”), Section 4980D of the Code and Sections 701 through 713 of ERISA, Title XXII of the Public Health Service Act and the provisions of the Social Security Act, as amended, to the extent such requirements are applicable. No Employee Plan or other written or oral agreement exists which obligates the Company to provide health care coverage or medical, surgical, hospitalization, death or similar benefits (whether or not insured) to any current or former employee, director or consultant of the Company following such current or former employee’s, director’s or consultant’s termination of employment, service or consultancy with the Company, other than COBRA Coverage or similar state law coverage.
          (f) Section 4.13(f) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, consultant, officer, director and investor of the Company who holds, as of the date hereof, any Stock Option, together with the number of shares of Common Stock subject to such Stock Option, the date of grant or issuance of such Stock Option, the extent to which such Stock Option is vested and/or exercisable (or shall become vested and/or exercisable in connection with the transactions contemplated in this Agreement), the exercise price of such Stock Option, whether such Stock Option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the expiration date of each such Stock Option. Section 4.13(f) of the Company Disclosure Schedule also sets forth the total number of outstanding Stock Options as of the date of this Agreement. True and complete copies of each Contract (including all amendments and modifications thereto) between the Company and each holder of such Stock Options relating to the same have been provided to Parent.
          (g) [Intentionally Omitted]
          (h) Except as set forth in Section 4.13(h) of the Company Disclosure Schedule, no Employee Plan exists that, as a result of the execution and delivery of this Agreement or the Related Agreement, the Stockholder Approvals, the Merger or the other transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)), could result in (i) severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (ii) accelerating the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Employee Plans (except with respect to the acceleration of vesting of Stock Options) or (iii) any breach or violation of, or default under, any of the

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Employee Plans. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreements that under any circumstances could obligate it to make any payments, that will not be deductible under Section 280G of the Code (after giving effect to the procedure described in Section 6.14).
          (i) All contributions and payments with respect to each Employee Plan that are required to be made by the Company with respect to periods ending on or prior to the Closing Date have been, or will be, made or accrued before the Closing Date in accordance with the terms of the applicable Employee Plan.
     Section 4.14 Employment and Labor Matters.
          (a) As of the date of this Agreement, Section 4.14(a) of the Company Disclosure Schedule identifies (i) all current directors and officers of the Company and (ii) all current employees, consultants and agents (including sales representatives and distributors) employed or engaged by the Company and, for each individual identified in clauses (i) or (ii), sets forth each such individual’s rate of pay or annual compensation, job title and date of hire and the number and type of shares of Company Stock, Stock Options, Warrants and Convertible Notes beneficially owned or held by such individual. As of the date of this Agreement, except as set forth in Section 4.14(a) of the Company Disclosure Schedule, there are no employment, consulting, commission, incentive or bonus pay, severance pay, retention or continuation pay, termination or indemnification agreements or other similar Contracts of any nature (whether in writing or not) between the Company and any current or former stockholder, officer, director, employee, consultant, labor organization or other representative of the Company’s employees providing for payments in an aggregate amount of $50,000 or greater, nor is any such Contract presently being negotiated. There are no collective bargaining agreements or other similar Contracts (whether in writing or not) between the Company and any current or former officer, employee, labor organization or other representative of the Company’s employees, nor is any such Contract presently being negotiated. The Company has provided to Parent complete and correct copies of all such agreements and Contracts. The Company has not failed to make or is not otherwise delinquent in payments to any of its employees or consultants for any wages, salaries, overtime pay, commissions, bonuses, benefits or other compensation for any services or otherwise arising under any policy, practice, Contract, plan, program or Law. Except as set forth in Section 4.14(a) of the Company Disclosure Schedule, none of the Company’s employment policies or practices is currently being audited or investigated by any Governmental Authority or Court. Except as set forth in Section 4.14(a) of the Company Disclosure Schedule, there is no pending or, to the Knowledge of the Company, threatened Claim, unfair labor practice charge, or other charge or inquiry against the Company brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of the employee, or other individual or any Governmental Authority with respect to employment practices brought by or before any Court or Governmental Authority.
          (b) Except as set forth in Section 4.14(b) of the Company Disclosure Schedule, (i) there are no controversies pending or, to the Knowledge of the Company, threatened, between the Company, on the one hand, and its employees or consultants, on the other hand; (ii) the Company is not a party to any collective bargaining agreement or other labor union Contract applicable to Persons employed by the Company nor are there any activities or

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

proceedings of any labor union to organize any such employees of the Company; (iii) since December 31, 2005, there have been no strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company; and (iv) there are no employment-related grievances pending or, to the Knowledge of the Company, threatened. The Company is not a party to, or otherwise bound by, any consent decree with, or citation or other Order by, any Governmental Authority relating to employees or employment practices. The Company is in compliance in all material respects with all applicable Laws, Contracts and policies relating to employment, employment practices, wages, hours and terms and conditions of employment, including the obligations of the Worker Adjustment and Retraining Notification Act of 1988, as amended (the “WARN Act”), and similar Laws, and all other notification and bargaining obligations arising under any collective bargaining agreement, by Law or otherwise. The Company has not effectuated a “plant closing” or “mass layoff” as those terms are defined in the WARN Act and similar Laws, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company, without complying with all provisions of the WARN Act or implemented any early retirement, separation or window program within the past five (5) years, nor has the Company planned or announced any such action or program for the future.
     Section 4.15 Absence of Restrictions on Business Activities. Except as set forth in Section 4.15 of the Company Disclosure Schedule, there is no Contract or Order binding upon the Company or its properties, rights or assets which currently has or could reasonably be expected to have the effect of prohibiting or impairing any current business practice of Parent, the Company, the Surviving Corporation or any of their respective Subsidiaries or Affiliates or prohibiting or impairing the conduct of business by Parent or its Affiliates, the Company, the Surviving Corporation or any of their respective Subsidiaries or Affiliates as currently conducted, following the consummation of the Merger. The consummation of the Merger will not result in the granting by Parent or any of its Subsidiaries or Affiliates (including the Surviving Corporation) of any rights or licenses to any Intellectual Property to a third party (including any covenant not to sue). Except as set forth in Section 4.15 of the Company Disclosure Schedule, the Company is not subject to any non-competition, non-solicitation, standstill or similar restriction on its business. Except as set forth in Section 4.15 of the Company Disclosure Schedule, the Company has not granted any exclusive rights of any kind.
     Section 4.16 Title to Assets; Leases.
          (a) Except as described in Section 4.16(a) of the Company Disclosure Schedule, the Company has good and marketable title to all of its real or personal properties (whether owned or leased), rights and assets, free and clear of all Liens. The Company does not currently own nor has ever owned any real property or interest therein, nor has received any notice of any Lien with respect to any of its leasehold interests.
          (b) Section 4.16(b) of the Company Disclosure Schedule contains a true and complete list of all leases of real property to which the Company is a party or by which it holds a leasehold interest or is otherwise obligated (collectively, “Real Property”). The Company has provided to Parent complete and accurate copies of all such leases for Real Property. Each Real Property lease to which the Company is a party is legal, valid, binding and in full force and effect in accordance with its terms, and all rents and additional rents due to date

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

from the Company on each such lease have been paid. As of the date of this Agreement, the Company has not received written notice that it is in material default under any Real Property lease to which the Company is a party, and there exists no material default by the Company, or to the Knowledge of the Company, by any other party under any such lease. Except as set forth in Section 4.16(b) of the Company Disclosure Schedule, there are no leases, subleases, licenses, concessions or any other Contracts to which the Company is a party granting to any Person other than the Company any right to possession, use occupancy or enjoyment of any of the Real Property or any portion thereof and the Company is not obligated under or bound by any option, right of first refusal, purchase Contract, or other Contract to sell or otherwise dispose of any Real Property or any other interest in any Real Property.
          (c) Section 4.16(c) of the Company Disclosure Schedule contains a true and complete list of all leases of all property (other than Real Property) to which the Company is a party or by which it holds a leasehold interest.
     Section 4.17 Taxes. For purposes of this Agreement, “Tax” or “Taxes” shall mean taxes, duties, fees, premiums, assessments, imposts, levies and governmental impositions of any kind, payable to any federal, state, local or foreign Governmental Authority, including, but not limited to, those on or measured by or referred to as income, franchise, profits, gross receipts, goods and services, capital, ad valorem, advance, corporation, custom duties, alternative or add-on minimum taxes, estimated, environmental, disability, registration, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and interest, penalties and additions to tax imposed with respect thereto; and “Tax Returns” shall mean returns, reports, forms and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with the IRS or any other Governmental Authority or taxing authority or agency, domestic, state, local or foreign, including consolidated, combined and unitary tax returns. Except as set forth in Section 4.17 of the Company Disclosure Schedule:
          (a) All Tax Returns required to be filed by or on behalf of the Company and each affiliated, combined, consolidated or unitary group of which the Company is or was at any time a member have been timely filed, and all such Tax Returns are true, complete and correct in all material respects.
          (b) All Taxes payable by or with respect to the Company (whether or not shown on any Tax Return) have been timely paid, and adequate reserves (other than a reserve for deferred Taxes established to reflect timing differences between book and Tax treatment) in accordance with GAAP are provided on the Company Balance Sheet for any Taxes not yet due. All assessments for Taxes due and owing by or with respect to the Company with respect to completed and settled examinations or concluded litigation have been paid. The Company has not incurred a Tax liability from the date of the latest Company Balance Sheet other than a Tax liability in the ordinary course of business consistent with past practice. There are no Tax Liens on any assets, properties or rights of the Company except Liens for current Taxes not yet due and payable.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          (c) No Claim or, to the Knowledge of the Company, audit has commenced and no notice has been given that such audit or other proceeding is pending or threatened with respect to the Company or any group of entities of which the Company is or has been a member in respect of any Taxes (an “Affiliated Group”). No Tax deficiency or claim for additional Taxes has been asserted or, to the Knowledge of the Company, threatened to be asserted against the Company or any Affiliated Group by any Taxing authority. No Claim has ever been made by a Taxing authority in any jurisdiction in which the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.
          (d) The Company has not requested or been granted any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. No extension or waiver of time within which to file any Tax Return of, or applicable to, the Company has been granted or requested which has not since expired.
          (e) The Company is not and has never been (nor does the Company have any liability for unpaid Taxes because it once was) a member of an affiliated, consolidated, combined or unitary group. The Company is not a party to any Tax allocation, Tax indemnity or Tax sharing agreement nor is the Company liable for the Taxes of any other person under Treasury Regulations §1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor, by Contract, or otherwise. The Company is not and has never been a partner in a partnership or a participant in an arrangement or the owner of an entity that is or may be treated as a partnership for federal income Tax purposes.
          (f) The Company has complied with all applicable Laws relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442 and 3406 of the Code or similar provisions under any foreign Laws) and has, within the time and in the manner required by Law, withheld from payments to employees, independent contractors and other persons and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under all applicable Laws.
          (g) [Intentionally Omitted]
          (h) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of any (i) change in the method of accounting for a taxable period or portion thereof ending on or prior to the Closing Date or (ii) material prepaid amount received on or prior to the Closing Date.
          (i) [Intentionally Omitted]
          (j) The Company has collected all sales, use and value added Taxes required to be collected, and has remitted on a timely basis to the appropriate taxing authorities all sales, use and value added Taxes required to be paid, or has been furnished properly completed exemption certificates.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          (k) No closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign Law) has been entered into by or with respect to the Company.
          (l) No power of attorney has been executed with respect to any matter relating to Taxes of the Company, which is currently in force.
          (m) The Company has not been a party to any distribution occurring during the last two years in which the parties to such distribution treated the distribution as one to which Section 355 or Section 361 of the Code is applicable; nor has the Company been a party to any distribution that could constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.
          (n) The Company has not entered into any transactions that are or would be part of any “reportable transaction” under Sections 6011, 6111 or 6112 of the Code (or any similar provision under any state or local Law).
          (o) The Company has not participated in or cooperated with an international boycott, within the meaning of Section 999 of the Code, nor has the Company had operations that are or may hereafter become reportable under Section 999 of the Code.
          (p) The Company has complied with any and all tax-related requirements that the arm’s-length nature of the terms of any transactions between and among the Company, the Stockholders or Affiliates be documented.
          (q) The Company is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code and has not been a United States real property holding corporation at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
          (r) The Company does not have any deferred compensation plan or arrangement that is described in Section 409A(a)(1)(A)(i) of the Code.
     Section 4.18 Environmental Matters.
          (a) The Company has complied, and is in compliance, with all applicable Environmental Laws.
          (b) (i) The Company has been duly issued and maintains all Environmental Permits necessary to operate the Company as currently operated; (ii) a complete list of all such Environmental Permits, all of which are valid and in full force and effect, is set forth in Section 4.18(b)(ii) of the Company Disclosure Schedule; (iii) the Company has timely filed applications for all Environmental Permits; and (iv) all of the Environmental Permits listed on Section 4.18(b)(ii) of the Company Disclosure Schedule are transferable and none requires consent, notification or other action to remain in full force and effect following consummation of the transactions contemplated hereby.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          (c) The Company does not have any liability, known or unknown, contingent or absolute, under any Environmental Law, and the Company is not responsible for any such liability of any other person under any Environmental Law, whether by contract, by operation of law or otherwise. There are no pending, or to the Knowledge of the Company, threatened, Environmental Claims.
          (d) The Company does not currently own, lease or operate, use or install, and has not formerly owned, leased or operated, used or installed, and, to the Company’s Knowledge, the Real Property does not contain: (i) underground improvements, including but not limited to treatment or storage tanks, used currently or in the past for the management of Hazardous Materials; (ii) a dump or landfill; (iii) filled in lands or wetlands; or (iv) PCBs, mold, lead-based paint, toxic mold, or asbestos-containing materials. The Company has not caused a Release of Hazardous Materials, and to the Company’s Knowledge, there has been no Release of Hazardous Materials, in each case at, on, under, or from the Real Property or any other property currently or formerly owned, leased or operated by the Company, such that the Company is or could be liable for Remediation with respect to such Hazardous Materials.
          (e) The Company has provided to Parent copies of all Environmental Reports and Environmental Permits. Any information the Company has provided to Parent concerning the environmental condition of the Real Property or any other real property, or the operations of the Company related to compliance with Environmental Laws, in the Environmental Reports is accurate and complete in all material respects.
          (f) The Company has not arranged, by Contract or otherwise, for the transportation, disposal or treatment of Hazardous Materials at any location such that it is or would be liable for Remediation of such location pursuant to Environmental Laws.
          (g) To the Knowledge of the Company, no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has attached to the Real Property. No authorization, notification, recording, filing, consent, waiting period, Remediation, or approval is required under any Environmental Law in order to consummate the transactions contemplated hereby.
     Section 4.19 Intellectual Property.
          (a) The Company owns, or is licensed or otherwise possesses all necessary rights, including Intellectual Property rights, used in and material to the business or Products of the Company. The term “Intellectual Property” shall mean all patents, provisional and non-provisional patent applications, invention disclosures, trademarks, trade names, service marks, trade dress, copyrights and any applications therefor, domain names, mask works, schematics, technology, know-how, Trade Secrets, Confidential Information, customer lists, technical information, technical data, process technology, plans, drawings and blue prints, inventions, improvements thereto, ideas, algorithms, devices, systems, processes, computer software programs and applications (source code or object code form), and tangible or intangible proprietary information.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          (b) Section 4.19(b) of the Company Disclosure Schedule lists all: (i) patents, provisional and non-provisional patent applications, registered and unregistered trademarks, trade names, and service marks, registered copyrights, including software (other than, with respect to such software, off-the-shelf commercial or shrinkwrap software for which the license fee is less than $5,000), domain names, and mask works, owned by or licensed to the Company (“Scheduled Company Intellectual Property”), including where applicable the jurisdictions, both domestic and foreign, in which each such item of Intellectual Property has been issued or registered or in which any application for such issuance and registration has been filed; (ii) written licenses, sublicenses and other agreements to which the Company is a party and pursuant to which any Person is authorized to use any Scheduled Company Intellectual Property and any other Intellectual Property owned by the Company (other than, with respect to such Intellectual Property, for any use that is authorized solely for the purpose of conducting work for the Company); (iii) written licenses, sublicenses, and other agreements to which the Company is a party and pursuant to which the Company is authorized to use any Intellectual Property of any third party, including patents, trademarks, and copyrights, and applications therefor, and software (other than, with respect to such software, off-the-shelf commercial or shrinkwrap software for which the license fee is less than $5,000) (“Third Party Intellectual Property Rights”) which are incorporated in, are, or form a part of, any Product or which are material to the Company’s operations, including any fully-paid, royalty-free, worldwide, irrevocable, perpetual, nonexclusive licenses in and to the Intellectual Property of any Person pursuant to consulting agreements between the Company and such Person (all of which consulting agreements are separately identified on Section 4.19(b)(iii) of the Company Disclosure Schedule as “License Consulting Agreements”); and (iv) all agreements to which the Company is a party that provide for an optional or contingent license, sublicense, or other agreement as described in clauses (ii) or (iii) above in this paragraph. All ownership interests or encumbrances held by any third parties in the Scheduled Company Intellectual Property (including, but not limited to licenses, Liens, or security interests) are noted in Section 4.19(b) of the Company Disclosure Schedule. All (x) Scheduled Company Intellectual Property and (y) Trade Secrets that are used in and material to the business and Products of the Company (the “Material Company Trade Secrets”), are valid, enforceable, have been duly maintained, are in full force and effect, and have not been cancelled, expired, withdrawn, lapsed, invalidated, or abandoned. The Company is not obligated to pay any royalties and/or fees to any third party under any patent, trademark, copyright, or other Intellectual Property license, other than as set forth in Section 4.19(b) of the Company Disclosure Schedule.
          (c) The Company has taken all action necessary in its reasonable discretion to obtain and/or maintain the enforceability and registration of all Scheduled Company Intellectual Property.
          (d) Except as set forth in Section 4.19(d) of the Company Disclosure Schedule, the Company has not sent to any third party or otherwise communicated to another Person in the six (6) years preceding the date of this Agreement, any charge, complaint, Claim, demand or notice asserting that such Person has infringed, misappropriated, or acted in conflict with any of the Scheduled Company Intellectual Property or any other Intellectual Property owned by the Company or that any charge, complaint, Claim, demand, or notice asserting any such other Person has conducted any acts of unfair competition against the Company, nor, to the

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Knowledge of the Company, is any such infringement, misappropriation, conflict or act of unfair competition occurring or threatened.
          (e) Except as set forth in Section 4.19(e) of the Company Disclosure Schedule, the Company has not received and does not have Knowledge of any allegations, assertions, or suggestions of any charge, complaint, Claim, demand or notice that the Company has infringed, misappropriated, or acted in conflict with any Intellectual Property owned by any third party, that the Company has conducted any acts of unfair competition or other legal wrong against any third party or that the Scheduled Company Intellectual Property and the Material Company Trade Secrets are invalid, unenforceable or otherwise defective, inoperable, unregisterable, or unpatentable, except for communications from patent offices received in the normal course of patent prosecution, and the Company has not received any notice of any patents, trademarks, copyrights or other Intellectual Property of any third party, and the Company has not received any offer to take a license for any patents, trademarks, copyrights, or other Intellectual Property of any third party.
          (f) Except as set forth in Section 4.19(d) of the Company Disclosure Schedule, to the Knowledge of the Company, there is no unauthorized use, disclosure, infringement or misappropriation of any rights of the Company in the Scheduled Company Intellectual Property and the rights of the Company in any other Intellectual Property, or any Third Party Intellectual Property Rights licensed to the Company, by any third party, including any employee or former employee of the Company, and, except as set forth in Section 4.19(f) of the Company Disclosure Schedule, there are no royalties, fees, or other payments or compensation payable to the Company by any third party by reason of the Company’s ownership, use, sale, or disposition of Intellectual Property.
          (g) Except as set forth in Section 4.19(g) of the Company Disclosure Schedule, the Company is not nor will the Company be, as a result of the execution and delivery of this Agreement, or the performance of its obligations hereunder, in breach of any license, sublicense, or Material Contract involving Intellectual Property, or violate any Third Party Intellectual Property Rights thereby.
          (h) Any Product currently being manufactured in the United States for export to any other jurisdiction foreign to the United States, including Europe, any Product currently being developed by the Company for sale in the United States, and the business of the Company as presently conducted in the United States and in any jurisdiction foreign to the United States, including Europe, do not interfere with, conflict with, infringe upon, misappropriate, or otherwise violate any Intellectual Property of any third party, and no action or Claim is pending or, to the Knowledge of the Company, threatened alleging that the Product or the operation of such business interferes with, conflicts with, infringes upon, misappropriates, or otherwise violates the Intellectual Property rights of any third party and, to the Knowledge of the Company, there is no basis therefor.
          (i) Each current and former officer, employee, and consultant of the Company has executed and provided to the Company an agreement sufficient to ensure that the Company becomes, will become or may elect to become the owner or assignee of any Intellectual Property such current or former officer, employee, or consultant of the Company

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

creates within the scope of his or her employment, or, in the case of a non-employee, from the services such current or former officer, employee, or consultant of the Company, performs for the Company, unless or except to the extent that the Company is entitled to become or elects to become the owner or assignee of such Intellectual Property by operation of Law.
          (j) No Equityholder or former stockholder, equityholder, partner, director, officer or employee of the Company (or any predecessor in interest) has or will have, after giving effect to the transactions contemplated by this Agreement, any legal or equitable right, title, or interest in or to, or any right to use, directly or indirectly, in whole or in part, any Scheduled Company Intellectual Property and any other Intellectual Property of the Company.
          (k) The Intellectual Property that is used by the Company in the conduct of its business was either: (i) developed by employees of the Company within the scope of their employment; (ii) developed on behalf of the Company by a third party, and all ownership rights therein have been assigned or otherwise transferred to or vested in the Company pursuant to written agreements; or (iii) licensed or acquired from a third party pursuant to a written license, assignment, or other contract that is in full force and effect and under which the Company is not in material breach.
          (l) The Company has entered into written confidentiality agreements with all employees and third parties to whom the Company has disclosed material Company-owned confidential Intellectual Property.
          (m) The Company has taken reasonable measures to protect the confidentiality of its Trade Secrets, including requiring its former and current officers, employees, consultants, and all other Persons having access thereto to execute written non-disclosure agreements. No Material Company Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a written non-disclosure agreement that adequately protects the Company’s proprietary interests in and to such Trade Secrets. To the Knowledge of the Company, no party to any non-disclosure agreement with the Company is in breach or default thereof.
          (n) Section 4.19(n) of the Company Disclosure Schedule identifies all written work product, including formal or informal opinions or analysis, received by the Company from any legal counsel regarding the infringement, validity, enforceability, ownership, or licensing of the Intellectual Property of the Company or any third party.
          (o) To the Knowledge of the Company, there is no patent, patent application, publication, knowledge, use, sale, or offer for sale of or by the Company or any third party, that prevents or interferes with the enforcement of Company’s Intellectual Property or that affects the validity of the issued claims or the patentability of the pending claims of any of the Company’s patents or patent applications.
          (p) No Product of the Company ***. No Product of the Company ***. No Product of the Company ***. No Product of the Company ***. No Product of the Company ***.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          (q) As set forth in Section 4.19(q) of the Company Disclosure Schedule, the Company has either completed or not completed the milestones set forth in any license, sublicense, or other agreement set forth in Section 4.19(b) of the Company Disclosure Schedule.
          (r) No Intellectual Property covered by, or that is the subject of, the ***, is currently used in, or is necessary to, any Product of the Company. The commercialization, marketing, licensing, use, or sale of any Product (as it currently exists) of the Company does not and will not result in any obligation on the part of the Company, Parent of the Surviving Corporation, or any of their respective Affiliates, to pay any royalties or fees or to issue any securities pursuant to the terms of the ***. No Future Inventions (as such term is defined in the ***) have been made or conceived, whether individually or jointly, by any one or more of the parties to the ***.
          (s) No Intellectual Property covered by, or that is the subject of, the ***, will be used in, or will be necessary to, any Product of the Company subsequent to the termination of the *** due to the expiration of the Licensed Patents as defined in Section 1.2 therein. The commercialization, marketing, licensing, use, or sale of any Product of the Company will not result in any obligation on the part of the Company, Parent of the Surviving Corporation, or any of their respective Affiliates, to pay any royalties or fees or to issue any securities pursuant to the terms of the *** subsequent to the expiration of the Licensed Patents as defined in Section 1.2 therein. No Future Inventions (as such term is defined in the ***) have been made or conceived, whether individually or jointly, by any one or more of the parties to the ***.
          (t) The Company has taken commercially reasonable steps to regularly scan its computer systems and all owned or licensed computer software with up-to-date virus detection software. To the Knowledge of the Company, neither its computer systems nor any owned or licensed computer software contain any viruses. For the purposes of this Agreement, “viruses” includes any computer code intentionally designed to disrupt, disable, or harm in any manner the operation of any software or hardware. To the Knowledge of the Company, neither its computer systems nor any owned or licensed computer software contain any worms, bombs, backdoors, disabling device code, or any design or routine which causes software to be erased, rendered inoperable, or otherwise become incapable of being used, either automatically or upon command by any party.
          (u) The Company has taken commercially reasonable steps to restrict access to its computer systems to only those parties authorized by the Company and have further taken steps to detect and limit any unauthorized access of its computer systems. The Company has taken commercially reasonable steps to patch, fix, or otherwise update its own computer software and/ or close any security holes that it has discovered in its own computer systems and computer software. The Company has further taken commercially reasonable steps to install all updates, patches, or fixes released by the licensor to maintain up-to-date licensed computer software and to close any security holes found in its licensed computer software. To the extent that the Company is not itself authorized to modify or fix any licensed computer software in which it discovers a security issue, the Company has taken commercially reasonable steps to

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

notify the licensor of such software and obtain updated licensed computer software from the licensor.
          (v) The Company does not maintain any proprietary software for use in or with, or contemplated to be used in or with, its Products, which is subject to any open source licensing agreement and which thereby requires the Company to disclose the source code of said proprietary software. The use of any open source software in conjunction with its Products (i) is de minimis; (ii) is wholly separable therefrom; or (iii) otherwise exempts the Company from having to disclose any proprietary software.
     Section 4.20 Insurance. Section 4.20 of the Company Disclosure Schedule sets forth a true and complete list of all insurance policies and fidelity bonds covering the assets, business, equipment, properties, rights, operations, employees, consultants, officers and directors of the Company. As of the date of this Agreement, Section 4.20 of the Company Disclosure Schedule also contains (a) a list of all claims filed by the Company since January 1, 2005 which are covered by the insurance policies maintained by the Company and (b) a list of all claims (including any pending claims subject to a reservation of rights) made since January 1, 2005 for which coverage was denied by any insurer, and, to the Knowledge of the Company, the estimated amounts of such claims as listed in Section 4.20 of the Company Disclosure Schedule as have been reasonably determined. The Company has provided to Parent true and correct copies of all such policies and bonds. Each insurance policy listed in Section 4.20 of the Company Disclosure Schedule that was renewed on or after December 31, 2007 was renewed on substantially the same terms and conditions as the corresponding expiring policy. There is no Claim by or against the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or which exceeds coverage limitations. No reservation of rights or denial of coverage has been issued by the underwriters of such policies or bonds with respect to any Claim pending against the Company. All premiums payable under all such policies and bonds have been paid and the Company is otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has not taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute a breach or default, or permit termination or modification, of any of such insurance policies or bonds. The Company maintains insurance for the business and operations of the Company in amounts and on such terms as are (i) in compliance with applicable Law and any Contract(s) to which the Company is a party and (ii) reasonable and customary for businesses of the type conducted by the Company and covering risks which are normally insured by companies possessing similar assets and carrying on businesses of the type conducted by the Company. No insurer under any such policy or bond has cancelled or generally disclaimed liability under any such policy or bond or, to the Knowledge of the Company, indicated any intent to do so or to materially increase the premiums payable under or not renew any such policy. To the Knowledge of the Company, there is not any threatened termination of, notice of cancellation of, notice of non-renewal of or material premium increase with respect to any of such policies or bonds. With respect to incidents known to the Company that occurred prior to the Closing Date and which could reasonably result in a claim after the Closing Date, the Company has provided the relevant underwriters of such policies or bonds with notice of such incidents or will do so prior to the Closing Date. The Company has complied in all material respects with all applicable requirements (including contractual, statutory and regulatory

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

requirements) governing the purchase of insurance (including the requirements to provide and/or retain evidence of such insurance).
     Section 4.21 Takeover Statutes. Section 203 of the DGCL is not applicable to the Company, and the Board of Directors of the Company has taken any and all action necessary to ensure that Section 203 of the DGCL is not applicable to the Company and will not be applicable to this Agreement, the Related Agreement, the Merger and the other transaction contemplated hereby and thereby. No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover Law enacted under state or federal Laws in the United States applicable to the Company (each, a “Takeover Statute”) is applicable to this Agreement or the Related Agreement, the Merger or the other transactions contemplated hereby or thereby.
     Section 4.22 Brokers. Other than J.P. Morgan Securities Inc. (“J.P. Morgan”), no broker (including real estate brokers), financial advisor, finder or investment banker or other Person is entitled to any broker’s, financial advisor’s, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or the Related Agreement based upon arrangements made by or on behalf of the Company. Prior to the date hereof, the Company has provided to Parent a true and complete copy of its engagement letter with J.P. Morgan, which is the only Contract pursuant to which J.P. Morgan would be entitled to any payment relating to the transactions contemplated by this Agreement or the Related Agreement.
     Section 4.23 Certain Business Practices. None of the Company, any of its Affiliates, or any of their respective directors, officers, employees or, to the Knowledge of the Company, consultants, sales representatives, distributors or agents, in such capacity and on behalf of the Company, has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity or (b) violated any applicable money laundering or anti-terrorism Law. The Company and Affiliates thereof, and their respective directors, officers, employees and, to the Knowledge of the Company, consultants, sales representatives, distributors, agents and business partners have complied at all times, and are in compliance, with all applicable U.S. and non-U.S. anti-corruption laws with respect to the Company, including but not limited to the U.S. Foreign Corrupt Practices Act, as amended (15 U.S.C. §§ 78dd-1 et seq.). In this regard, the Company and Affiliates thereof, and their respective directors, officers, employees and, to the Knowledge of the Company, consultants, sales representatives, distributors, agents and business partners, in such capacity and on behalf of the Company, have not given, offered, agreed or promised to give, or authorized the giving directly or indirectly, of any money or other thing of value to anyone as an inducement or reward for favorable action or forbearance from action or the exercise of influence.
     Section 4.24 Interested Party Transactions. Except as disclosed in Section 4.24 of the Company Disclosure Schedule, there are no existing, and since December 31, 2006 there have been no, Contracts, transactions, Indebtedness or other arrangements, or any related series thereof, between the Company, on the one hand, and any of the directors, officers, Equityholders or other Affiliates of the Company, or any of their respective Affiliates or family members, on the other hand (except for amounts (i) due as salaries and bonuses in the ordinary course of business consistent with past practice, or (ii) in reimbursement of ordinary expenses in the ordinary course of business consistent with past practice). There is no Indebtedness owed to the Company by any employee, consultant, officer, director, Equityholder, sales representative,

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

distributor or agent of the Company, other than salary advances or travel expenses in the ordinary course of business consistent with past practice. To the Knowledge of the Company, no officer or director of the Company has any direct or indirect ownership interest in any Affiliate of the Company or any firm or corporation with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that officers or directors of the Company and members of their immediate families may own stock in publicly-traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any Material Contract.
     Section 4.25 Accounts Receivable and Accounts Payable.
          (a) Subject to any reserves set forth in the Financial Statements, the accounts receivable shown on the Financial Statements represent bona fide claims against debtors for sales and other charges from arm’s-length transactions between unrelated parties in the ordinary course of business, consistent with GAAP and the Company’s past practices, requiring no further act (other than preparing and mailing bills to customers with respect to unbilled accounts receivable) under any circumstances on the part of the Company to cause such accounts receivable to be due and payable by the account debtor with respect thereto. The amount carried for doubtful accounts and allowances disclosed in the Financial Statements was calculated in accordance with GAAP and in a manner consistent with prior periods. Since the initiation of sales activities by the Company, the Company has not modified or changed in any material respect its sales practices or methods including, such practices or methods in accordance with which the Company sells goods, fills orders or records sales.
          (b) Except as set forth in Section 4.25(b) of the Company Disclosure Schedule, all accounts payable of the Company reflected in the Financial Statements or arising thereafter are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due or payable. Since December 31, 2007, the Company has not altered in any material respects its practices for the payment of such accounts payable, including the timing of such payment.
     Section 4.26 Existing Indebtedness. Section 4.26 of the Company Disclosure Schedule sets forth a true and complete list of all Indebtedness of the Company (collectively, the “Existing Indebtedness”), and provides (a) the names of the original lender and current holder (to the extent that the Company has received a written notice of the assignment thereof); and (b) outstanding principal balances and all accrued and unpaid interest as of June 13, 2008. The information contained in Section 4.26 of the Company Disclosure Schedule is complete and accurate in all respects, and the copies of the loan documents evidencing and providing security for the Existing Indebtedness provided to Parent are true, correct and complete copies of all such documents evidencing and providing security for such Existing Indebtedness. Complete and correct copies of all instruments (including all amendments, supplements, waivers and consents) relating to the Existing Indebtedness have been provided to Parent.
     Section 4.27 Health Regulatory.
          (a) The Company has not engaged, and no other Person (i) who has a direct or indirect ownership interest (as defined in 42 C.F.R. § 1001.1001(a)(2)) in the Company,

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

or (ii) who has an ownership or control interest (as defined in 42 C.F.R. § 420.201) in the Company, or (iii) who is an officer, director, agent (as defined in 42 C.F.R. § 1001.1001(a)(2)), or managing employee (as defined in 42 C.F.R. § 420.201) of the Company, has engaged on behalf of the Company in any activities which are prohibited by, or are cause for civil penalties or mandatory or permissive exclusion from any Federal Health Care Program under, any applicable Law, including, without limitation, 42 U.S.C. §§ 1320a-7, 1320a-7a, 1320a-7b, 1395nn or 31 U.S.C. § 3729, or the regulations promulgated pursuant to such statutes, in each case to the extent applicable to the Company.
          (b) The Company is not a “covered entity,” as defined under the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder (“HIPAA”).
          (c) None of the Company or any of the Employee Plans that meet the definition of a “group health plan” under HIPAA (each, a “Group Health Plan”) has engaged in any activities, or otherwise acted in a manner, prohibited by or in violation of any Law governing the maintenance, use, disclosure, privacy, and/or security of, and standard transactions related to, Personal Information, including, but not limited to, the Gramm-Leach-Bliley Act and its implementing regulations (“GLBA”), HIPAA, state health information privacy laws, and state data breach notification laws (collectively, “Privacy and Security Laws”); there is no charge, proceeding or, to the Knowledge of the Company, investigation by any Governmental Authority with respect to a violation of any applicable Privacy and Security Laws that is now pending or, to the Knowledge of the Company, threatened with respect to the Company; and the Company has not received any requests or demands from a Governmental Authority or any other party to make available its internal practices, books, and/or records relating to its use and disclosure of health information for purposes of determining a covered entity’s or the Company’s compliance with HIPAA or with other applicable privacy laws.
          (d) There are no facts, circumstances or conditions that would reasonably be expected to form the basis for any Action against or affecting the Company relating to or arising under Privacy and Security Laws; and none of the Company or any Group Health Plan has acted in a manner regarding the maintenance, use, disclosure, privacy, or security of Personal Information that, to the Knowledge of the Company, would trigger a notification or reporting requirement under any Contract.
          (e) For purposes of this Section 4.27, (i) “Action” means any suit, claim, action, proceeding, arbitration, mediation or investigation; and (ii) “Personal Information” means all financial, health, and/or other personal information, including, but not limited to, “nonpublic personal information” as defined under GLBA and “individually identifiable health information” as defined under HIPAA, that identifies, relates to, describes, is capable of being associated with, or with respect to which there is a reasonable basis to believe the information can be used to identify, an individual.
          (f) The Company is not required to comply with Section 6032 of the Deficit Reduction Act of 2005, Pub. Law No. 109-171 (the “DRA”).

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     Section 4.28 FDA and International Regulatory and Related Matters.
          (a) FDA Legal Compliance and Permits.
               (i) General Compliance. The Company is conducting and has conducted its business and operations in compliance in all material respects with the Federal Food, Drug, and Cosmetic Act (the “FD&C Act”), 21 U.S.C. § 301 et. seq., and all applicable regulations promulgated by the United States Food and Drug Administration (“FDA”) (collectively, “FDA Law and Regulation”).
               (ii) Inspections. The Company’s Bothell, Washington facility has not been inspected by the FDA.
               (iii) Enforcement. The Company has not received any written notice or written communication from the FDA alleging noncompliance with any applicable FDA Law and Regulation. The Company is not subject to any enforcement proceedings by the FDA and, to the Company’s Knowledge, no such proceedings have been threatened. There is no civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, warning letter, untitled letter or proceeding pending against the Company and the Company has no liability (whether actual or contingent) for failure to comply with any FDA Law and Regulation. There is no act, omission, event, or circumstance of which the Company has Knowledge that would reasonably be expected to give rise to or lead to any such action, suit, demand, claim, complaint, hearing, investigation, notice, demand letter, warning letter or proceeding or any similar liability. There has not been any violation of any FDA Law and Regulation by the Company in its prior product development efforts, submissions, record keeping and reports to FDA that could reasonably be expected to require or lead to investigation, corrective action or regulatory enforcement action. To the Knowledge of the Company, there is no civil or criminal proceeding relating to the Company or any Company employee which involves a matter within the FDA’s jurisdiction. To the Knowledge of Company, no director, officer, employee, consultant or agent of Company has: (A) made any untrue statement of material fact or fraudulent statement to the FDA or any other Governmental Entity; (B) failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity; or (C) committed an act, made a statement, or failed to make a statement that would reasonably be expected to provide the basis for the FDA or any other Governmental Entity to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” as set forth in 56 Fed.Reg. 46191 (September 10, 1991). The Company has never been and is not now subject to FDA’s Application Integrity Policy. To the Knowledge of the Company, no director, officer, employee, consultant or agent of the Company has been convicted of any crime or engaged in any conduct for which debarment is mandated or permitted by 21 U.S.C. § 335a. To the Knowledge of the Company, no director, officer, employee, consultant or agent of the Company has been convicted of any crime or engaged in any conduct for which such Person or entity could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act, as amended, or any similar law or regulation. No current director, officer, employee, consultant or agent of the Company, or, to the Knowledge of the Company, former director or officer of the Company is listed on an “Exclusion List,” meaning the current (x) HHS/OIG List of Excluded Individuals/Entities (available through the Internet at http://www.oig.hhs.gov), (y) General Services Administration’s List of Parties

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Excluded from Federal Programs (available through the Internet at http://www.epls.gov) and (z) FDA Debarment List (available through the Internet at http://www.fda.gov/ora/compliance_ref/debar/).
               (iv) Registration and Listing. The Company has designed, and currently manufactures the Products at its Bothell, Washington facility for distribution exclusively outside of the United States. The Company has not and does not market or distribute the Products in the United States. The Company’s facility is registered with the FDA and the Company has listed the LipoSonix Product with the FDA under the applicable FDA registration and listing regulations and such registration and listing is current as of the Effective Time.
               (v) Quality System Regulation. To the Knowledge of the Company, the Company has designed and developed the LipoSonix Product in material compliance with the applicable Design Control provisions of the Quality System Regulation set forth in 21 C.F.R. § 820.30.
               (vi) No Adulteration or Misbranding. The Company has not introduced in U.S. commercial distribution during the period of six (6) calendar years immediately preceding the date hereof any of the Products which were upon their shipment by the Company adulterated or misbranded in violation of 21 U.S.C. § 331.
               (vii) Clinical Trials. The Company has neither conducted any clinical studies in the United States nor sponsored the conduct of any clinical research in the United States.
               (viii) Exportation of Products. All Products that have been exported from the United States by the Company have been exported in compliance in all material respects with the applicable export requirements of the FDA Law and Regulation. The Company has complied in all material respects with all notification and reporting requirements applicable to the export requirements of the FDA Law and Regulation.
               (ix) Labeling, Promotion, and Advertising. To the extent applicable, the Company has complied in all material respects with all FDA Law and Regulation pertaining to product labeling, advertising and promotion.
               (x) List of Permits. Section 4.28(a) of the Company Disclosure Schedule sets forth a true and complete list of all required permits, licenses, registrations, certificates, orders, clearances or approvals issued under the FD&C Act (“FD&C Permits”) and held exclusively by the Company. Each such FD&C Permit is in full force and effect and, to the Knowledge of the Company, no suspension, revocation or cancellation of such FD&C Permit is threatened and there is no basis for believing that such FD&C Permit will not be renewable upon expiration. Each such FD&C Permit will continue in full force and effect immediately following the Effective Time.
     (b) International Regulatory and Related Matters.
               (i) General Compliance. The Company is conducting and has conducted its business and operations in all EU member states in which it is marketing the

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Products in compliance in all material respects with all applicable regulatory provisions governing essential requirements for affixing the CE mark to products and related guidelines, as well as provisions in European Union (“EU”) and EU member state legislation governing the disposal of waste electrical products and, where applicable, governing product liability, electrical safety, and electromagnetic compatibility (collectively, “Applicable Non-U.S. Laws and Regulations” with respect to all legislation described in this paragraph (i) as applicable to the Products or activities of the Company).
               (ii) Enforcement. Except as set forth in Section 4.28(b) of the Company Disclosure Schedule, the Company has not received any written notice or written communication from any non-U.S. regulatory agency/conformity assessment body (“Non-U.S. Regulatory Agency”) or other national authority alleging noncompliance with any Applicable Non-U.S. Laws and Regulations. The Company is not subject to any enforcement proceedings by a Non-U.S. Regulatory Agency or other national authority and, to the Company’s Knowledge, no such proceedings have been threatened. There is no civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, warning letter or proceeding pending against the Company and the Company has no liability (whether actual or contingent) for failure to comply with any Applicable Non-U.S. Laws and Regulations. There is no act, omission, event, or circumstance of which the Company has Knowledge that would reasonably be expected to give rise to or lead to any such action, suit, demand, claim, complaint, hearing, investigation, notice, demand letter, warning letter or proceeding or any similar liability. There has not been any violation of any Applicable Non-U.S. Laws and Regulations by the Company in its prior product development efforts, submissions, record keeping and reports to any Non-U.S. Regulatory Agency or other national authority, or any declaration of conformity that it may have made that could reasonably be expected to require or lead to investigation, corrective action or regulatory enforcement action. There is no civil or criminal proceeding relating to the Company or any employee of the Company which involves a matter within or related to the jurisdiction of such Non-U.S. Regulatory Agency or other national authority.
               (iii) Facilities Licenses and Permits. The Company has complied with all Applicable Non-U.S. Laws and Regulations pertaining to licenses and permits including requirements as to facilities where the Products are manufactured, processed, or held in any country, other than the U.S., where the Products are marketed.
               (iv) CE Marking/Premarket Clearance. Each Product owned or distributed by the Company and in current commercial distribution is in compliance in all material respects with applicable marketing authorization and quality systems requirements of the relevant country, and, in the EU member states, is marketed under, and is covered by, a CE mark. Each such Product has been determined by the United Kingdom Medicines and Healthcare Products Regulatory Agency (MHRA) not to be subject to the provisions of Council Directive 93/42/EEC of 14 June 1993 concerning medical devices, as amended. Each Product is marketed solely in compliance with the legislative provisions on the basis of which the CE mark was affixed under the following EU legislation: Directive 2004/108/EC of the European Parliament and of the Council of 15 December 2004 on the approximation of the laws of the EU member states relating to electromagnetic compatibility and repealing Directive 89/336/EEC and Directive 2006/95/EC of the European Parliament and of the Council of 12 December 2006 on the harmonisation of the laws of EU member states relating to electrical equipment designed for

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

use within certain voltage limits and any applicable national legislation in any EU member state implementing Directive 2004/108/EC and Directive 2006/95/EC.
               (v) Compliance with EU ROHS Directive. Each Product owned or distributed by the Company which is in current commercial distribution in the EU is currently in compliance in all material respects with (A) the Directive 2002/95/EC on the restriction of the use of certain hazardous substances in electrical and electronic equipment and (B) any national legislation implementing Directive 2002/95/EC in any EU member state where such Product is marketed; in particular any such Product does not contain any of the following substances, except as set forth in Section 4.28(b)(v) of the Company Disclosure Schedule: lead, mercury, cadmium, hexavalent chromium, polybrominated biphenyls (PBB) and/or polybrominated diphenyl ethers (PBDE). Section 4.28(b)(v) of the Company Disclosure Schedule lists all Products that are in current commercial distribution or aimed for future distribution in the EU.
               (vi) Compliance with EU WEEE Directive. Regarding any Product that is in current commercial distribution in the EU the Company complies with (A) the requirements set forth by the Directive 2002/96/EC on waste electrical and electronic equipment and (B) any national legislation implementing Directive 2002/96/EC in any EU member state where such Product is marketed; in particular, to the extent possible under the national legislation in the respective EU member states, the Company (x) concluded agreements with all Persons distributing such Products in the EU securing compliance with Directive 2002/96/EC or (y) joined systems enabling purchasers of the products to return any electronic or electric waste from or in connection with the products free of charge to the distributor.
               (vii) Quality Management System Regulation and Reporting.
                    (A) The Company has been audited by BSI Management Systems, its Notified Body, and found to be in compliance with ISO 13485 and continues to operate in material compliance with ISO 13485.
                    (B) With the exception of those suppliers identified in Section 4.28(b)(vii) of the Company Disclosure Schedule, the Company and its suppliers that are subject to such requirements are, and have been since June 2007, in compliance with, and the Product in current commercial distribution is designed, manufactured, prepared, assembled, packaged, labeled, stored, installed, serviced, and processed in compliance with, ISO 13485.
                    (C) The Company is in compliance with record-keeping and reporting requirements for adverse event reporting under Applicable Non-U.S. Laws and Regulations of countries in which the Products are investigated or marketed.
                    (D) All clinical trials previously carried out or currently ongoing have been or are currently being conducted in accordance with all applicable legislative and regulatory obligations governing the conduct of clinical trials, informed consent, data privacy and, where such clinical trials were used to support regulatory approvals or clearances, good clinical practice. All necessary audits have been carried out and all related authorizations and permits are currently valid.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

               (viii) No Unlawful Shipments. The Company has not introduced into commercial distribution, in the six (6) years prior to the date of this Agreement, any Products that are, or that were, upon their shipment by the Company, in violation of Applicable Non-U.S. Laws and Regulations.
               (ix) Labeling, Promotion, and Advertising. All Products are and have been labeled, promoted, and advertised in all material respects accordance with their marketing authorization (if any), within the scope of their exemption from such authorization, or in accordance with applicable EU or national legislation and guidelines governing the labeling, promotion and marketing of products falling within the category governing the Products.
               (x) List of Permits. Section 4.28(b)(x) of the Company Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders, clearances or approvals which are held exclusively by the Company and which relate to the Company’s activities outside the U.S. (“Non-U.S. Permits”). Such Non-U.S. Permits are the only permits that are required for the Company to conduct its business outside the U.S. as presently conducted. Each such Non-U.S. Permit is in full force and effect and, to the Knowledge of the Company, no suspension, revocation or cancellation of such Non-U.S. Permit is threatened and there is no basis for believing that such Non-U.S. Permit will not be renewable upon expiration. Each such Non-U.S. Permit will continue in full force and effect immediately following the Effective Time.
     Section 4.29 Product Liability; Product Warranties. Except as set forth in Section 4.29 of the Company Disclosure Schedule, all Products and services sold, rented, leased, provided or delivered by the Company to customers conform, in all material respects, to applicable contractual commitments, express and implied warranties, product and service specifications, and, to the Knowledge of the Company, and other than as reserved for in the ordinary course of business, the Company has no liability for replacement or repair thereof or other damages in connection therewith. Except as set forth in Section 4.29 of the Company Disclosure Schedule, no Product or service sold, leased, rented, provided or delivered by the Company to customers on or prior to the Closing is subject to any guaranty, warranty (other than warranties imposed by law) or other indemnity beyond the applicable standard terms and conditions of sale, rent or lease. Except as set forth in Section 4.29 of the Company Disclosure Schedule, the Company does not have any liability arising out of any injury to a Person or property as a result of the ownership, possession, provision or use of any equipment, Product or service sold, rented, leased, provided or delivered by the Company on or prior to the Closing. All product liability claims that have been asserted against the Company, whether covered by insurance or not and whether litigation has resulted or not, are listed and summarized in Section 4.29 of the Company Disclosure Schedule.
     Section 4.30 Inventories. Subject to amounts reserved therefor on the Financial Statements, the values at which inventories of the Company are carried on the Financial Statements reflect the historical inventory valuation policy of the Company of stating such inventories at the lower of cost (determined on the first-in, first-out method) or market value. Except as set forth in Section 4.30 of the Company Disclosure Schedule, the inventories of the Company are in good and merchantable condition, are suitable and usable for the purposes for which they are intended and are in a condition such that they can be sold or used in the ordinary

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

course of the business consistent with past practice. Except as set forth in Section 4.30 of the Company Disclosure Schedule, the Company has good and marketable title to its inventories free and clear of all Liens. Except as reserved against by the Company (which reserve is set forth in Section 4.30 of the Company Disclosure Schedule), the inventories of the Company do not consist, in any material amount, of items that are obsolete or damaged. All inventories of the Company held on consignment or otherwise by third parties are properly reflected and accounted for in the Financial Statements and the Interim Financial Statements in accordance with GAAP.
     Section 4.31 Trade Compliance Matters.
          (a) The Company is in compliance in all material respects with all applicable export control and economic sanctions laws and regulations of the United States and other countries, including but not limited to the U.S. Export Administration Regulations (“EAR”) (15 C.F.R. 730 et seq.), the EAR’s rules on Restrictive Trade Practices or Boycotts (15 C.F.R. Part 760, the so-called “Anti-boycott Regulations”), and the economic sanctions rules and regulations implemented under statutory authority and/or Presidential Executive Orders and administered by the U.S. Treasury Department’s Office of Foreign Assets Control (31 C.F.R. Part 500 et seq.; collectively, the “OFAC Regulations”).
          (b) The Company has not, directly or indirectly, exported, re-exported, sold or otherwise transferred any goods, software, or technology subject to the EAR in violation of the EAR or any OFAC Regulations. In the five (5) year period immediately preceding the date of this Agreement, the Company has not been a party to or a beneficiary under any contract under which goods have been sold or services provided, directly or indirectly, to customers in countries subject to sanctions under the OFAC Regulations without the proper license or other authorization from the U.S. Government. In addition, the Company has not engaged in any other transactions, or otherwise dealt, with any Person or entity with whom U.S. persons are prohibited from dealing under the EAR or the OFAC Regulations, including but not limited to any person or entity designated by OFAC on the list of Specially Designated Nationals and Blocked Persons.
          (c) There has been and is no charge, proceeding or, to the Knowledge of the Company, investigation by any Governmental Authority with respect to a violation of any applicable U.S. or non-U.S. export, import control or economic sanctions Laws and Regulations including the EAR and the OFAC Regulations that is now pending or, to the Knowledge of the Company, has been asserted or threatened with respect to the Company.
          (d) Except as set forth in Section 4.31(d) of the Company Disclosure Schedule, the Company is in compliance in all material respects with all applicable U.S. and non-U.S. customs Laws and Regulations, including any export or import declaration filing, payment of customs duties, compliance with import quotas, import registration or any other similar requirements related to the exportation or importation of goods or services by the Company. As of the date of this Agreement, Section 4.31(d) of the Company Disclosure Schedule lists each special import or export program in which the Company participates, including any temporary importation, bonded warehouse, expedited customs clearance or processing, drawback or similar program entitling the Company to customs or Tax benefits related to the importation or exportation of its goods or services. The Company is in compliance

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

in all material respects with all requirements imposed under any such programs. Except as set forth in Section 4.31(d) of the Company Disclosure Schedule, there is no charge, proceeding or, to the Knowledge of the Company, investigation by any Governmental Authority with respect to a material violation of any applicable U.S. or non-U.S. customs Laws or Regulations that is now pending or, to the Knowledge of the Company, threatened with respect to the Company.
     Section 4.32 Manufacturing and Marketing Rights. Except as set forth in Section 4.32 of the Company Disclosure Schedule, the Company has not granted rights to manufacture, produce, assemble, license, market, or sell its Products to any other Person and is not bound by any agreement that affects the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its Products.
     Section 4.33 Corporate Records. Except as set forth in Section 4.33 of the Company Disclosure Schedule, the minute books and other similar records of the Company contain accurate records, in all material respects, of actions taken at any meeting of the Board of Directors (or equivalent body) of the Company or any committee thereof and of written consents executed in lieu of the holding of any such meeting. Section 4.33 of the Company Disclosure Schedule contains a true and complete list of all bank accounts and safe deposit boxes of the Company and the names of Persons having signature authority with respect thereto or access thereto.
     Section 4.34 HSR Act. The Company’s ultimate parent entity, as the term “ultimate parent entity” is defined under the HSR Act regulations at 16 C.F.R. Section 801.1, does not satisfy, and will not satisfy at the time of the Closing, the $10,000,000 (as adjusted) threshold of the size-of-person test under the HSR Act.
     Section 4.35 Payout Schedule. The Payout Schedule, when delivered to Parent pursuant to Section 6.19, will accurately set forth the information required by Section 6.19.
     Section 4.36 Disclosure. Except as set forth in Section 4.36 of the Company Disclosure Schedule, neither this Agreement, nor the Related Agreement nor any of the exhibits, schedules or attachments executed or delivered by or on behalf of the Company with respect to the Merger or the other transactions contemplated hereby or thereby contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein necessary to make the statements herein or therein (in light of the circumstances under which they were made) not misleading. All such agreements, exhibits, schedules and attachments executed or delivered by or on behalf of the Company with respect to the Merger are accurate and complete. There is no fact of which the Company is aware that has not been disclosed to Parent or Merger Sub and which the Company reasonably expects will have a Material Adverse Effect on the Company.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB
     Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company as follows:
     Section 5.1 Organization and Qualification. Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub is a newly formed entity that has been formed solely for the purposes of the Merger and will not carry on any business or engage in any activities other than those reasonably related to the Merger.
     Section 5.2 Authority; Enforceability. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and, in the case of Parent, the Related Agreement, to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Parent and Merger Sub of this Agreement and by Parent of the Related Agreement and the performance of their respective obligations hereunder and thereunder have been duly and validly authorized by the Board of Directors of Parent and Merger Sub and (in the case of this Agreement and the transactions contemplated thereby, including the Merger) by Parent as the sole stockholder of Merger Sub. Except for filing of the Certificate of Merger, no other corporate proceedings on the part of Parent or Merger Sub is necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company and the Equityholders’ Representative, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     Section 5.3 No Conflict; Required Filings and Consents.
          (a) The execution and delivery by Parent and Merger Sub of this Agreement and by Parent of the Related Agreement do not, and the performance by Parent and Merger Sub of this Agreement and by Parent of the Related Agreement, shall not, (i) conflict with or violate any certificate of incorporation or bylaws of Parent or Merger Sub, or (ii) subject to the filings and other matters referred to in Section 5.3(b), conflict with or violate in any material respect any Law or Order in each case applicable to Parent or Merger Sub or by which they or any of their respective properties, rights or assets are bound or affected.
          (b) The execution and delivery by Parent and Merger Sub of this Agreement and by Parent of the Related Agreement do not, and the performance by Parent and Merger Sub of this Agreement and by Parent of the Related Agreement and each instrument

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

required hereby and thereby shall not, require Parent or Merger Sub to obtain any Approval of any Person, observe any waiting period imposed by, or make any filing with or notification to, any Governmental Authority, except for (i) compliance with any applicable requirements of the pre-merger notification requirements of the HSR Act and applicable Foreign Competition Laws, and (ii) the filing and acceptance for record of the Certificate of Merger in accordance with the DGCL, and except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.
     Section 5.4 Absence of Litigation. As of the date hereof, there is no Claim pending against or, to the Knowledge of Parent, threatened against Parent or Merger Sub which questions or challenges (a) the validity of this Agreement, or (b) any action taken or to be taken by Parent or Merger Sub pursuant to this Agreement or in connection with the transactions contemplated hereby.
     Section 5.5 Available Funds. Parent has as of the date of this Agreement, and will have on the Closing Date, a sufficient amount of cash or borrowing capacity under existing committed credit facilities or loan agreements to satisfy Parent’s payment obligations pursuant to Section 3.4(c) and Section 9.3.
ARTICLE 6
COVENANTS
     Section 6.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the earlier to occur of the Effective Time and the termination of this Agreement pursuant to its terms, unless Parent shall otherwise specifically consent in writing in advance (provided that such consent shall only be requested and provided if consistent with applicable Law and provided further that such consent shall not be unreasonably withheld, conditioned or delayed), or unless otherwise expressly provided for by this Agreement, the Company shall (i) conduct its business only in the ordinary course of business and in a manner consistent with past practice and (ii) conduct its business in compliance with all applicable Laws and Orders. The Company shall use its commercially reasonable efforts to (A) preserve intact the business organization and assets and Intellectual Property of the Company, (B) keep available the services of its present officers, employees, consultants, sales representatives, distributors and sales agents (other than terminations in the ordinary course of business consistent with past practice), (C) maintain in effect Material Contracts(other than those Material Contracts that expire in accordance with their terms or terminations expressly provided for by this Agreement), and (D) preserve its present relationships with advertisers, publishers, sponsors, customers, licensees, suppliers, sales representatives, distributors and other Persons with which the Company has business relations. By way of amplification and not limitation, the Company shall not, between the date of this Agreement and the earlier to occur of the Effective Time and the termination of this Agreement pursuant to its terms, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent (provided that such consent shall only be requested and provided if consistent with applicable Law and provided further that such consent shall not be unreasonably withheld, conditioned or delayed), unless otherwise expressly provided for by this Agreement or otherwise expressly set forth in Section 6.1 of the Company Disclosure Schedule:

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          (a) amend or otherwise change the Charter, except for the Charter Amendment, or Bylaws or alter through merger, liquidation, reorganization, reclassification, recapitalization, restructuring or in any other fashion the corporate structure or capital structure or ownership of the Company;
          (b) (i) issue, grant, sell, transfer, deliver, pledge, promise, dispose of or encumber, or authorize the issuance, grant, sale, transfer, deliverance, pledge, promise, disposition or encumbrance of, or alter or modify the terms of rights or obligations (including the one-to-one exchange ratio applicable to the conversion of Preferred Stock into Common Stock) under any shares of capital stock of any class or series (common or preferred) or securities or other instruments (including notes or other evidences of Indebtedness) convertible into, or subscription rights, options or warrants to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible instruments or securities or any other ownership interest or Stock-Based Rights of the Company (except for (A) the issuance of Common Stock issuable pursuant to the Stock Options and Preferred Stock issuable pursuant to the Warrants, each outstanding on the date hereof and in accordance with the terms thereof as in effect on the date hereof and (B) the grant of the Stock Options under the 2008 Stock Option Plan as set forth on Section 6.1(b) of the Company Disclosure Schedule)), (ii) adopt, ratify or effectuate a stockholders’ rights plan or agreement or similar plan or Contract, or (iii) redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of the Company;
          (c) (i) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock; split, combine or reclassify any of its capital stock, (ii) effect a recapitalization; issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iii) amend the terms of, repurchase, redeem or otherwise acquire, directly or indirectly, any of its securities;
          (d) sell, transfer, assign, deliver, lease, sublease, license, sublicense, mortgage, pledge, encumber, impair or otherwise dispose of (in whole or in part), or create, incur, assume or cause to be subjected to any Lien on, any of the assets, properties or securities of the Company (including any Intellectual Property or accounts receivable), except for the sale of inventory in the ordinary course of business consistent with past practice;
          (e) (i) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) or organize or form any corporation, limited liability company, partnership, association, joint venture, trust or other entity or Person or any business organization or division thereof, or (ii) acquire any rights, assets or properties other than in the ordinary course of business consistent with past practice;
          (f) (i) incur or modify any Indebtedness or issue any debt securities or any warrants or rights to acquire any debt security (except that the Company may incur additional Indebtedness pursuant to agreements in effect on the date hereof and disclosed in Section 4.26 of the Company Disclosure Schedule), (ii) assume, guarantee or endorse or otherwise become responsible for, the obligations of any other Person, (iii) enter into any off-balance sheet financing arrangement or any accounts receivable or payable financing arrangement, or (iv) make any loans, advances or enter into any other financial commitments

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

other than advances of reasonable expenses to employees in the ordinary course of business consistent with past practice;
          (g) authorize or make any capital expenditures outside of the ordinary course of business consistent with past practice, or in excess of $50,000;
          (h) (i) increase, accelerate or provide for additional compensation or fringe benefits of, or grant, agree to grant, pay or otherwise make payable any incentive, bonus or similar compensation or rights, to any present or former director, officer, employee, consultant, sales representative, distributor or agent of the Company, (ii) grant any severance, retention, continuation or termination pay to any present or former director, officer, employee, consultant, sales representative, distributor or agent of the Company outside of the ordinary course of business consistent with past practice, (iii) loan or advance any money or other property to any present or former director, officer, employee, consultant, sales representative, distributor or agent of the Company (except for advances of business expenses in the ordinary course of business consistent with past practice), (iv) establish, adopt, enter into, amend or terminate any Employee Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be an Employee Plan if it were in existence as of the date of this Agreement (except as may otherwise be required pursuant to Applicable Law), (v) terminate or lay off any executive or management employee or key employee (except for termination for “cause”), or (vi) grant any equity or equity-based awards or Stock-Based Rights (other than granting the Stock Options under the 2008 Stock Option Plan as set forth on Section 6.1(b) of the Company Disclosure Schedule);
          (i) fail to give any notices or other information required to be given to the employees of the Company, any collective bargaining unit representing any group of employees of the Company or any applicable Governmental Authority under the WARN Act, the National Labor Relations Act, the Code, COBRA, or other applicable Law in connection with the transactions contemplated by this Agreement or the Related Agreement;
          (j) hire or retain, or continue to retain or employ, any employee or consultant having access to confidential or proprietary information of the Company unless such employee or consultant enters into, or has entered into, a proprietary information and inventions agreement in the form customarily used by the Company or an agreement containing substantially similar and no less restrictive confidentiality and inventions assignment provisions, or amend or otherwise modify, or grant a waiver under, any such confidentiality or proprietary information agreement with any such Person;
          (k) change any accounting or cash management policies, procedures or practices used by the Company (including with respect to reserves, revenue recognition, timing for payments of accounts payable and collection of accounts receivable) unless required by a change in Law or GAAP;
          (l) (i) enter into any Contract that if entered into prior to the date hereof would be a Material Contract, (ii) modify, amend, extend or supplement in any material respect, transfer or terminate any Material Contract or waive, release or assign any rights or Claims thereto or thereunder, (iii) enter into or extend any lease or sublease with respect to Real

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Property with any third party, (iv) modify, amend or transfer in any way or terminate any license agreement, standstill or confidentiality agreement with any third party, or waive, release or assign any rights or Claims thereto or thereunder, (v) enter into any agreement or arrangement that limits or otherwise restricts or that could by its terms be reasonably expected to restrict the Company or its Affiliates or successors or that by its terms could, after the Effective Time, limit or restrict Parent, the Surviving Corporation or any of their respective Subsidiaries or Affiliates or successors thereto, from engaging or competing in any line of business or in any geographic area, (vi) enter into or amend any agreement pursuant to which any other party is granted manufacturing, marketing or other development or distribution rights of any type or scope with respect to any Product or any of the Company’s technologies or (vii) enter into, modify, amend or supplement any Contract to provide exclusive rights or obligations or any non-competition or similar obligations or restrictions;
          (m) (i) make or change any Tax election or change any method of tax accounting other than an election in the ordinary course of business consistent with the past practices of the Company, (ii) settle or compromise any federal, state, local or foreign Tax liability, (iii) file any amended Tax Return, (iv) enter into any closing agreement relating to any Tax, (v) agree to an extension or waiver of any limitation period applicable to any claim or assessment in respect of Taxes, or (vi) surrender any right to claim a Tax refund;
          (n) enter into any operating leases;
          (o) except as required by Law, modify or change in any material respect any existing permit or operating license listed in Section 4.8(c) of the Company Disclosure Schedule;
          (p) (i) accelerate, amend or change the period of exercisability or vesting of Stock Options or other rights granted under the Stock Option Plans or Warrants, (ii) establish any new or additional stock option plan, (iii) amend the Stock Option Plans, or (iv) grant any options, warrants or other rights to acquire shares of Company Stock, other than options granted under the Stock Option Plans;
          (q) other than as set forth in Section 6.18, pay, discharge, satisfy or settle any Claim or waive, assign or release any material rights or claims, except any Claim which settlement would not impose any injunctive or similar Order on the Company or restrict in any way the business of the Company (or the Surviving Corporation after the Effective Time), or exceed $50,000 in cost, liability or value to the Company;
          (r) commence, join, make an appeal with respect to or settle a lawsuit, action, Claim or similar proceeding other than (i) for the routine collection of bills, (ii) in such cases where the Company in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided, that the Company consults with Parent prior to the filing or taking of any action with respect to such lawsuit, action, Claim or similar proceeding, or (iii) pursuant to this Agreement;
          (s) engage in, enter into or modify or amend any Contract, transaction, Indebtedness, commitment or other arrangement with, directly or indirectly, any of the directors,

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

officers, employees, consultants, agents, Equityholders or other Affiliates of the Company, or any of their respective Affiliates or family members, other than offer letters and other standard documents, in the Company’s forms (and not providing any rights to severance or similar payments), which have been provided to Parent, with any new employees or consultants hired or retained after the date of this Agreement;
          (t) fail to maintain in full force and effect all self-insurance and insurance, as the case may be, currently in effect, except that existing policies may be replaced by new or successor policies of substantially similar coverage and at a substantially similar cost;
          (u) commence any proceeding for any voluntary liquidation, dissolution, or winding up of the Company, including but not limited to initiating any bankruptcy proceedings on its behalf;
          (v) fill any orders for, or conduct any further business with, any third parties that are subject to a United States trade embargo;
          (w) take any action if such action would or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;
          (x) fail to maintain in full force and effect all material permits, licenses, registrations, certificates, orders, clearances or approvals held by the Company; or
          (y) authorize any of the foregoing, or agree or enter into or amend any Contract or commitment to do any of the foregoing.
     Section 6.2 No Solicitation of Other Proposals.
          (a) From the date hereof until the earlier to occur of the Effective Time and the termination of this Agreement pursuant to its terms, the Company shall not, nor shall the Company permit any of its Affiliates to, nor shall it authorize, direct or permit any of its Equityholders, directors, officers, employees, consultants, advisors, representatives or agents (collectively, with Affiliates of the Company, the “Company Representatives”) to, directly or indirectly, (i) solicit, facilitate, initiate, knowingly encourage or take any action to solicit, facilitate, initiate or knowingly encourage, any inquiries or communications regarding or the making of any proposal or offer that constitutes or may constitute an Acquisition Proposal, or (ii) participate or engage in any discussions or negotiations with, or provide any information to or take any other action with the intent to facilitate the efforts of, any Person concerning any possible Acquisition Proposal or any inquiry or communication which would reasonably be expected to result in an Acquisition Proposal. For purposes of this Agreement, the term “Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than Parent, Merger Sub or any of their Affiliates) relating to (i) any merger, consolidation, reorganization or other direct or indirect business combination, recapitalization, liquidation, winding-up of, or similar transaction, involving the Company, (ii) the issuance or acquisition of shares of capital stock or other equity securities of the Company representing 10% or more of any class or series of the outstanding capital stock or voting power of the Company, (iii) any tender, exchange offer or other offer or bid for any shares of capital stock or other equity securities of the Company, (iv) the sale, lease, exchange, license (whether exclusive or not), or

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

other disposition of a substantial portion of the Intellectual Property of the Company or a substantial portion of the business or other assets of the Company, or (v) any other transaction, the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the Merger or any of the other transactions contemplated hereby or by the Related Agreement or which would reasonably be expected to diminish significantly the benefits to Parent or its Affiliates of the Merger or any of the other transactions contemplated hereby or by the Related Agreement. The Company shall immediately cease and cause to be terminated, and shall cause all Company Representatives to immediately terminate and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal. The Company shall take all reasonable actions to ensure that each Company Representative complies with the provisions of this Section 6.2(a). Without limiting the foregoing, any action or conduct by any Company Representative that would be a violation of this Section 6.2(a) if taken by the Company, whether or not such Person is purporting to act on behalf of the Company, shall be deemed to be a breach of this Section 6.2(a) by the Company.
          (b) Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Company, the Company’s Board of Directors or any Company Representative acting at the direction of and on behalf of the Company, at any time prior to receipt of the Stockholder Approvals, from (i) providing information in response to a request therefor by a Person who has delivered to the Company an unsolicited bona fide written Acquisition Proposal if the Company receives from the Person so requesting such information an executed confidentiality agreement the terms of which are (without regard to the terms of the Acquisition Proposal) (A) no less favorable to the Company than those contained in the Confidentiality Agreement and (B) no less restrictive on the Person requesting such information than those contained in the Confidentiality Agreement; or (ii) engaging in negotiations or discussions with a Person who has delivered to the Company an unsolicited bona fide written Acquisition Proposal; if, and only to the extent that, in each such case referred to in clause (i) or (ii) immediately above, prior to receipt of the Stockholder Approvals, (1) the Board of Directors of the Company determines in good faith (after consultation with its financial advisor and outside legal counsel) that the transaction contemplated by such Acquisition Proposal, if accepted, is reasonably likely to be consummated, (2) the Board of Directors of the Company determines in good faith (after consultation with its financial advisor) that the transaction contemplated by such Acquisition Proposal would, if consummated, result in a transaction that is more favorable to the Stockholders than the Merger from a financial point of view (any transaction contemplated by an Acquisition Proposal as to which such determination in clauses (1) and (2) immediately above is made being referred to in this Agreement as a “Superior Proposal”) and (3) the Board of Directors of the Company determines in good faith (after consultation with outside legal counsel) that such action is required by the fiduciary duties of the Board of Directors of the Company to the Stockholders under applicable Law.
          (c) Nothing in this Section 6.2 shall permit the Company to enter into any agreement, orally or in writing, with respect to an Acquisition Proposal during the term of this Agreement (other than a confidentiality agreement as described above). In addition to the other obligations of the Company set forth in this Section 6.2, the Company shall immediately advise Parent orally and in writing of any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could result in an Acquisition Proposal, the

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same. The Company shall inform Parent on a prompt and current basis of the status and content of any developments regarding any Acquisition Proposal and as promptly as practicable of any change in the price, structure or form of the consideration or material terms of and conditions regarding any Acquisition Proposal or of any other developments or circumstances relating to the Acquisition Proposal.
     Section 6.3 Access to Information; Confidentiality.
          (a) From the date hereof until the earlier to occur of the Effective Time and the termination of this Agreement pursuant to its terms, consistent with applicable Law, upon reasonable notice, the Company shall afford to the officers, employees, accountants, counsel and other representatives and agents of Parent and its Affiliates (collectively “Parent Representatives”) full access (with reasonable prior notice, and during regular business hours) to all its properties (including but not limited to, for the purpose of performing environmental assessments), records, databases, source code, books, Contracts, commitments and other information (however stored), and, during such period, the Company shall furnish promptly to Parent all such information as Parent may reasonably request. The Company shall make available to Parent and the Parent Representatives the appropriate individuals for discussion of its business, properties and personnel as Parent or the Parent Representatives may reasonably request. No investigation pursuant to this Section 6.3(a) shall affect any representations or warranties of the Parties herein or the conditions to the obligations of the Parties hereto. Without limiting the foregoing, the Company shall provide all financial and operating data and other information concerning the Company as may be reasonably requested by Parent, including (i) as soon as practicable but in any event no later than thirty (30) days after the end of any fiscal quarter of the Company, financial statements of the Company for such fiscal quarter, and (ii) as soon as practicable but in any event no later than fifteen (15) days after the end of each calendar month, financial statements of the Company for such calendar month.
          (b) Parent shall keep all non-public information obtained pursuant to Section 6.3(a) confidential in accordance with the terms of the Non-Disclosure Agreement, dated December 19, 2007, between the Company and Parent (the “Confidentiality Agreement”). The Confidentiality Agreement shall continue in full force and effect prior to the Effective Time and after any termination of this Agreement. Anything contained in the Confidentiality Agreement to the contrary notwithstanding, the Company and Parent hereby agree that each such Party may issue press release(s) or make other public announcements regarding the transactions contemplated in this Agreement only in accordance with Section 6.8.
     Section 6.4 Commercially Reasonable Efforts; Further Assurances.
          (a) Upon the terms and subject to the conditions set forth in this Agreement, each Party shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Law to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby and by the Related Agreement. Each Party shall use its commercially reasonable efforts to (i) as promptly as practicable, obtain all Approvals necessary to

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

consummate the transactions contemplated by this Agreement and by the Related Agreement, (ii) make all filings required by applicable Law required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby and by the Related Agreement, including the Merger, (iii) furnish all information required for any application or other filing to be made pursuant to any Law or any applicable Regulations of any Governmental Authority in connection with the Merger and the other transactions contemplated by this Agreement and the Related Agreement, and (iv) obtain the expiration or termination of any applicable waiting period and any required clearances under the HSR Act or any applicable Foreign Competition Laws; provided, however, that notwithstanding anything herein to the contrary, neither Parent nor any of its Affiliates shall be under any obligation to, nor, without Parent’s prior written consent, shall the Company, (A) make proposals, execute, agree or consent to or carry out agreements or submit to Orders (1) providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent, any of its Affiliates, including the Surviving Corporation, and other Subsidiaries of Parent or any of their Affiliates, or the Company or the holding separate of any capital stock of any such Person, or imposing or seeking to impose any limitation on the ability of Parent or any of its Affiliates, including the Surviving Corporation, to own such assets or to acquire, hold or exercise full rights of ownership of capital stock of the Company, or (2) imposing or seeking to impose (x) any limitation whatsoever on the business activities of Parent or any of its Affiliates (other than the Company) or (y) any limitation on the business activities of the Company which, in the judgment of Parent in its sole discretion, might result in a limitation of the benefit expected to be derived by Parent as a result of the transactions contemplated hereby or might adversely affect Parent or any of Parent’s Affiliates, including its Subsidiaries and the Company, or (B) otherwise take any step to avoid or eliminate any impediment which may be asserted or requested under any Law governing competition, monopolies or restrictive trade practices. None of the Parties hereto will take any action which would result in any of the representations or warranties made by such Party pursuant to Article 4 or Article 5, as the case may be, (1) if qualified or limited by materiality (including the words “material” or “Material Adverse Effect”), becoming untrue or inaccurate in any respect or (2) if not so qualified or limited, becoming untrue or inaccurate in any material respect.
          (b) In connection with any of the filings or efforts listed in clauses (i) through (iv) of Section 6.4(a), Parent and the Company will use their respective commercially reasonable efforts to (i) cooperate with each other, including promptly furnishing each other any information reasonably requested by the other, (ii) cooperate with each other in connection with any filing or submission in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (iii) subject to applicable Law, consult and cooperate with each other in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party hereto relating to proceedings under the Antitrust Laws or Foreign Competition Laws, and (iv) provide to the Company’s or Parent’s outside counsel, as appropriate, all information and documents reasonably requested by such counsel promptly upon request, subject to any reasonable restrictions, including, if requested, copies of all correspondence, filings and communications between them or any of their representatives or advisors, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement, the Related Agreement, or the transactions contemplated hereby or thereby. The Parties hereto may, as each

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.4(b) as “outside counsel only.” Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient, unless express written permission is obtained in advance from the source of the materials. The Company shall promptly notify Parent, and Parent shall promptly notify the Company, of any communication such Party or any of its Affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permit the other Parties and their advisors to review in advance any proposed communication to any Governmental Authority subject to the limitations in this Section 6.4(b). No Party shall agree to participate in any meeting (including a telephone conference) with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with Parent and the Company in advance, except where it is not feasible or reasonably practicable to do so. To the extent permitted by such Governmental Authority, each Party agrees to give Parent and the Company the opportunity to attend and participate at any such meeting. Subject to the Confidentiality Agreement, the limitations in this Section 6.4(b) and any reasonable restrictions, the Parties will provide each other with copies of all correspondence, filings and communications between them or any of their representatives or advisors, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement, the Related Agreement, or the transactions contemplated hereby or thereby. No Party will agree to extend any waiting period under the HSR Act or any Foreign Competition Laws or enter into any agreement with the FTC or the DOJ or any other Governmental Authority regarding antitrust, competition, or similar Laws without the prior written consent of Parent and the Company.
          (c) The Parties shall use their commercially reasonable efforts to satisfy or cause to be satisfied all of the conditions precedent that are set forth in Article 7, as applicable to each of them, and to cause the Merger and the other transactions contemplated by this Agreement and the Related Agreement to be consummated in the most expeditious manner practicable. Each Party, at the reasonable request of another Party, shall promptly execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the Merger and the other transactions contemplated hereby and by the Related Agreement.
     Section 6.5 Employee Benefits.
          (a) From the Effective Time until December 31, 2008, Parent shall provide employees of the Company (the “Employees”) with employee benefits (including hourly wage or salary level) that are substantially similar in the aggregate to those employee benefits provided to the Employees by the Company as of the date hereof; provided, however that neither Parent nor the Surviving Corporation shall have an obligation to issue, or adopt any plans or arrangements providing for the issuance of equity-based compensation and that no such plans of the Company shall be taken into account in determining whether employee benefits are substantially similar in the aggregate. Nothing in this Section 6.5(a) shall restrict in any way the ability of Parent or the Surviving Corporation to terminate any Employee at any time.
          (b) Parent shall give Employees full credit for purposes of eligibility to participate and vesting under the employee benefit plans or arrangements maintained by Parent

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

or its U.S. Affiliates in which such Employees participate for such Employees’ service with the Company to the same extent recognized by comparable plans of the Company immediately prior to the Closing Date. Notwithstanding the foregoing, with respect to any welfare benefit plans maintained by Parent or its U.S. Affiliates for the benefit of Employees on and after the Closing Date, Parent shall use commercially reasonable efforts to (i) cause there to be waived any eligibility requirements or pre-existing condition limitations to the same extent waived under comparable plans of the Company immediately prior to the Closing Date and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to amounts paid by such Employees in the year of the Closing Date with respect to similar plans maintained by the Company.
          (c) Nothing contained in this Agreement shall (i) constitute or be deemed to be an amendment to any Employee Plan or any other compensation or benefit plan, program or arrangement of the Company, or (ii) prevent the amendment or termination of any Employee Plan or interfere with the right or obligation of Parent or the Surviving Corporation to make such changes as are necessary to conform with applicable Law.
     Section 6.6 Notification of Certain Matters; Certain Consents.
          (a) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of the occurrence or non-occurrence of any fact, condition or event of which the Company has Knowledge or which Parent has Knowledge, as applicable, the occurrence or non-occurrence of which would result in any representation or warranty contained in this Agreement being untrue or inaccurate in any material respect (or, in the case of any representation or warranty qualified by its terms by materiality (including the words “material” or “Material Adverse Effect”), then untrue or inaccurate in any respect) had such representation or warranty been made as of the time of occurrence or discovery of such fact, condition or event and any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.6 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice, including the right to indemnification.
          (b) Each of the Company and Parent shall give prompt notice to the other Party of (i) any notice or other communication from any Person alleging that the Approval of such Person is or may be required in connection with this Agreement, the Related Agreement, or the transactions contemplated hereby and thereby, including the Merger, (ii) any notice, document, request, court papers or other communication from any Governmental Authority or other third party in connection with this Agreement, the Related Agreement, or the transactions contemplated hereby and thereby, including the Merger (iii) any Claim relating to or involving or otherwise affecting such Party that relates to this Agreement, the Related Agreement, or the transactions contemplated hereby and thereby, including the Merger, or (iv) any fact, event, change, development, circumstance, condition or effect that such Party has determined would reasonably be expected to delay or impede the ability of such Party to consummate the transactions contemplated by this Agreement or the Related Agreement or to fulfill their respective obligations set forth herein or therein.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          (c) The Company shall give prompt notice to Parent of (i) the occurrence of a default, breach or violation or event that, with notice or lapse of time or both, would become a default, breach or violation under any Material Contract of the Company, (ii) any fact, event, change, development, circumstance, condition or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, and (iii) any of its representations or warranties contained herein failing to be true and correct in all material respects (or, in the case of any representation or warranty qualified by its terms by materiality (including the words “material” or “Material Adverse Effect”), failure to be true or accurate in any respect).
          (d) The Company shall give any notices to third parties, and use commercially reasonable efforts to obtain any Approvals from third parties, (i) necessary to consummate the transactions contemplated by this Agreement and the Related Agreement (including but not limited to those Approvals set forth on Sections 4.6(a) and 4.6(b) of the Company Disclosure Schedule), and (ii) otherwise required under any Contracts in connection with the consummation of the Merger or other transactions contemplated hereby or by the Related Agreement. If the Company shall fail to obtain any such Approval from a third party, the Company shall use its commercially reasonable efforts to take such actions as are reasonably requested by Parent (and Parent agrees to cooperate therewith as reasonably requested) to limit the adverse effect upon the Company and Parent, their respective Subsidiaries and Affiliates (including the Surviving Corporation), and their respective businesses resulting, or which would result after the Effective Time, from the failure to obtain such consent.
          (e) At least seven (7) days prior to the Closing Date, or earlier if so required by the DGCL or by the terms of the underlying security or governing Contract, the Company shall provide written notice to any security holders of the Company to whom such notice is required to be provided in a form and in a manner that complies with the requirements of the DGCL, which notice shall contain or be accompanied by the material required in accordance with the DGCL. The Company shall provide a draft of any such notice (and any related materials) to Parent for its review and comment a reasonable period prior to the date such notice is so provided and shall provide to Parent as promptly as practicable a copy of any final notice (and such related materials) as so provided, together with evidence of its transmittal to the security holders of the Company to whom such notice is required by the DGCL to be provided.
     Section 6.7 Stockholder Approvals; General Release of Claims.
          (a) Promptly following the execution of this Agreement (but in no event after 5:00 p.m., Scottsdale, Arizona Time, on the second (2nd) Business Day after the date of execution and delivery of this Agreement), the Company shall use its best efforts to deliver to Parent copies of the executed written consents (in the form of the Stockholder Consent and Agreement, attached hereto as Exhibit 4.5) evidencing the Stockholder Approvals and a certificate of the Secretary of the Company certifying that the Stockholder Approvals have been obtained in accordance with the Charter and the DGCL.
          (b) the Company shall use its best efforts to deliver to Parent as soon as reasonably practicable copies of the executed written consents (in the form of the Stockholder Consent and Agreement, attached hereto as Exhibit 4.5) evidencing the Stockholder Approvals

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and a certificate of the Secretary of the Company certifying that the Stockholder Approvals have been obtained in accordance with the Charter and the DGCL, with Stockholders holding not less than 70% of the outstanding shares of Company Stock authorizing and adopting the Charter Amendment, this Agreement, the Merger and the other transactions contemplated hereby.
          (c) the Company shall use its commercially reasonable efforts to deliver to Parent as soon as reasonably practicable copies of an executed General Release of Claims, in the form attached hereto as Exhibit 6.7(c), from each Stockholder who has executed a Stockholder Consent and Agreement.
     Section 6.8 Public Announcements. On or prior to Closing, no Party hereto will make any press release, public statement or public announcement with respect to this Agreement, the Related Agreement or any of the transactions contemplated hereby or thereby without the prior written consent of Parent or the Company, as the case may be; provided, that Parent may make any press release, public statement or public announcement which Parent determines is required by applicable Law or stock listing requirements and provided further, that Parent will provide to the Company a copy of such press release, public statement or public announcement as early as is reasonably practicable prior to the issuance thereof, and will consult with the Company regarding the contents thereof prior to issuing any such press release or making any such public statement or public announcement.
     Section 6.9 Takeover Statutes. If any Takeover Statute or other anti-takeover Law, Charter provision or Contract is or shall become applicable to the Merger or the transactions contemplated by this Agreement or by the Related Agreement, the Company and the Board of Directors of the Company shall grant such Approvals and take such actions as are necessary under any such Law, provision and Contract so that the Merger or the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby without adverse effect under, and otherwise act to eliminate or minimize the effects of, such Law, provision or Contract.
     Section 6.10 Equityholders and Other Claims. Prior to the Effective Time, the Company shall not settle or compromise any Claim brought in connection with the Merger or other transactions contemplated by this Agreement or the Related Agreement by any present, former or purported holder of any securities of the Company or other present, former or purported counterparty to a Contract with the Company without the prior written consent of Parent; provided that such consent shall not be unreasonably withheld, conditioned or delayed.
     Section 6.11 Company Transaction Expenses. At least two (2) Business Days prior to the scheduled Closing Date, the Company shall submit to Parent an estimate as of the Closing Date of the Company Transaction Expenses and reasonably satisfactory documentation setting forth the amounts of all such Company Transaction Expenses, including the identity of each recipient and dollar amounts, and, with respect to any unpaid Company Transaction Expenses, wire instructions and any other information necessary to effect the final payment in full thereof. If Parent, any Affiliate of Parent, the Surviving Corporation or any of their Subsidiaries has any liability to pay any Company Transaction Expenses that are not paid as of the Effective Time or reflected as a reduction of the Total Closing Calculation Amount, Parent shall be entitled to

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

receive payment out of the Escrow Fund of any amounts necessary to satisfy such liability and any related Losses.
     Section 6.12 Escrow Agreement. At or before the Closing, Parent and the Equityholders’ Representative will execute and deliver, and will use commercially reasonable efforts to cause the Escrow Agent to execute and deliver, the Escrow Agreement contemplated by Article 9 in substantially the form attached hereto as Exhibit 6.12 (the “Escrow Agreement”).
     Section 6.13 Delivery of Corporate Records. At or before the Closing, the Company shall deliver to Parent or its designee correct and complete copies of all minute books of all Stockholders, Board of Directors and committee meetings, unanimous or other consents, corporate seals, stock ledgers, true and complete copies of the Charter and Bylaws, and other similar records and items reasonably requested by Parent from the Company.
     Section 6.14 280G Approval. The Company shall promptly seek approval by the Stockholders entitled to vote thereon pursuant to the provisions of Section 280G of the Code of any payments of cash or stock that may be deemed to constitute “parachute payments” pursuant to Section 280G of the Code, such that all such payments will not be deemed to be “parachute payments” pursuant to Section 280G of the Code or shall be exempt from such treatment under Section 280G of the Code or will not be made if not so approved.
     Section 6.15 Treatment of Stock Options and Warrants.
          (a) As soon as practicable following the date of this Agreement, the Company shall provide notice of the Merger and other transactions contemplated by this Agreement to all holders of Stock Options. The Company shall provide to Parent as promptly as practicable copies of all correspondence to or from Optionholders in connection with the Merger and other transactions contemplated hereunder and shall provide Parent with the opportunity for a reasonable review and comment upon all such documentation prior to its dissemination to Optionholders in accordance with this Section 6.15(a).
          (b) As soon as practicable following the date of this Agreement, the Company shall provide notice of the Merger and other transactions contemplated by this Agreement to all holders of Warrants. The Company shall provide to Parent as promptly as practicable copies of all correspondence to or from holders of Warrants in connection with the Merger and other transactions contemplated hereunder and shall provide Parent with the opportunity to review and comment upon all such documentation prior to its dissemination to such holders in accordance with this Section 6.15(b).
          (c) Any conversion, exchange or exercise of Stock Options or Warrants between the date hereof and immediately prior to the Effective Time may be made subject to and conditioned on the Closing and effectiveness of the Merger at the Effective Time.
          (d) The Aggregate Exercise Proceeds received by the Company during the period between the date of this Agreement and the Effective Time shall be segregated and maintained in a separate account by the Company. Any amount of Aggregate Exercise Proceeds included in the calculation of the Total Closing Calculation Amount shall not be used (i) to reduce the amount of Existing Indebtedness or (ii) in any other manner in the preparation of the

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Payout Schedule that would have the effect of crediting such amount of Aggregate Exercise Proceeds more than once in the calculation of the Total Closing Calculation Amount, the Merger Consideration or the Closing Merger Consideration.
     Section 6.16 Clinical Trials. From time to time during the period prior to the Effective Time, and at the reasonable request of Parent, the Company shall provide Parent with updates concerning the progress of and developments in and, to the extent allowed by the applicable protocol, results of the Company’s clinical trials. In addition, the Company shall, to the extent allowed by the applicable clinical trial agreement and protocol, (a) invite Parent to participate in all meetings with clinical investigators, (b) provide Parent with copies of all written communication provided to and from such investigators, and (c) provide Parent with copies of any interim data and data analysis generated with respect to its clinical trials. The Company shall furnish to Parent for its review and comment, and the Company shall consult with Parent regarding, (i) clinical trial protocols, (ii) lists of clinical investigators, (iii) copies of all forms of clinical investigator contracts, (iv) in so far as permitted by legislative provisions governing data protection and informed consent agreements, patient data forms for any of its proposed clinical trials and (v) any related communications with national authorities or notified bodies.
     Section 6.17 FDA Approval Matters.
          (a) The Company shall notify Parent of any communications with the FDA or any corollary entity in any other jurisdiction, including outside of the United States, or any other Governmental Authority, whether written or oral, as soon as reasonably practicable, but in no event later than two (2) Business Days after the receipt of such communication, and within such same time period, the Company shall provide Parent with copies of any such written communications and written summaries of any such oral communications.
          (b) From time to time and at the reasonable request of Parent, the Company shall provide Parent with updates concerning the progress of the Company’s regulatory filings and strategy for obtaining necessary regulatory Approvals to market and sell the LipoSonix Product. The Company shall reasonably consult with Parent regarding any material regulatory filing prior to finalizing such filings and delivering them to the relevant regulatory authorities.
     Section 6.18 Repayment of Existing Indebtedness. The Company shall cause all Existing Indebtedness to be satisfied in full at or prior to Closing, including the principal balances and all accrued and unpaid interest thereon and other fees and costs related thereto. The Company shall provide to Parent at Closing evidence of such satisfaction and releases of all related Liens with respect to the Existing Indebtedness. The Company shall be entitled to satisfy all such Existing Indebtedness by directing Parent, in writing, to pay the appropriate amounts directly to the applicable lenders in full satisfaction of such Existing Indebtedness. Any such payment of Existing Indebtedness by Parent to a lender shall be made subject to and in accordance with a pay-off letter provided to Parent. Any amounts of such Existing Indebtedness, including the principal balances and all accrued and unpaid interest thereon and other fees and costs related thereto, paid by Parent in accordance with this Section 6.18 shall be deemed to be Existing Indebtedness that has not been satisfied in full for purposes of calculating the Total Closing Calculation Amount pursuant to Section 3.1(c)(vii).

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     Section 6.19 Pre-Closing Delivery of Schedules Necessary for Determination of Total Closing Calculation Amount; Payout Schedule. At least three (3) Business Days prior to the scheduled Closing Date, the Company shall prepare and deliver to Parent a schedule and reasonable supporting documentation (collectively, the “Payout Schedule”) which shall set forth a calculation of the portion of the Merger Consideration payable to each Equityholder under Article 3, including (a) the information required to be set forth on Section 4.3(a) and Section 4.26 of the Company Disclosure Schedule, as of the Effective Time, (b) an amount to be distributed to the Equityholders as a whole equal to the Closing Merger Consideration (including the amounts for each of the elements of the Closing Merger Consideration, such as the Total Closing Calculation Amount, the Aggregate Exercise Price, the Aggregate Exercise Proceeds and the Existing Indebtedness), (c) by Equityholder, an amount to be distributed to each such Equityholder equal to the aggregate Per Share Closing Consideration each such Equityholder shall be entitled to receive, (d) by Equityholder, the Sharing Percentage of each Equityholder and (e) by Equityholder, and based upon a valuation of the Company to be provided by Parent at least five (5) Business Days prior to the scheduled Closing Date, an amount to be withheld from each such Equityholder’s aggregate Per Share Closing Consideration due to applicable payroll, income tax or other withholding Taxes as of the Closing Date. The Company shall also provide Parent with such information as Parent may reasonably request to verify such calculations.
     Section 6.20 Corporate Integrity Agreement. The Company shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with Parent in doing, all things necessary, proper or advisable under the CIA as (but only to the extent) reasonably requested by Parent, including any screening of employees, consultants or any other Person.
ARTICLE 7
CONDITIONS
     Section 7.1 Conditions to Each Party’s Obligation to Consummate the Merger. The respective obligations of each Party to consummate the Merger and the other transactions contemplated by this Agreement and by the Related Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of the condition that the Stockholder Approvals shall have been obtained.
     Section 7.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement and by the Related Agreement shall also be subject to the satisfaction or waiver at or prior to the Closing of the following conditions:
          (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement (i) that are qualified or limited by materiality (including the words “material” or “Material Adverse Effect”) shall be true and correct on and as of the Closing Date with the same effect as if made on and as of the Closing Date (other than such representations that are made as of a specified date, which shall be true and correct as of such date), and (ii) that are not so qualified or limited shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Closing Date (other than such representations that are made as of a specified date, which shall be true and correct in all material respects as of such date); provided, however, that, notwithstanding the foregoing, the representations and warranties of the Company contained in Sections 4.12(a) and (c) and Section 4.28(b)(ii) of this Agreement shall be true and correct on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except where all failures of such representations and warranties in Sections 4.12(a) and (c) and Section 4.28(b)(ii) of this Agreement to be so true and correct have not had, and would not reasonably be expected to have, in the aggregate, a Material Adverse Effect on the Company. Parent and Merger Sub shall have received a certificate to such effect signed by the Chief Executive Officer of the Company, which certificate shall have the effect (including for purposes of Article 9) of the Company making its representations and warranties under this Agreement as of the Closing Date (other than such representations that are made as of a specified date, which shall be remade at the Closing Date as of such specified date).
          (b) Agreements and Covenants. The Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement and the Related Agreement to be performed or complied with by it on or prior to the Closing Date; and Parent and Merger Sub shall have received a certificate to such effect signed by the Chief Executive Officer of the Company.
          (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other Order (whether temporary, preliminary or permanent) issued by any Court or Governmental Authority of competent jurisdiction or other legal restraint or prohibition shall be in effect which prevents the consummation of the Merger and the other transactions contemplated hereunder and under the Related Agreement on the same terms and conferring on Parent and Merger Sub all the rights and benefits as contemplated herein; and there shall not be any Law or Order enacted, entered or enforced which makes the consummation of the Merger on the same terms and conferring on Parent all the rights and benefits as contemplated herein illegal.
          (d) No Governmental Restriction, Etc. There shall not be any pending or threatened Claim asserted by any Governmental Authority (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or the Related Agreement or seeking to obtain from Parent or any of its Subsidiaries or Affiliates any damages in connection with this Agreement or the Related Agreement, (ii) seeking to prohibit or limit the ownership, operation or conduct by the Company, Parent or any of their respective Subsidiaries or Affiliates of any significant portion of the business or assets of the Company, Parent or any of their respective Subsidiaries or Affiliates, or challenging or seeking to dispose of or hold separate any portion of the business or assets of the Company, Parent or any of their respective Subsidiaries or Affiliates, as a result of the Merger or any of the other transactions contemplated by this Agreement or the Related Agreement, (iii) seeking to impose any limitations on the ability of Parent or Merger Sub to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the Company, the Surviving Corporation or any of their Subsidiaries or Affiliates, including the right to vote such capital stock on all matters properly presented to the stockholders of the Company or the Surviving Corporation, respectively, or (iv) seeking to prohibit Parent or any of its

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Subsidiaries or Affiliates from effectively controlling in any respect the business or operations of the Company or its Affiliates.
          (e) Approvals, Consents, Etc. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that the Stockholder Approvals have been obtained, with Stockholders holding not less than 70% of the outstanding shares of Company Stock authorizing and adopting the Charter Amendment, this Agreement, the Merger and the other transactions contemplated hereby by duly executing and delivering to the Company a Stockholder Consent and Agreement, in the form attached hereto as Exhibit 4.5.
          (f) Charter Amendment. The Charter Amendment shall have been filed by the Company with the Secretary of State of the State of Delaware and shall have become effective in accordance with the DGCL.
          (g) Secretary’s Certificate Regarding Stockholder Approvals. The Secretary’s certificate set forth in Section 6.7 shall have been delivered to Parent.
          (h) Escrow Agreement. The Equityholders’ Representative and the Escrow Agent shall have executed and delivered the Escrow Agreement to Parent.
          (i) No Material Adverse Change. There shall not have occurred any fact, event, change, development, circumstance or effect which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company.
          (j) Opinions. Parent shall have received (i) the opinion of Fenwick & West LLP, counsel to the Company, in the form attached hereto as Exhibit 7.2(j)-1, and (ii) the opinion of Townsend and Townsend and Crew LLP, as special intellectual property counsel to the Company, in the form attached hereto as Exhibit 7.2(j)-2.
          (k) Company Transaction Expenses. The Company shall have submitted to Parent an estimate as of the Closing Date of the Company Transaction Expenses and reasonably satisfactory documentation setting forth the amounts of all such Company Transaction Expenses, including the identity of each recipient and dollar amounts, and, with respect to any unpaid Company Transaction Expenses, wire instructions and any other information necessary to effect the final payment in full thereof.
          (l) Payout Schedule Certificate. Parent shall have received a certificate signed by the Chief Executive Officer of the Company stating that the information set forth in the Payout Schedule delivered by the Company to Parent in accordance with Section 6.19 is true and correct in all respects.
          (m) Resignation of Directors and Officers. Parent shall have received letters of resignation, effective as of the Effective Time, from each of the directors and officers of the Company.
          (n) 280G Vote. Pursuant to Section 6.14, the “parachute payments” shall have been submitted to the Stockholders for approval or disapproval and such payments

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

will have been approved or disapproved by the Stockholders and, if disapproved, such payments shall have been waived by the recipients thereof and shall not have been made.
          (o) FIRPTA. The Company shall have delivered to Parent, in a form reasonably acceptable to Parent, a written statement in accordance with Treasury Regulations §§ 1.897-2(h) and 1.1445-2(c)(3) certifying that interests in the Company are not U.S. real property interests, together with a copy of the notice sent to the Internal Revenue Service in conformity with the requirements of Treasury Regulation section 1.897-2(h)(2).
          (p) Compliance with the CIA. Parent shall have completed within 10 days from the date of this Agreement the screening process required by the CIA of the Company’s employees and third parties with whom the Company has a business relationship, provided that the full and correct names of such third parties have been provided by the Company to Parent, and Parent shall not have identified, to its Knowledge, any employee or a third party with whom Company has an ongoing business relationship that appears on an Exclusion List as defined under the CIA; provided, however, that in the event that Parent identifies an employee or third party whose name appears on an Exclusion List as defined under the CIA, subject to the Parent and the Company working collaboratively to address the situation expeditiously, Parent shall waive this condition if the business relationships with such employee or third party whose name appears on an Exclusion List is terminated by the Company prior to the Closing and any such termination would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.
     Section 7.3 Additional Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger and the other transactions contemplated by this Agreement and by the Related Agreement shall also be subject to the satisfaction or waiver at or prior to the Closing of the following conditions:
          (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement (i) that are qualified or limited by materiality (including the words “material” or “Material Adverse Effect”) shall be true and correct on and as of the Closing Date with the same effect as if made on and as of the Closing Date (other than such representations that are made as of a specified date, which shall be true and correct as of such date), and (ii) that are not so qualified or limited shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date (other than such representations that are made as of a specified date, which shall be true and correct in all material respects as of such date); and the Company shall have received a certificate to such effect signed by an authorized officer of Parent, which certificate shall have the effect of Parent and Merger Sub making their representations and warranties under this Agreement as of the Closing Date (other than such representations that are made as of a specified date, which shall be remade at the Closing Date as of such specified date).
          (b) Agreements and Covenants. Each of Parent and Merger Sub shall have performed and complied in all material respects with all agreements and covenants required by this Agreement and, in the case of Parent, by the Related Agreement to be performed or complied with by it on or prior to the Closing Date; and the Company shall have received a certificate to such effect signed by an authorized officer of Parent.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other Order (whether temporary, preliminary or permanent) issued by any Court or Governmental Authority of competent jurisdiction or other legal restraint or prohibition shall be in effect which prevents the consummation of the Merger and other transactions contemplated hereunder and under the Related Agreement on the same terms and conferring on the Equityholders all the rights and benefits as contemplated herein; and there shall not be any Law or Order enacted, entered or enforced which makes the consummation of the Merger on the same terms and conferring on the Equityholders all the rights and benefits as contemplated herein illegal.
          (d) Escrow Agreement. Parent and the Escrow Agent shall have executed and delivered the Escrow Agreement to the Equityholders’ Representative.
ARTICLE 8
TERMINATION, AMENDMENT AND WAIVER
     Section 8.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time:
          (a) By mutual written consent of the Parties;
          (b) By either Parent or the Company if the Merger shall not have been consummated on or before September 15, 2008 (as the same may be extended pursuant to this Section 8.1(b), the “End Date”); provided, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party whose willful failure to fulfill any obligation under this Agreement or the Related Agreement has been the cause of, or resulted in, the failure of the Merger to have been consummated on or before such date; and provided, further, that if the Merger is subject to the notification requirement and waiting period under the HSR Act or any applicable Foreign Competition Laws and the expiration of the applicable waiting period under the HSR Act or any applicable Foreign Competition Laws has not been obtained by the End Date, the End Date shall be automatically extended, without further action of the Parties, until October 15, 2008; or
          (c) By either Parent or the Company, if a Court or Governmental Authority shall have issued an Order or taken any other action, in each case which has become final and non-appealable and which restrains, enjoins or otherwise prohibits the Merger;
          (d) By Parent, if neither Parent nor Merger Sub is in breach of its obligations under this Agreement, and if (i) at any time that any of the representations and warranties of the Company herein become untrue or inaccurate such that Section 7.2(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(d)) or (ii) there has been a breach on the part of the Company of any of its covenants or agreements contained in this Agreement such that Section 7.2(b) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(d)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within thirty (30) days

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

after notice to the Company by Parent; provided, however, that no such cure period shall be required for a breach which by its nature cannot be cured;
          (e) By the Company, if it is not in breach of its obligations under this Agreement, and if (i) at any time that any of the representations and warranties of Parent or Merger Sub herein become untrue or inaccurate such that Section 7.3(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(e)) or (ii) there has been a breach on the part of Parent or Merger Sub of any of their respective covenants or agreements contained in this Agreement such that Section 7.3(b) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(e)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within thirty (30) days after written notice to Parent by the Company; provided, however, that no such cure period shall be required for a breach which by its nature cannot be cured;
          (f) By the Company, if, prior to receipt of the Stockholder Approvals, (i) the Company is not in material breach of any of its obligations under this Agreement, (ii) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice if available or, if not available, including all material terms and conditions of such agreement in the notice, and (iii) Parent does not make, within three (3) Business Days after receipt of the Company’s written notice of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Board of Directors of the Company determines, in good faith after consultation with its outside legal counsel and its financial advisors, is at least as favorable to the Stockholders as the Superior Proposal, the Company agreeing hereby that (A) it shall not enter into a binding agreement referred to in clause (ii) immediately above until at least the sixth (6th) Business Day after it has provided the notice to Parent required thereby and (B) it shall notify Parent promptly if its intention to enter into a written agreement referred to in such notice shall change at any time after giving such notice; provided, however, that any termination pursuant to this Section 8.1(f) shall not be effective until the Company has made payment to Parent of the termination fee required by Section 8.2(b);
          (g) By Parent, if prior to the receipt of the Stockholder Approvals, the Company or the Board of Directors of the Company shall have (i) failed to recommend or shall have withdrawn, modified or changed in any respect adverse to Parent its recommendation of the approval of the Charter Amendment, this Agreement, the Related Agreement, the Merger or any of the transactions contemplated hereby or by the Related Agreement, or (ii) recommended to the Stockholders or entered into an agreement with respect to, or consummated, any Superior Proposal from a Person other than Parent or any of its Affiliates (or the Board of Directors of the Company shall have resolved to do any of the foregoing); or
          (h) By Parent, if the Stockholder Approvals shall not have been obtained by 5:00 p.m., Scottsdale, Arizona Time, on the second (2nd) Business Day after the date of execution and delivery of this Agreement.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     Section 8.2 Effect of Termination; Termination Fee.
          (a) In the event of the termination of this Agreement pursuant to Section 8.1 (which termination will be effective immediately upon the delivery of written notice of the terminating Party to the other Parties hereto), this Agreement (other than this Section 8.2 (Effect of Termination) and Sections 6.3(b) (Access to Information; Confidentiality), 6.8 (Public Announcements) and 11.1 through 11.10 (Miscellaneous), which shall survive such termination) will forthwith become void and be of no further force and effect, and there will be no liability on the part of Parent, Merger Sub or the Company or any of their respective officers or directors to the other and all rights and obligations of any Party hereto will cease, except that nothing herein will relieve any Party from liability for any breach, prior to termination of this Agreement in accordance with its terms, of any representation, warranty, covenant or agreement contained in this Agreement.
          (b) In the event of a termination of this Agreement by the Company pursuant to Section 8.1(f), the Company shall pay Parent a termination fee by wire transfer of same day funds of $6,000,000 concurrent with, and as a condition to the effectiveness of, such termination.
          (c) In the event of a termination of this Agreement by Parent pursuant to Section 8.1(g), the Company shall pay Parent a termination fee by wire transfer of same day funds of (x) $1,000,000 plus (y) Parent’s charges and expenses incurred in connection with the transactions contemplated hereby, within two (2) Business Days after such termination and, if the Company enters into a definitive agreement relating to an Acquisition Proposal within twelve (12) months of such termination, then the Company shall pay Parent an additional termination fee by wire transfer of same day funds of $5,000,000 (such additional termination fee to be paid prior to the time of execution of such definitive agreement).
          (d) In the event of a termination of this Agreement by Parent pursuant to Section 8.1(h), the Company shall pay Parent a termination fee by wire transfer of same day funds of (x) $1,000,000 plus (y) Parent’s charges and expenses incurred in connection with the transactions contemplated hereby, within two (2) Business Days after such termination and, if the Company enters into a definitive agreement relating to an Acquisition Proposal within twelve (12) months of such termination, then the Company shall pay Parent an additional termination fee by wire transfer of same day funds of $5,000,000 (such additional termination fee to be paid prior to the time of execution of such definitive agreement).
          (e) In the event of a termination of this Agreement by (i) the Company or Parent pursuant to Section 8.1(b) (other than a termination as a result of (A) the failure of the conditions set forth in Section 7.3 or (B) the failure of any applicable waiting period to expire or terminate under the HSR Act or any applicable Foreign Competition Laws) or (ii) Parent pursuant to Section 8.1(d), and, in the case of both clauses (i) and (ii), the Company enters within twelve (12) months of such termination into a definitive agreement relating to an Acquisition Proposal providing for consideration to the holders of Company Stock of greater economic value, taken as a whole, than that which would have been provided pursuant to this Agreement and the transactions contemplated hereby, then the Company shall pay Parent a termination fee

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

by wire transfer of same day funds of $6,000,000, such fee to be paid prior to the time of execution of such definitive agreement.
     Section 8.3 Amendment. This Agreement may be amended to the fullest extent permitted by Law by Parent, Merger Sub and the Company by action taken by or on behalf of their respective Board of Directors at any time prior to the Effective Time, whether before or after approval of this Agreement by their respective shareholders. This Agreement may not be amended except by an instrument in writing signed by the Parties.
     Section 8.4 Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent permitted by Law, extend the time for the performance of any of the obligations or other acts required by the other Party hereunder, waive any inaccuracies in the representations and warranties made to such Party and contained herein or in any document delivered pursuant hereto and waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. For the avoidance of doubt, no such waiver granted pursuant to the foregoing shall limit the Parent Indemnified Person’s right to indemnification under Article 9 with respect to the matter waived, except to the extent specified in such waiver.
ARTICLE 9
INDEMNIFICATION AND ESCROW
     Section 9.1 Survival of Representations and Warranties. All representations and warranties made by the Company in this Agreement shall survive the Merger and continue for a period beginning on the Closing Date and ending two (2) years after the Closing Date (the “Survival Period”) (except for (x) the representations and warranties in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6 (other than Section 4.6(a)(iv)) and 4.35, which shall survive the Merger and continue indefinitely and (y) the representations and warranties in Sections 4.13, 4.17, 4.18, 4.21, 4.23 and 4.34, which shall survive until ninety (90) days after the expiration of the applicable statute of limitations). Notwithstanding anything herein to the contrary, if an indemnification Claim in respect of any representation or warranty is made prior to the termination of the particular survival period specified above, such representation or warranty shall survive as to such indemnification Claim until such Claim has been finally resolved.
     Section 9.2 Indemnification; Remedies.
          (a) Subject to the limitations set forth in this Article 9, Parent and Merger Sub and their respective Affiliates (including, from and after the Effective Time, the Surviving Corporation) and each of their respective officers, directors, agents, representatives, employees, successors and assigns (hereinafter referred to individually as a “Parent Indemnified Person” and collectively as “Parent Indemnified Persons”) shall be indemnified, as set forth in this Article 9, out of the Escrow Fund and by way of set-off against any Contingent Payments in accordance with (and subject to the limitations set forth in) Section 3.11(h) and this Article 9, from and against any and all amounts payable, payments, losses, damages, claims, demands, actions or causes of action, liabilities, settlements, judgments, costs and expenses, including

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

interest, penalties, fines and fees (including reasonable attorneys’ fees and costs of Claims) (collectively, “Losses”), arising out of or resulting from any of the following matters:
               (i) the breach, untruth or inaccuracy of any representation or warranty of the Company contained in Article 4 of this Agreement or in any schedule, exhibit or certificate delivered by the Company pursuant hereto, determined in each case and for all purposes without regard to any materiality (including the word “material”), Material Adverse Effect or similar qualifier contained therein (other than Sections 4.7(a), 4.10(a) and 4.36, for which breaches, untruths or inaccuracies shall be determined without disregarding any materiality (including the word “material”), Material Adverse Effect or similar qualifier contained therein);
               (ii) the breach or nonperformance by the Company of any of its covenants or agreements contained in this Agreement, determined in each case and for all purposes without regard to any materiality (including the word “material”), Material Adverse Effect or similar qualifier contained therein;
               (iii) the amount of all Company Transaction Expenses which have not been paid prior to Closing and which have not been reflected in a reduction of the Total Closing Calculation Amount pursuant to the provisions of Section 3.1(c) of this Agreement (but only to the extent of such reduction);
               (iv) an amount equal to the excess, if any, of (A) any amounts Parent, Merger Sub, the Company or the Surviving Corporation is required by a court of competent jurisdiction to pay, or pays in settlement, in respect of any Dissenting Shares (to the extent a Court determines that Section 262 of the DGCL is applicable to the Merger) over (B) the amount of the portion of the Merger Consideration into which such Dissenting Shares would have been converted in the Merger had such shares not been Dissenting Shares;
               (v) any valid Claim (as to which the claimant is entitled to recover) (A) that any Stock Option or share of Common Stock or Preferred Stock entitles the holder thereof to anything other than the cash payments specified in Sections 3.1 and 3.2, (B) that any Warrant or Convertible Note entitles the holder thereof to any consideration under this Agreement or (C) made by or on behalf of any former Equityholder or alleged Equityholder challenging, disputing or objecting to the Merger or the Merger Consideration or the amount of the portion of the Merger Consideration received or to be received by any such former Equityholder due to errors or inaccuracies in the Payout Schedule delivered by the Company pursuant to Section 6.19;
               (vi) the amount, if any, by which the Total Closing Calculation Amount was increased due to errors, omissions or inaccuracies in the Payout Schedule delivered by the Company pursuant to Section 6.19;
               (vii) any civil money penalties, fines, damages, recoupments, adjustments or offsets imposed against the Company or the Surviving Corporation by any Governmental Authority in connection with any investigation by any Governmental Entity (including, for the avoidance of doubt, any Court proceeding instituted by any such

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Governmental Authority for the purpose of litigating such imposition against the Company or the Surviving Corporation) after the Effective Time, based on any action, inaction, event, condition, facts or circumstances that occurred or existed prior to or at the Effective Time, whether or not disclosed to Parent pursuant to this Agreement or in the Company Disclosure Schedule;
               (viii) the following Taxes and, except as otherwise provided in Section 10.3, any Losses incurred in contesting or otherwise in connection with any such Taxes: (A) Taxes imposed on the Company with respect to Tax periods ending on or before the date of the Effective Time; (B) with respect to Tax periods beginning before the date of the Effective Time and ending after the date of the Effective Time, Taxes imposed on the Company which are allocable, pursuant to Section 10.1, to the portion of such period ending on the date of the Effective Time; (C) Taxes imposed on any Person other than the Company for which the Company is liable by operation of law or agreement with respect to any Tax Period or any portion of a Tax Period occurring on or before the date of the Effective Time; and (D) Taxes imposed on Parent, the Company or, after the Effective Time, the Surviving Corporation or any of its Subsidiaries, as a result of any breach of warranty or misrepresentation under Section 4.17; provided that payments under this paragraph shall only be made to the extent that the amount exceeds any accrual or reserve for Taxes on the Company Balance Sheet recorded in the ordinary course of business consistent with past practice;
               (ix) regardless of any disclosure on the Company Disclosure Schedule, the treatment as an “excess parachute payment” (within the meaning of Code Section 280G(b)) of any payment made by the Company on or prior to the Closing Date or otherwise required to be paid by the Company, the Surviving Corporation or any of their respective Affiliates or Subsidiaries before, on or after the Closing Date pursuant to written or oral Contracts or agreements entered into on or prior to the Closing Date;
               (x) regardless of any disclosure on the Company Disclosure Schedule, any broker’s, financial advisor’s, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or the Related Agreement, including but not limited to any fee or commission to be paid pursuant to the engagement letter, dated March 25, 2008, with J.P. Morgan, in each case which have not been paid prior to the Closing and which have not been reflected in a reduction of the Total Closing Calculation Amount pursuant to the provisions of Section 3.1(c) of this Agreement (but only to the extent of such reduction); and
               (xi) regardless of any disclosure on the Company Disclosure Schedule, any liability (including without limitation, in each case, any royalties or fees payable or securities issuable in connection therewith) of the Company, the Surviving Corporation or any of their respective Affiliates or Subsidiaries (A) in connection with the LipoSonix Product (as it has been developed and commercialized by the Company prior to the Closing) under the *** or the ***, (B) under any of the Desilets Agreements, (C) under the GE Agreement or (D) under any of the agreements listed on Section 4.36 of the Company Disclosure Schedule, where such liability arises out of or results from any matters set forth in missing pages in such agreements listed on Section 4.36 of the Company Disclosure Schedule.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          (b) Nothing in this Agreement shall limit the liability of any Party for any breach of any representation, warranty, covenant or agreement in this Agreement if this Agreement is terminated.
          (c) Subject to the terms of this Article 9, the right of the Parent Indemnified Persons to seek indemnification under this Article 9 shall be limited to and capped at the aggregate sum of *** (including any amounts received by Parent Indemnified Persons from the Escrow Fund in satisfaction of indemnification rights pursuant to this Article 9 and the amounts set-off by Parent or the Surviving Corporation (not to exceed *** in the aggregate) pursuant to Section 3.11(h)). Such indemnification right of the Parent Indemnified Persons under Article 9 shall be satisfied by the following means:
               (i) first, recourse against such monies as are on deposit in the Escrow Fund; and
               (ii) second, upon the exhaustion or unavailability of the Escrow Fund, by off-setting against Contingent Payments (pro rata based on each Equityholder’s Sharing Percentage) in accordance with Section 3.11(h).
Subject to Section 9.13, following the Closing, resort to the Escrow Fund and set-off against Contingent Payments in accordance with Section 3.11(h) shall be the sole and exclusive right and remedy of the Parent Indemnified Persons for any matter set forth in Section 9.2(a) or for any other matter for which any Parent Indemnified Person may claim any damages from any Equityholder in connection with this Agreement.
     Section 9.3 Escrow Fund and Equityholders’ Representative Expense Fund.
     Promptly after the Effective Time, Parent shall deposit the Escrow Amount with the Paying Agent (or another institution mutually acceptable to Parent and the Company), as escrow agent in connection with this Agreement (in such capacity, the “Escrow Agent”), such deposit (together with interest and other income thereon) to constitute the Escrow Fund and to be governed by the terms set forth herein and in the Escrow Agreement. In addition, promptly after the Effective Time, Parent shall deposit the Equityholders’ Representative Expense Amount with the Escrow Agent pursuant to the Escrow Agreement, such deposit (together with interest and other income thereon) to constitute the Equityholders’ Representative Expense Fund and to be governed by the terms set forth herein and in the Escrow Agreement.
     Section 9.4 Calculation of Losses.
          (a) For the purposes of calculating the amount of Losses pursuant to Section 9.2(a)(i), the representations and warranties in this Agreement shall be read without any materiality (including the word “material”), Material Adverse Effect or similar qualifiers.
          (b) The Parent Indemnified Persons shall not be entitled to indemnification pursuant to Sections 9.2(a)(i) (except in respect of the representations and warranties made under Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6 (other than Section 4.6(a)(iv)), 4.17, 4.21, 4.22, 4.26 and 4.35 as to which the limitation in this Section 9.4(b) shall not apply) and (a)(vii) for any Losses until the aggregate amount of all Losses incurred by the Parent Indemnified Persons exceeds *** (the “Threshold”), in which case the Parent Indemnified

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Persons shall be entitled to indemnification for the full amount of Losses including the Threshold (i.e., back to dollar one); provided, however, that only individual Claims with a value in excess of $25,000 shall be included in the Threshold or be counted for determining the amount of Losses to be indemnified to the Parent Indemnified Persons.
          (c) For the avoidance of doubt, the limitations in Section 9.4(b) shall not apply to any Claim for indemnification pursuant to Sections 9.2(a)(ii), (a)(iii), (a)(iv), (a)(v), (a)(vi), (a)(viii), (a)(ix), (a)(x) and (a)(xi).
     Section 9.5 Distributions from Escrow Fund and Equityholders’ Representative Expense Fund to Equityholders. On the date that is the two (2) year anniversary of the Closing Date (the “Escrow Termination Date”), the Escrow Agent shall deliver any remaining amounts in the Escrow Fund to the Equityholders based on each Equityholder’s Sharing Percentage as set forth in the Payout Schedule, less amounts that would be necessary to satisfy fully any then pending and unsatisfied or unresolved Claims specified in any Escrow Claim Notice previously delivered to the Escrow Agent as if such Claims were resolved in favor of Parent or such other Parent Indemnified Person, and less any applicable withholding tax. Amounts not distributed under the foregoing in respect of pending and unsatisfied or unresolved Claims shall remain in the Escrow Fund until the related Claims have been resolved or until any such portion of such amounts is determined pursuant to Section 9.9 to be no longer necessary to satisfy such Claims. As soon as all such Claims have been resolved or any such portion of such amounts is determined pursuant to Section 9.9 to be no longer necessary to satisfy such Claims, the Escrow Agent shall deliver to the Equityholders’ Representative in accordance with each Equityholder’s Sharing Percentage as set forth in the Payout Schedule the remaining portion of such undistributed amount, if any, not required to satisfy such Claims (less any applicable withholding tax). Any remaining amounts in the Equityholders’ Representative Expense Fund shall be delivered to the Equityholders in accordance with Section 9.6(j).
     Section 9.6 Equityholders’ Representative.
          (a) Appointment. Pursuant to this Agreement and the Escrow Agreement, Rebecca Robertson is hereby appointed (from and after the Effective Time) as agent and attorney in fact for each Equityholder (except for holders of Dissenting Shares) (the “Equityholders’ Representative”) and, as such, shall have full power and authority to represent all of the Equityholders and their successors with respect to all matters arising under this Agreement and the Escrow Agreement and all actions taken by the Equityholders’ Representative hereunder and thereunder shall be binding upon all such Equityholders and their successors as if expressly confirmed and ratified in writing by each of them and no Equityholder shall have the right to object, dissent, protest or otherwise contest the same. The Equityholders’ Representative may take any action which he or she believes is necessary or appropriate under this Agreement and the Escrow Agreement for, in the name and on behalf of the Equityholders, as fully as if the Equityholders were acting on their own behalf, including executing and delivering the Escrow Agreement as Equityholders’ Representative, giving and receiving any notice or instruction permitted or required under this Agreement or the Escrow Agreement by the Equityholders’ Representative or any Equityholder, interpreting all of the terms and provisions of this Agreement and the Escrow Agreement, authorizing payments to be made with respect hereto or thereto, obtaining reimbursement as provided for herein for all reasonable out-of-

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

pocket fees and expenses and other obligations of or incurred by the Equityholders’ Representative in connection with this Agreement and the Escrow Agreement, contesting or defending all indemnity Claims pursuant to Section 9.2 of this Agreement against the Escrow Fund and by way of set-off against any Contingent Payments in accordance with Section 3.11(h) and this Article 9 (a “Parent Indemnity Claim”), consenting to, compromising or settling all Parent Indemnity Claims, conducting negotiations with Parent and its Affiliates and agents regarding such Claims, dealing with Parent and the Escrow Agent under this Agreement and the Escrow Agreement with respect to all matters arising under this Agreement and the Escrow Agreement, taking any and all other actions specified in or contemplated by this Agreement and the Escrow Agreement, and engaging counsel, accountants or other agents in connection with the foregoing matters. Without limiting the generality of the foregoing, after the Effective Time and to the extent permitted by the DGCL, the Equityholders’ Representative shall have full power and authority for, in the name and on behalf of all such Equityholders and such successors to interpret all the terms and provisions of this Agreement and the Escrow Agreement and to consent to any amendment hereof or thereof; provided, that the Equityholders’ Representative shall not enter into any amendment hereto unless such amendment has been approved in writing by a majority in interest of the Equityholders (determined on the basis of each Equityholder’s ownership of the Fully Diluted Total) (the “Majority in Interest”). The Equityholders’ Representative shall have no duties or obligations except those expressly set forth in this Agreement and in the Escrow Agreement.
          (b) Authorization. Without limiting the foregoing or any other provision of this Agreement, the Equityholders’ Representative hereby is authorized and empowered to:
               (i) receive all notices or documents given or to be given to any of the Equityholders by Parent or any Affiliate or the Escrow Agent pursuant to this Agreement or to the Escrow Agreement or in connection herewith or therewith and to receive and accept service of legal process in connection with any suit or proceeding arising under this Agreement or the Escrow Agreement;
               (ii) deliver to Parent or any Affiliate or the Escrow Agent at the Closing all certificates and documents to be delivered to Parent pursuant to this Agreement or the Escrow Agreement, together with any other certificates and documents executed and delivered by any of the Equityholders and deposited with the Equityholders’ Representative for such purpose;
               (iii) engage counsel, and such accountants and other advisors for and on behalf of the Equityholders’ Representative on behalf and for the benefit of the Equityholders and incur such other expenses on behalf of any of the Equityholders in connection with this Agreement or the Escrow Agreement and the transactions contemplated hereby or thereby as the Equityholders’ Representative may in its sole discretion deem appropriate;
               (iv) take such other action as the Equityholders’ Representative or any of the Equityholders is authorized to take under this Agreement or the Escrow Agreement;

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

               (v) receive all documents or certificates and make all determinations, on behalf of any of the Equityholders, required or permitted after the Effective Time under this Agreement or the Escrow Agreement;
               (vi) take all such other matters as the Equityholders’ Representative may in its sole discretion deem necessary or appropriate to consummate this Agreement or the Escrow Agreement and the transactions contemplated hereby and thereby;
               (vii) take all such action as may be necessary after the Effective Time to carry out any of the transactions contemplated by this Agreement and the Escrow Agreement;
               (viii) take all such action as the Equityholders’ Representative may in its sole discretion deem necessary or appropriate after the Effective Time in connection with any waiver of any obligation of Parent or the Surviving Corporation;
               (ix) take all such action as the Equityholders’ Representative may in its sole discretion deem necessary or appropriate after the Effective Time in respect of any Claims for which indemnification is sought pursuant to Article 9 (including contesting, disputing or settling any such Claims, or defending (or participating in the defense of) any Third Party Claims); and
               (x) take all such matters as the Equityholders’ Representative may in its sole discretion deem necessary or appropriate pursuant to Sections 3.9 through 3.11 in connection with the Contingent Payments (including any investigation or audit pursuant to Section 3.11(c), and the conduct, resolution and settlement of any disputes with respect to any Contingent Payments).
All actions, decisions and instructions of the Equityholders’ Representative that are within the scope of the authority of the Equityholders’ Representative, as set forth in this Section 9.6, shall be conclusive and binding upon all of the Equityholders and no Equityholder shall have any Claim or cause of action against the Equityholders’ Representative, and the Equityholders’ Representative shall have no liability to any Equityholder, for any action taken, decision made or instruction given by the Equityholders’ Representative in connection with the Escrow Agreement or this Agreement, except in the case of his or her own fraud or willful misconduct.
Notwithstanding the foregoing, the Equityholders’ Representative shall not have the authority to (A) commence a judicial proceeding against Parent (other than to resolve any dispute as set forth in Section 9.9(b) or Section 9.11, or relating to the matters set forth in Section 3.9 through 3.11), unless such proceeding has been approved in writing by a Majority in Interest, (B) take any action that would provide for, or impose, any liability or obligation on any Equityholder following the Effective Time, except to the extent provided in this Article 9 (without regard to this Section 9.6) or with respect to the Equityholders’ Representative Expense Fund, (C) receive or send any notice on behalf of any Equityholder in connection with any dispute with, or claim against, such Equityholder in its individual or personal capacity that is not applicable to all of the Equityholders, Stockholder or holders of Vested Stock Options generally, or (D) take any action

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

on behalf of any Equityholder in connection with the documents and matters provided for in Sections 3.1 through 3.6 of this Agreement.
          (c) Indemnification of Equityholders’ Representative. The Equityholders’ Representative shall incur no liability to the Equityholders or the Escrow Agent with respect to any action taken or suffered by it in reliance upon any note, direction, instruction, consent, statement or other documents reasonably believed by the Equityholders’ Representative to be genuinely and duly authorized by the Majority in Interest of the Equityholders, nor for any other action or inaction taken or omitted in good faith in connection herewith or with the Escrow Agreement, in any case except for liability to the Equityholders for the Equityholders’ Representative’s own fraud or willful misconduct. The Equityholders’ Representative shall be indemnified for and shall be held harmless by the Equityholders (but only to the extent of the Equityholders’ Representative Expense Fund, and not out of the Escrow Fund or any other funds of the Equityholders) against any loss, liability or expense incurred by the Equityholders’ Representative or any of its Affiliates and any of their respective partners, directors, officers, employees, agents, stockholders, consultants, attorneys, accountants, advisors, brokers, representatives or controlling persons, in each case relating to the Equityholders’ Representative’s conduct as Equityholders’ Representative, other than such losses, liabilities or expenses resulting from the Equityholders’ Representative’s fraud or willful misconduct in connection with its performance under this Agreement and the Escrow Agreement. This indemnification shall survive the termination of this Agreement. The costs of such indemnification (including the costs and expenses of enforcing this right of indemnification) shall be paid only from the Equityholders’ Representative Expense Fund, and the Equityholders shall have no further liability therefor. Neither Parent, nor any of its Affiliates (including after the Effective Time, the Surviving Corporation) shall have any liability therefor. The Equityholders will have no obligation to pay, reimburse or indemnify any expenses incurred by the Equityholders’ Representative other than from the Equityholders’ Representative Expense Fund, and, for the avoidance of doubt, none of Parent, the Surviving Corporation or any of their respective Affiliates shall have any obligation to pay, reimburse or indemnify any expenses incurred by the Equityholders’ Representative under any circumstance. The Equityholders’ Representative may, in all questions arising under this Agreement, rely on the advice of counsel and for anything done, omitted or suffered in good faith by the Equityholders’ Representative in accordance with such advice, the Equityholders’ Representative shall not be liable to the Equityholders or the Escrow Agent. In no event shall the Equityholders’ Representative be liable under this Section 9.6(c) for any indirect, punitive, special or consequential damages. If the Equityholders’ Representative shall be a natural person who is a director, partner or manager of any Equityholder (or of any general partner or other Person that shall control any Equityholder), then in the event that the Equityholders’ Representative shall at any time have any liability whatsoever to any Person for any action taken hereunder or in their capacity as Equityholders’ Representative (including as a result of breach of any duties or obligations hereunder), such liability shall be a liability solely of such Equityholder, and not of the Equityholders’ Representative in his or her individual capacity, and such Person shall have no recourse to such Equityholders’ Representative in his or her personal capacity.
          (d) Reasonable Reliance. In the performance of his or her duties hereunder, the Equityholders’ Representative shall be entitled to rely upon any document or instrument reasonably believed by him or her to be genuine, accurate as to content and signed by

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

any Equityholder or by Parent or the Escrow Agent. The Equityholders’ Representative may assume that any Person purporting to give any notice in accordance with the provisions hereof has been duly authorized to do so.
          (e) Attorney-in-Fact.
               (i) The Equityholders’ Representative is hereby appointed and constituted the true and lawful attorney-in-fact and agent of each Equityholder, with full power in his, her or its name and on his, her or its behalf to act according to the terms of this Agreement and the Escrow Agreement in the absolute discretion of the Equityholders’ Representative; and in general to do all things and to perform all acts including, without limitation, executing and delivering the Escrow Agreement and any other agreements, certificates, receipts, instructions, notices or instruments contemplated by or deemed advisable in connection with this Agreement or the Escrow Agreement.
               (ii) This power of attorney and all authority hereby conferred is granted and shall be irrevocable and shall not be terminated by any act of any Equityholder, by operation of Law, whether by such Equityholder’s death, disability, protective supervision or any other event. Without limitation to the foregoing, this power of attorney is to ensure the performance of a special obligation and, accordingly, each Equityholder hereby renounces its, his or her right to renounce this power of attorney unilaterally any time before the complete distribution of the Escrow Fund and the payment of all Contingent Payments.
               (iii) Each Equityholder hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Equityholders’ Representative taken in good faith under the Escrow Agreement or pursuant to the authority granted in this Section 9.6.
               (iv) Notwithstanding the power of attorney granted in this Section 9.6, no agreement, instrument, acknowledgement or other act or document shall be ineffective by reason only of the holders of a Majority in Interest having signed or given such directly instead of the Equityholders’ Representative.
          (f) Liability. If the Equityholders’ Representative is required by the terms of the Escrow Agreement to determine the occurrence of any event or contingency, the Equityholders’ Representative shall, in making such determination, be liable to the Equityholders only for his or her proven fraud or willful misconduct as determined in light of all the circumstances, including the time and facilities available to him or her in the ordinary conduct of business. In determining the occurrence of any such event or contingency, the Equityholders’ Representative may request from any of the Equityholders such reasonable additional evidence as the Equityholders’ Representative in his or her sole discretion may deem necessary to determine any fact relating to the occurrence of such event or contingency, and may at any time inquire of and consult with others, including any of the Equityholders, and the Equityholders’ Representative shall not be liable to any Equityholder for any damages resulting from his or her delay in acting hereunder pending his or her receipt and examination of additional evidence requested by him or her.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          (g) Orders. The Equityholders’ Representative is authorized, in his or her sole discretion, to comply with final, nonappealable Orders or decisions issued or process entered by any Court or arbitrator with respect to the Escrow Fund. If any portion of the Escrow Fund is disbursed to the Equityholders’ Representative and is at any time attached, garnished or levied upon under any Order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any Order, or in case any Order shall be made or entered by any Court affecting such property or any part thereof, then and in any such event, the Equityholders’ Representative is authorized, in his or her sole discretion, but in good faith, to rely upon and comply with any such Order which he or she is advised by legal counsel selected by him or her is binding upon him or her without the need for appeal or other action; and if the Equityholders’ Representative complies with any such Order, he or she shall not be liable to any Equityholder by reason of such compliance even though such Order may be subsequently reversed, modified, annulled, set aside or vacated.
          (h) Removal of Equityholders’ Representative; Authority of Successor Equityholders’ Representative. Equityholders who in the aggregate hold at least a Majority in Interest shall have the right, upon not less than ten (10) days’ written notice, at any time during the term of the Escrow Agreement to remove the then acting Equityholders’ Representative and to appoint a successor Equityholders’ Representative; provided, however, that neither such removal of the then acting Equityholders’ Representative nor such appointment of a successor Equityholders’ Representative shall be effective until the delivery to the Escrow Agent (so long as the Escrow Fund remains) of executed counterparts of a writing signed by each such Equityholder holding a Majority in Interest with respect to such removal and appointment, together with an acknowledgment signed by the successor Equityholders’ Representative appointed in such writing that he or she accepts the responsibility of successor Equityholders’ Representative and agrees to perform and be bound by all of the provisions of this Agreement applicable to the Equityholders’ Representative. Each successor Equityholders’ Representative shall have all of the power, authority, rights and privileges conferred by this Agreement and the Escrow Agreement upon the original Equityholders’ Representative, and the term “Equityholders’ Representative” as used herein and in the Escrow Agreement shall be deemed to include any interim or successor Equityholders’ Representative.
          (i) Resignation of Equityholders’ Representative. The individual acting as Equityholders’ Representative may resign upon no less than forty-five (45) days’ notice to Parent, the Escrow Agent and each Equityholder at the addresses set forth in the Escrow Agreement. If Rebecca Robertson ceases to act as the Equityholders’ Representative for any reason, Wilfred Jaeger shall automatically (and without further action by any Person) become the Equityholders’ Representative. If Wilfred Jaeger shall give his intent to resign, or is unable to ceases to act as the Equityholders’ Representative for any reason, any one or more holders of 25% or more in aggregate of the shares of Company Stock outstanding as of immediately prior to the Effective Time may, by written notice to Parent, the Escrow Agent and to each other former holder of shares of Company Stock at the addresses set forth in the Escrow Agreement, appoint a successor Equityholders’ Representative; provided, however, that if more than one successor Equityholders’ Representative shall be proposed on or before the date that is thirty (30) days after the Equityholders’ Representative shall give notice of intent to resign, or is unable or ceases to act as Equityholders’ Representative, by holders of 25% or more in aggregate of the shares of Company Stock outstanding as of immediately prior to the Effective Time, the successor

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

proposed by holders of the largest number of such shares outstanding as of immediately prior to the Effective Time shall serve as the successor Equityholders’ Representative. After the Equityholders’ Representative’s resignation or removal hereunder, the provisions of this Section 9.6 shall continue in effect with respect to the Equityholders’ Representative who resigned or was removed in respect of any actions taken or omitted to be taken by Equityholders’ Representative while he, she or it was acting as Equityholders’ Representative.
          (j) Expenses of the Equityholders’ Representative. The Equityholders’ Representative shall be entitled to withdraw cash amounts held in the Equityholders’ Representative Expense Fund in reimbursement for out-of-pocket fees and expenses (including legal, accounting and other advisors’ fees and expenses, if applicable) incurred by the Equityholders’ Representative in performing his or her duties and obligations under this Agreement and the Escrow Agreement. Any amounts remaining in the Equityholders’ Representative Expense Fund shall be released when and as provided in the Escrow Agreement based on each Equityholder’s Sharing Percentage.
          (k) Actions of Equityholders’ Representative. Any action taken by the Equityholders’ Representative pursuant to the authority granted in this Section 9.6 shall be effective and absolutely binding on each Equityholder notwithstanding any contrary action of, or direction from, any Equityholder, except in the case of fraud or willful misconduct by the Equityholders’ Representative.
          (l) Parent’s Reliance. Parent and its Affiliates shall not be obliged to inquire into the authority of the Equityholders’ Representative, and Parent and its Affiliates shall be fully protected in dealing with the Equityholders’ Representative in good faith.
          (m) Binding Appointment. The provisions of this Agreement, including without limitation Article 9 hereof, shall be binding upon each Equityholder and the executors, heirs, legal representatives and successors of each Equityholder, and any references in this Agreement to an Equityholder or the Equityholders shall mean and include the successors to the Equityholders’ rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.
     Section 9.7 Claims upon Escrow Fund.
          (a) Upon receipt by the Escrow Agent on or before 5:00 p.m., Scottsdale, Arizona Time, on the day immediately preceding the Escrow Termination Date of a notice from any Parent Indemnified Person (an “Escrow Claim Notice”),
               (i) stating that an indemnification Claim or Claims pursuant to Section 9.2(a) or any other provision of this Agreement that permits payment to be made out of the Escrow Fund is being made; and
               (ii) describing the basis for such Claim with reasonable specificity and specifying in reasonable detail the Losses in respect of the Claim (provided that Parent shall not be bound by any estimate of Losses contained in such description),

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the Escrow Agent shall, subject to the provisions of Sections 9.1, 9.8 and 9.9, deliver to Parent out of the Escrow Fund, as promptly as practicable, cash held in the Escrow Fund in an amount equal to such Losses, pro rata based on each Equityholder’s Sharing Percentage, subject to the limitations set forth in Section 9.4.
     Section 9.8 Objections to Claims upon the Escrow Fund. At the time of delivery of any Escrow Claim Notice to the Escrow Agent, a duplicate copy of such Escrow Claim Notice shall be delivered by the Parent Indemnified Person to the Equityholders’ Representative, and, for a period of thirty (30) days after the receipt by the Escrow Agent of such Escrow Claim Notice, the Escrow Agent shall make no payment pursuant to Section 9.7 unless the Escrow Agent shall have received written authorization from the Equityholders’ Representative to make such delivery prior to the end of such thirty (30) day period. After the expiration of such thirty (30) day period, even if the Escrow Agent has not received written authorization from the Equityholders’ Representative, the Escrow Agent shall make payment in accordance with Section 9.7; provided that no such payment may be made if the Equityholders’ Representative shall object in a written statement to the Claim made in the Escrow Claim Notice and such statement shall have been delivered to the Escrow Agent and to Parent prior to the expiration of such thirty (30) day period.
     Section 9.9 Resolution of Claims upon the Escrow Fund.
          (a) In case the Equityholders’ Representative shall so object in writing to any Claim or Claims by any Parent Indemnified Person made in any Escrow Claim Notice, the Equityholders’ Representative and Parent (for itself or on behalf of such other Parent Indemnified Person) shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such Claims. If the Equityholders’ Representative and Parent (for itself or on behalf of such other Parent Indemnified Person) should so agree, a memorandum setting forth such agreement (and their joint written instructions) shall be prepared and signed by the Equityholders’ Representative and Parent (for itself or on behalf of such other Parent Indemnified Person) and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum, signed by the Equityholders’ Representative and Parent, and shall pay the amount set forth in such memorandum in accordance with the terms thereof.
          (b) If no such agreement can be reached after good faith negotiation, either Parent or the Equityholders’ Representative may institute proceedings in a court of competent jurisdiction (in accordance with Section 11.8) to resolve any such dispute, and each of the Parent Indemnified Person and Equityholders’ Representative shall seek to resolve such dispute in as expeditious a manner as practicable. In the case of any such proceeding, the Parent Indemnified Person and Equityholders’ Representative shall each be responsible for the payment of its own fees and expenses.
     Section 9.10 Third Party Claims. The following additional provisions shall apply with respect to any Claims or demands by third parties as to which any Parent Indemnified Person seeks indemnification hereunder (a “Third Party Claim”), except that Claims or demands by Taxing authorities for taxes shall be governed by Section 10.3. Unless such Parent Indemnified Person affirmatively elects not to control the defense of such Third Party Claim

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(such notice, the “Non-Defense Election”) by delivering a written notice to the Equityholders’ Representative (i) (x) within thirty (30) days after giving the Equityholders’ Representative the applicable Escrow Claim Notice in respect of such Third Party Claim or (y) within thirty (30) days after notification by any Parent Indemnified Person to the Equityholders’ Representative of a Parent Indemnified Person’s intent to seek indemnification by way of set-off against any Contingent Payments in accordance with Section 3.11(h) and this Article 9 (a “Third Party Set-Off Claim Notice”) and (ii) the Equityholders’ Representative shall have delivered an Equityholders’ Representative’s Defense Election within forty-five (45) days after receiving the applicable Escrow Claim Notice or Third Party Set-Off Claim Notice in respect of such Third Party Claim, such Parent Indemnified Person shall defend, contest, negotiate or settle each such Third Party Claim through counsel of its own selection (who shall be reasonably acceptable to the Equityholders’ Representative), at the expense and for the account of the Equityholders (and the Equityholders’ Representative shall cooperate with and assist any such Parent Indemnified Person in the defense of such Claim or demand and such Parent Indemnified Person shall reimburse the Equityholders’ Representative for any reasonable and documented out-of-pocket expenses in connection with such cooperation); provided, however, that (a) the Equityholders’ Representative shall be entitled to receive copies of such pleadings, notices and communications with respect to any Third Party Claim as the Equityholders’ Representative may reasonably request and participate in such defense, at his or her own expense, with counsel of his or her choosing and such Parent Indemnified Person and its counsel shall cooperate with the Equityholders’ Representative in doing so, and (b) such Parent Indemnified Person will not settle, compromise, or offer to settle or compromise any such Third Party Claim unless (i) the Equityholders’ Representative provides prior written consent, which consent will not be unreasonably withheld, conditioned or delayed so long as such settlement or compromise releases the Equityholders completely in connection with such Third Party Claim (except in the case of a criminal investigation by a Governmental Authority in which a complete release is not available, such release shall not be required prior to such Parent Indemnified Person settling, compromising or offering to settle or compromise any such Third Party Claim), with no statement as to or an admission of fault by or on behalf of the Equityholders and no monetary or nonmonetary relief granted by or imposed upon the Equityholders or (ii) no indemnification under this Article 9 is sought by any Parent Indemnified Person in connection with the Third Party Claim covered by the settlement; provided, however, that if, in accordance with clause (b)(i) of the immediately preceding sentence, (w) a Parent Indemnified Person desires to settle, compromise, or offer to settle or compromise any Third Party Claim, which settlement or compromise releases the Equityholders completely in connection with such Third Party Claim (except in the case of a criminal investigation by a Governmental Authority as provided in clause (b)(i) of the immediately preceding sentence), with no statement as to or an admission of fault by or on behalf of the Equityholders and no monetary or nonmonetary relief granted by or imposed upon the Equityholders, (x) such Parent Indemnified Person seeks the Equityholders’ Representative’s prior written consent for such settlement, compromise or offer to settle or compromise, and (y) such consent is withheld, conditioned or delayed, then such Parent Indemnified Person may settle or compromise such Third Party Claim and such Parent Indemnified Person shall be indemnified for an amount equal to a settlement or compromise that would have been reasonable with respect to such Third Party Claim, to the extent provided pursuant to this Article 9 and subject to the limitations set forth therein. The Equityholders’ Representative and the Parent Indemnified Person or its, his or her representative(s) shall attempt

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

in good faith for thirty (30) days to agree upon the amount that would have been a reasonable settlement or compromise with respect to such Third Party Claim, and, if no such resolution can be reached after good faith negotiation, either the Equityholders’ Representative or the Parent Indemnified Person may submit the matter to arbitration in Los Angeles, California to determine the amount that would have been a reasonable settlement or compromise with respect to such Third Party Claim, and to the extent that such arbitrator may determine that a party has acted unreasonably in resolving the foregoing dispute, such arbitrator shall allocate the costs of such dispute resolution in a manner that equitably reflects the conduct of the parties in resolving such dispute. If the Parent Indemnified Person delivers a Non-Defense Election to the Equityholders’ Representative within thirty (30) days after giving the Equityholders’ Representative the applicable Escrow Claim Notice or Third Party Set-Off Claim Notice in respect of such Third Party Claim, the Equityholders’ Representative at his or her own expense shall be entitled to defend, contest, negotiate or settle such Third Party Claim if the Equityholders’ Representative provides written notice to the Parent Indemnified Persons within forty-five (45) days after receiving the applicable Escrow Claim Notice or Third Party Set-Off Claim Notice in respect of such Third Party Claim that the Equityholders’ Representative elects to control the defense of such Third Party Claim (such notice, an “Equityholders’ Representative’s Defense Election”), and in the event of such an Equityholders’ Representative’s Defense Election, the Parent Indemnified Persons shall cooperate with and assist the Equityholders’ Representative in the defense of such Third Party Claim. In the event that the Equityholders’ Representative has assumed the defense of any Third Party Claim, the Equityholders’ Representative will not settle, compromise, or offer to settle or compromise any such Third Party Claim without the prior written consent of Parent (or its designee), which consent will not be unreasonably withheld, conditioned or delayed so long as such settlement or compromise releases the Parent Indemnified Persons completely in connection with such Third Party Claim (except in the case of a criminal investigation by a Governmental Authority in which a complete release is not available, such release shall not be required prior to the Equityholders’ Representative settling, compromising or offering to settle or compromise any such Third Party Claim), with no statement as to or an admission of fault by or on behalf of the Parent Indemnified Persons and no monetary or nonmonetary relief granted by or imposed upon the Parent Indemnified Persons.
     Section 9.11 Claims other than Upon Escrow Fund. As provided in and subject to Section 9.2(c) and Section 3.11(h) hereof, upon the exhaustion or unavailability of the Escrow Fund, the Parent Indemnified Persons may pursue their right to indemnification under and subject to the terms, conditions and limitations of this Agreement by reducing the amount of any one or more of (i) the Sales Milestone Payment Amount, (ii) the FDA Milestone Payment Amount or (iii) the Sales/Profit Contingent Payment Amount for any Contingent Payment Year, by the amount of any Losses actually incurred or suffered, or more likely than not to be incurred or suffered, by Parent or the Surviving Corporation, but in no event shall such Contingent Payments be reduced by more than an aggregate of *** with respect to all Contingent Payments hereunder. In the event any Parent Indemnified Person wishes to pursue its, his or her rights to indemnification under this Section 9.11 and Section 3.11(h), if the matter does not involve a Third Party Claim under Section 9.10 hereof, the Parent Indemnified Person shall give written notice thereof to the Equityholders’ Representative stating that an indemnification Claim or Claims pursuant to Section 9.2(a) or any other provision of this Agreement is being made, describing the basis for such Claim with reasonable specificity and specifying in reasonable detail the Losses in respect of such Claim (provided that Parent shall not be bound by any

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

estimate of Losses made in good faith and contained in such description) and the Contingent Payment that Parent plans to reduce in connection with Losses from such Claim. Within thirty (30) days from the receipt of such notice, the Equityholders’ Representative shall provide a written notice to such Parent Indemnified Person indicating whether the Equityholders’ Representative objects to such Claim. If no such objection notice is received by such Parent Indemnified Person within such thirty (30) day period, such Parent Indemnified Person may assume that the Equityholders’ Representative does not object to such Parent Indemnified Person being indemnified for such Claim pursuant to this Agreement under this Section 9.11 and Section 3.11(h). If such notice of objection is provided within such period, the Equityholders’ Representative and the Parent Indemnified Person or its, his or her representative(s) shall then attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such Claims. If no such resolution can be reached after good faith negotiation, such Parent Indemnified Person or the Equityholders’ Representative may institute proceedings in a court of competent jurisdiction (in accordance with Section 11.8) to resolve any such dispute, and each such Parent Indemnified Person and the Equityholders’ Representative shall seek to resolve such dispute in as expeditious a manner as practicable.
     Section 9.12 Other Matters. For purposes of this Agreement, a Claim that involves continuing behavior or a series of events, accidents or occurrences shall be deemed to “occur” on the first day of any alleged event, circumstance, or omission (“EC&O”), so long as (a) any subsequent alleged EC&O is in substance a continuation, or is an unambiguous result, of the first EC&O and (b) Parent shall not have become aware of such EC&O and the circumstances that may give rise to indemnification hereunder with respect thereto. Any other EC&O shall constitute a new EC&O.
     Section 9.13 Remedy. Notwithstanding anything to the contrary herein, the existence of this Article 9 and of the rights and restrictions set forth herein do not limit any legal or other remedy against any Party hereto for Claims based on fraud or willful misconduct by such Party, or against Parent for any breach hereof. In addition, nothing contained in this Agreement shall limit any right or remedy that any Party may have against any other Party under the Related Agreement.
ARTICLE 10
TAX
     Section 10.1 Tax Allocation. In the case of Taxes that are payable with respect to a taxable period that begins before the date of the Effective Time and ends after the date of the Effective Time, the portion of any such Tax that is allocable to the portion of the period ending on the date of the Effective Time shall be:
          (a) in the case of Taxes that are either (x) based upon or related to income, receipts, payroll or other compensation for services or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than conveyances pursuant to this Agreement), deemed equal to the amount which would be payable if the taxable year ended with the date of the Effective Time (except that, solely for purposes of determining the marginal tax rate applicable to income or receipts during such period

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

in a jurisdiction in which such tax rate depends upon the level of income or receipts, annualized income or receipts may be taken into account if appropriate for an equitable sharing of such Taxes); and
          (b) in the case of Taxes not described in subparagraph (a) that are imposed on a periodic basis and measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the date of the Effective Time and the denominator of which is the number of calendar days in the entire period.
     Section 10.2 Returns and Payments.
          (a) The Company shall prepare and file in a timely manner all Tax Returns relating to the Company that are due on or before the date of the Effective Time. The Company shall pay in a timely manner all Taxes that are due on or before the date of the Effective Time. Such Tax Returns shall be prepared, and each item thereon treated, in a manner consistent with past practices employed with respect to the Company and shall utilize accounting methods, elections and conventions that do not have the effect of distorting the allocation of income or expense between the Tax periods covered by such Tax Returns and subsequent Tax periods. Parent shall have the right to review such Tax Returns for fifteen (15) days prior to the filing of such Tax Returns, and the Equityholders’ Representative and the Company agree to discuss with Parent in good faith the items reflected on such Tax Return and any adjustments reasonably requested by Parent.
          (b) The Surviving Corporation shall prepare and file or cause to be prepared and filed in a timely manner all Tax Returns relating to the Company that are due after the date of the Effective Time with respect to Tax periods beginning before the date of the Effective Time (“Pre-Effective Time Tax Returns”). Pre-Effective Time Tax Returns shall be prepared, and each item thereon treated, in a manner consistent with past practices employed with respect to the Company (except to the extent counsel for the Company determines there is no reasonable basis in law therefor or determines that a Tax Return cannot be so prepared and filed or an item so reported without being subject to penalties) and shall utilize accounting methods, elections and conventions that do not have the effect of distorting the allocation of income or expense between the Tax periods covered by such Tax Returns and subsequent Tax periods. With respect to any Pre-Effective Time Tax Return, the Equityholders’ Representative shall have the right to review such Tax Return for fifteen (15) days prior to the filing of such Tax Return, and the Surviving Corporation shall discuss in good faith the items reflected on such Tax Return and any adjustments reasonably requested by the Equityholders’ Representative.
     Section 10.3 Contests.
          (a) After the date of the Effective Time, Parent shall promptly notify the Equityholders’ Representative in writing of any written notice of a proposed adjustment or claim in an audit or administrative or judicial proceeding involving Parent or the Company which, if determined adversely to the taxpayer, would be grounds for indemnification under Article 9; provided, however, that a failure to give such notice will not affect Parent’s right to

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

indemnification thereunder except to the extent, if any, that, but for such failure, the Equityholders could have avoided the Tax liability in question.
          (b) In the case of an audit or administrative or judicial proceeding that relates solely to taxable periods ending on or before the date of the Effective Time, provided that the Equityholders’ Representative acknowledges in writing the right of the Parent Indemnified Persons to be held harmless against the full amount of any adjustment that may be made as a result of such audit or proceeding, the Equityholders’ Representative shall have the right at the Equityholders’ expense to participate in and control the conduct of such audit or proceeding. The Equityholders’ Representative shall keep Parent informed of the progress of any such audit or proceeding, and Parent also may participate in any such audit or proceeding at its expense. The Equityholders’ Representative shall not settle any proceeding without the consent of Parent, which consent shall not be unreasonably withheld, if the settlement would adversely affect the Surviving Corporation. If the Equityholders’ Representative does not assume the defense of any such audit or proceeding, Parent may defend the same in such manner as it may deem appropriate at its expense, including, but not limited to, settling such audit or proceeding.
          (c) With respect to any other audit or proceeding not controlled by the Equityholders’ Representative, such audit or proceeding shall be controlled by Parent.
     Section 10.4 [Intentionally Omitted]
     Section 10.5 Cooperation and Exchange of Information. The Equityholders’ Representative, the Company and Parent will each provide the others with such cooperation and information as any of them reasonably may request of the others in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, participating in or conducting any audit or other proceeding in respect of Taxes or making representations to or furnishing information to parties subsequently desiring to purchase either of the Surviving Corporation or a part of the business acquired from the Company by Parent. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax authorities. The Equityholders’ Representative and Parent shall (and Parent after the Effective Time will cause the Surviving Corporation and its Subsidiaries, if any, to) retain all Tax Returns, schedules and work papers, records and other documents in their possession relating to Tax matters of the Surviving Corporation and its Subsidiaries, if any, for the taxable period first ending after the date of the Effective Time and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, or (ii) six (6) years following the due date (without extension) for such Tax Returns. Any information obtained under this Section 10.5 shall be kept confidential except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.
     Section 10.6 Characterization of Payments. Parent and the Stockholders agree to treat all payments made by any of them to or for the benefit of the others (including any payments to the Company) under Article 9 or other indemnity provisions of this Agreement and for any misrepresentations or breach of warranties or covenants as adjustments to the purchase

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

price or as capital contributions for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the Laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-Tax basis.
     Section 10.7 Transfer Taxes. All transfer, documentary, sales, use, registration and any other such Taxes and related fees (including any penalties, interest and additions to Tax) (“Transfer Taxes”) arising out of or incurred in connection with this Agreement shall be borne by the Equityholders. The Party that is legally required to file a Tax Return relating to Transfer Taxes shall be responsible for preparing and timely filing such Tax Return.
ARTICLE 11
MISCELLANEOUS
     Section 11.1 Fees and Expenses. Except as specifically provided to the contrary in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all out-of-pocket fees and expenses (including fees and expenses of counsel) payable in connection with regulatory filings, including under the HSR Act and any applicable Foreign Competition Laws; provided, further, that if any portion of the Company’s share of its costs and expenses are not paid as of the Closing, they shall be treated hereunder as Company Transaction Expenses.
     Section 11.2 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by facsimile or telecopier, as follows:
          (a) If to Parent, Merger Sub, or the Surviving Corporation, to:
Medicis Pharmaceutical Corporation
8125 North Hayden Road
Scottsdale, Arizona 85258-2463
Attention: General Counsel
Telecopy: (602) 808-3875
with a copy (which shall not constitute notice) to:
Hogan & Hartson LLP
Columbia Square
555 Thirteenth Street, N.W.
Washington, DC 20004-1109
Attention: Joseph E. Gilligan
Telecopy: (202) 637-5910

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          (b) If to the Company, to:
LipoSonix, Inc.
11818 North Creek Parkway North
Bothell, Washington 98011
Attention: Chief Executive Officer
Telecopy: (425) 984-0425
with copies (which shall not constitute notice) to:
Fenwick & West LLP
1191 Second Avenue, Suite 1610
Seattle, Washington 98101
Attention: Stephen M. Graham
Telecopy: (206) 389-4511
and to:
Fenwick & West LLP
555 California St.
San Francisco, CA 94104
Attn: David K. Michaels
Telecopy: (415) 281-1350
          (c) If to the Equityholders’ Representative:
Rebecca Robertson
Versant Ventures
3000 Sand Hill Road, Bldg 4, Suite 210
Menlo Park, CA 94025
Telecopy: (650) 854-9513
          (d) If to the Alternate Equityholders’ Representative:
Wilfred Jaeger
Three Arch Partners
3200 Alpine Road
Portola Valley, CA 94028
Telecopy: (650) 529-8039
or to such other address as the Party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (i) in the case of personal delivery, nationally recognized overnight courier or registered or certified mail, on the date of such delivery, and (ii) in the case of facsimile or telecopier or electronic mail, upon receipt of the appropriate facsimile or telecopier confirmation. Communications by electronic mail shall not constitute notice.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     Section 11.3 Severability. If any term or other provision of this Agreement, or the application thereof, is invalid, illegal, void or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, void or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.
     Section 11.4 Entire Agreement. This Agreement and the Related Agreement (including all exhibits, annexes and schedules hereto and thereto) and other documents and instruments delivered pursuant hereto or thereto constitute the entire agreement and supersede all prior representations, agreements, understandings and undertakings (other than the Confidentiality Agreement), both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof and no Party is relying on any prior oral or written representations, agreements, understandings or undertakings (other than the Confidentiality Agreement) with respect to the subject matter hereof and thereof.
     Section 11.5 Assignment. This Agreement shall not be assigned by operation of Law or otherwise, except that (a) Parent and Merger Sub may assign all or any of their rights hereunder to any Affiliate; provided, that, no such assignment shall relieve the assigning Party of its obligations hereunder, and (b) from and after the Effective Time, Parent may assign all of its rights and obligations hereunder to a Person that acquires all of the capital stock, or substantially all of the assets, of the division or business unit of Parent responsible for the business of the Surviving Corporation so long as such Person assumes this Agreement, in writing, and agrees to be bound by and to comply with all of the terms and conditions hereof.
     Section 11.6 Parties in Interest. Subject to Section 11.5 hereof, this Agreement shall be binding upon and inure solely to the benefit of each Party and each of their respective permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person, other than the Equityholders’ Representative and the Parent Indemnified Persons who shall be third party beneficiaries hereof, to the extent set forth in Article 9, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
     Section 11.7 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Party in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.
     Section 11.8 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. Each of the Parties hereto irrevocably and unconditionally (a) consents to submit itself to the sole and exclusive personal jurisdiction of the state courts of the State of Delaware or any court of the United States located

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

in the State of Delaware in connection with any dispute, claim, or controversy arising out of or relating to this Agreement, the Related Agreement, the Merger, or the other transactions contemplated by this Agreement or any of the Related Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it shall not bring any action, suit, or proceeding in connection with any dispute, claim, or controversy arising out of or relating to this Agreement, the Related Agreement, the Merger, or the other transactions contemplated by this Agreement or the Related Agreement in any court or tribunal other than the state courts of the State of Delaware or any court of the United States located in the State of Delaware. Each of the Parties hereto further agrees and covenants that if subject matter jurisdiction over any action, suit, or proceeding in connection with any dispute, claim, or controversy arising out of or relating to this Agreement, the Related Agreement, the Merger, or the other transactions contemplated by this Agreement or the Related Agreement exists in the Court of Chancery of the State of Delaware by reason of Section 111 of the DGCL or if there otherwise exists a good faith basis for concluding that the Court of Chancery of the State of Delaware would have subject matter jurisdiction in connection with any such action, suit, or proceeding, then any such action, suit, or proceeding shall be brought exclusively in the Court of Chancery of the State of Delaware, and each party agrees that it shall not attempt to deny or defeat subject matter jurisdiction over such action, suit, or proceeding in the Court of Chancery of the State of Delaware. Each of the Parties hereto irrevocably and unconditionally consents to service being made through the notice procedures set forth in Section 11.2. Each of the Company (and, after the Effective Time, the Surviving Corporation), Parent, Merger Sub and the Equityholders’ Representative hereby agrees that service of any process, summons, notice or document by prepaid certified or registered mail to the respective addresses set forth in Section 11.2 shall be effective service of process for any action, suit, or proceeding in connection with any dispute, claim, or controversy arising out of or relating to this Agreement, the Related Agreement, the Merger, and any of the transactions contemplated by this Agreement or the Related Agreement. Nothing herein shall be deemed to limit or prohibit service of process by any other manner as may be permitted by applicable law. In addition, each of the Parties hereto waives any right to trial by jury with respect to any action, suit, or proceeding in connection with any dispute, claim, or controversy arising out of or relating to this Agreement, the Related Agreement, the Merger, and any of the transactions contemplated by this Agreement or the Related Agreement. Each of the Parties hereto hereby agrees that this Agreement involves at least $100,000 and that this Agreement has been entered into in express reliance on 6 Del. C. § 2708.
     Section 11.9 Enforcement of Agreement; Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the state courts of the State of Delaware or any court of the United States located in the State of Delaware, this being in addition to any other remedy to which such Party is entitled at law or in equity.
     Section 11.10 Counterparts. This Agreement may be executed and delivered in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     Section 11.11 Due Diligence Materials. For purposes of this Agreement, the phrase “provided to Parent” shall mean the posting by the Company of the various materials, documents and information produced by the Company throughout Parent’s due diligence review process to a virtual data room managed by the Company, up until two (2) Business Days prior to the date of this Agreement; provided, that such materials, documents and information shall have been posted to such virtual data room with titles and under headings that would make clear to a reasonable person the nature as well as the recent posting of such materials, documents and information.
     Section 11.12 Consent to Representation by Fenwick & West LLP. In the event of any dispute following the Closing between Parent and/or the Surviving Corporation, on the one hand, and the Equityholders’ Representative, on the other hand, the Parties hereby consent to the representation (at the election of the Equityholders’ Representative) by Fenwick & West LLP of the Equityholders’ Representative, notwithstanding the prior representation of the Company by Fenwick & West LLP.
[The remainder of this page is intentionally left blank.]

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Equityholders’ Representative and the Alternate Equityholders’ Representative have executed and delivered this Agreement and Plan of Merger or caused this Agreement and Plan of Merger to be executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY: LIPOSONIX, INC.
By:
Name:
Title:

PARENT: MEDICIS PHARMACEUTICAL CORPORATION
By:
Name:
Title:

MERGER SUB: DONATELLO, INC.
By:
Name:
Title:

EQUITYHOLDERS’ REPRESENTATIVE:

Rebecca Robertson

ALTERNATE EQUITYHOLDERS’ REPRESENTATIVE:

Wilfred Jaeger

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ANNEX I
DEFINITIONS
     “2001 Stock Option Plan” means the 2001 Incentive and Non-Incentive Stock Option Plan of LipoSonix, Inc., as amended and restated.
     “2004 Stock Option Plan” means the LipoSonix, Inc. Amended and Restated 2004 Stock Incentive Plan.
     “2008 Stock Option Plan” means the LipoSonix, Inc. 2008 Stock Incentive Plan.
     “Accountants” has the meaning set forth in Section 3.11(f).
     “Acquisition Proposal” has the meaning set forth in Section 6.2(a).
     “Action” has the meaning set forth in Section 4.27(e)(i).
     “***” has the meaning set forth in Section ***.
     “Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person.
     “Affiliated Group” has the meaning set forth in Section 4.17(c).
     “Aggregate Exercise Price” has the meaning set forth in Section 3.1(c)(i).
     “Aggregate Exercise Proceeds” has the meaning set forth in Section 3.1(c)(ii).
     “Agreed Contingent Payment Amount” has the meaning set forth in Section 3.11(e).
     “Agreement” has the meaning set forth in the Preamble.
     “Alternate Equityholders’ Representative” has the meaning set forth on the title page.
     “Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.
     “Applicable Non-U.S. Laws and Regulations” has the meaning set forth in Section 4.28(b)(i).
     “Appraiser” has the meaning set forth in Section 3.11(f).
     “Approvals” has the meaning set forth in Section 4.1(a).

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     “Business Day” means any day other than a Saturday, Sunday or day on which banks are permitted to close in the State of New York or the State of Arizona.
     “Buyer Group” means Parent and its direct and indirect Subsidiaries and Affiliates including, after the Effective Time, the Surviving Corporation.
     “Bylaws” means the By-Laws of the Company.
     “***” has the meaning set forth in Section ***.
     “Certificate of Merger” has the meaning set forth in Section 2.2.
     “Certificates” has the meaning set forth in Section 3.4(d)(i).
     “Charter” means the Amended and Restated Certificate of Incorporation of the Company, as amended.
     “Charter Amendment” has the meaning set forth in the Recitals.
     “CIA” means the Corporate Integrity Agreement between Parent and the Office of Inspector General of the Department of Health and Human Services.
     “Claim” means any claim, suit, action, arbitration, cause of action, complaint, allegation, criminal prosecution, investigation, demand letter, or proceeding, whether at law or at equity, before or by any Court, Governmental Authority, arbitrator, other tribunal, or any other Person, and any information request from a Governmental Authority.
     “Closing” has the meaning set forth in Section 2.2.
     “Closing Date” has the meaning set forth in Section 2.2.
     “Closing Merger Consideration” has the meaning set forth in Section 3.1(c)(iii).
     “COBRA Coverage” has the meaning set forth in Section 4.13(e).
     “Code” means the U.S. Internal Revenue Code of 1986, as amended, from time to time, and the Regulations promulgated and rulings issued thereunder.
     “Common Stock” means the Common Stock, par value $0.0001, of the Company.
     “Company” has the meaning set forth in the Preamble.
     “Company Balance Sheet” has the meaning set forth in Section 4.11.
     “Company Incremental Amount” has the meaning set forth in Section 3.9(a)(i).
     “Company Representatives” has the meaning set forth in Section 6.2(a).
     “Company Stock” means the Common Stock and the Preferred Stock.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     “Company Transaction Expenses” means all out-of-pocket costs, fees and expenses incurred (whether or not invoiced) by the Company in connection with this Agreement, the Related Agreement and the transactions contemplated hereby and thereby, including fees and expenses of advisors and consultants (including but not limited to investment bankers, lawyers and accountants) arising out of, relating to or incidental to the discussion, evaluation, negotiation and documentation of the transactions contemplated hereby and thereby.
     “Confidential Information” means any information (in whatever form, whether written, oral, electronic or otherwise) concerning the businesses and affairs of a Disclosing Party and all analyses, compilations, forecasts, studies or other documents which contain or reflect any such information; provided, however, that the term “Confidential Information” shall not include (a) information that is or becomes publicly available other than as a direct or indirect result of disclosure by a Receiving Party or its Representatives or (b) information that becomes available to the Receiving Party on a nonconfidential basis from a source (other than such Disclosing Party or its Representatives) that, to the Knowledge of such Receiving Party, is not prohibited from disclosing such information to such Receiving Party by any legal, contractual or fiduciary obligation to such Disclosing Party.
     “Confidentiality Agreement” has the meaning set forth in Section 6.3(b).
     “Contingent Payments” has the meaning set forth in Section 3.9(b).
     “Contingent Payment Audit” has the meaning set forth in Section 3.11(c).
     “Contingent Payment Certificate” has the meaning set forth in Section 3.11(b).
     “Contingent Payment Commencement Date” has the meaning set forth in Section 3.9(a)(ii).
     “Contingent Payment Product” has the meaning set forth in Section 3.9(a)(iii).
     “Contingent Payment Termination Date” has the meaning set forth in Section 3.9(a)(iv).
     “Contingent Payment Year” has the meaning set forth in Section 3.9(a)(v).
     “Contract” means any contract, plan, undertaking, understanding, agreement, license, sublicense, consent, lease, note, mortgage or other binding commitment, whether written or oral.
     “Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or other equity or similar interests, as trustee or executor, by Contract or credit arrangement or otherwise.
     “Convertible Note” means any debt security issued by the Company that is outstanding and directly or indirectly convertible into shares of any series of Preferred Stock.
     “Court” means any court or arbitration tribunal of the United States, any domestic state, or any foreign country, and any political subdivision or agency thereof.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     “DGCL” has the meaning set forth in the Recitals.
     “Desilets Agreements” means Supplemental Letter of Employment to Charles Desilets, dated June 23, 2004, between the Company and Charles Desilets, any amendments or supplements thereto, and any other agreement between the Company and Charles Desilets.
     “Disclosing Party” means a Party that discloses Confidential Information to a Receiving Party or to any Representative of such Receiving Party.
     “Dispute Notice” has the meaning set forth in Section 3.11(d).
     “Dispute Period” has the meaning set forth in Section 3.11(d).
     “Disputed Contingent Payment Amount” has the meaning set forth in Section 3.11(e).
     “Dissenting Shares” has the meaning set forth in Section 3.8.
     “DOJ” means the Antitrust Division of the United States Department of Justice.
     “DRA” has the meaning set forth in Section 4.27(f).
     “EAR” has the meaning set forth in Section 4.31(a).
     “EC&O” has the meaning set forth in Section 9.12.
     “Effective Time” has the meaning set forth in Section 2.2.
     “Employees” has the meaning set forth in Section 6.5(a).
     “Employee Plans” has the meaning set forth in Section 4.13(a).
     “End Date” has the meaning set forth in Section 8.1(b).
     “Environmental Claims” means all Claims pursuant to Environmental Laws, including but not limited to, those based on, arising out of or otherwise relating to: (i) the Remediation, presence or Release of, or exposure to, Hazardous Materials or other environmental conditions initiated, existing or occurring prior to the Closing Date at, on, under, above, from, or about any Real Property or any other real property currently or formerly owned, leased or operated by the Company or any of its predecessors or Affiliates; (ii) the off-site Release, treatment, transportation, storage or disposal prior to the Closing Date of Hazardous Materials originating from the Real Property or any other real property currently or formerly owned, leased or operated by the Company or any of its predecessors or Affiliates; (iii) any violations of Environmental Laws by the Company or any of its predecessors or Affiliates prior to the Closing Date, including reasonable expenditures necessary to cause the Company to be in compliance with or resolve violations of Environmental Laws.
     “Environmental Laws” means any and all Laws, Orders, codes, or other legally enforceable requirement (including, without limitation, common law) of the United States, or any state, local, municipal or other U.S. Governmental Authority, regulating, relating to or

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

imposing liability or standards of conduct concerning Hazardous Materials, or the protection of the environment, human health, employee health and safety, or natural resources, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq.
     “Environmental Permits” means any and all permits, licenses, registrations, notifications, exemptions and any other Approvals under any Environmental Laws.
     “Environmental Report” means any report, study, assessment, audit, or other similar document that addresses (i) any issue of actual or potential noncompliance with, actual or potential liability under or cost arising out of, or actual or potential impact on business in connection with, any Environmental Law or any proposed or anticipated change in or addition to Environmental Law, that may in any way affect the Company or any entity for which it may be liable; or (ii) the environmental condition of any Real Property or any other real property currently or formerly owned, operated or leased by the Company or any of its predecessors or Affiliates.
     “Equityholders” means, collectively, all Stockholders and holders of Vested Stock Options.
     “Equityholders’ Representative” has the meaning set forth in the Section 9.6(a).
     “Equityholders’ Representative Expense Amount” has the meaning set forth in Section 3.4(e).
     “Equityholders’ Representative Expense Fund” has the meaning set forth in Section 3.4(e).
     “Equityholders’ Representative’s Defense Election” has the meaning set forth in Section 9.10.
     “ERISA” has the meaning set forth in Section 4.13(a).
     “ERISA Affiliate” has the meaning set forth in Section 4.13(a).
     “Escrow Agent” has the meaning set forth in Section 9.3.
     “Escrow Agreement” has the meaning set forth in Section 6.12.
     “Escrow Amount” has the meaning set forth in Section 3.4(e).
     “Escrow Claim Notice” has the meaning set forth in Section 9.7(a).
     “Escrow Fund” has the meaning set forth in Section 3.4(e).
     “Escrow Termination Date” has the meaning set forth in Section 9.5.
     “EU” has the meaning set forth in Section 4.28(b)(i).

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Existing Indebtedness” has the meaning set forth in Section 4.26.
     “FD&C Act” has the meaning set forth in Section 4.28(a)(i).
     “FD&C Permits” has the meaning set forth in Section 4.28(a)(x).
     “FDA” has the meaning set forth in Section 4.28(a)(i).
     “FDA Law and Regulation” has the meaning set forth in Section 4.28(a)(i).
     “FDA Milestone” has the meaning set forth in Section 3.9(a)(vi).
     “FDA Milestone Payment” has the meaning set forth in Section 3.9(c).
     “FDA Milestone Payment Amount” has the meaning set forth in Section 3.9(a)(vii).
     “Federal Health Care Program” has the meaning set forth in 42 U.S.C. § 1320a-7b(f).
     “Fifth Contingent Payment Year” has the meaning set forth in Section 3.9(a)(v).
     “Financial Statements” has the meaning set forth in Section 4.9(a).
     “First Contingent Payment Year” has the meaning set forth in Section 3.9(a)(v).
     “Foreign Competition Laws” means any non-U.S. Laws and Orders that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.
     “Fourth Contingent Payment Year” has the meaning set forth in Section 3.9(a)(v).
     “FTC” means the United States Federal Trade Commission.
     “Fully Diluted Total” has the meaning set forth in Section 3.1(c)(v).
     “GAAP” means generally accepted accounting principles in the United States.
     “GE Agreement” means the Letter Agreement dated April 10, 2007, between the Company and General Electric Company.
     “GLBA” has the meaning set forth in Section 4.27(c).
     “Governmental Authority” means any governmental agency or authority of the United States, any domestic state, or any foreign country, and any political subdivision or agency thereof, and includes any authority having governmental or quasi-governmental powers, including any administrative agency or commission.
     “Gross Profit Payment Product” has the meaning set forth in Section 3.9(a)(viii).

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     “Group Health Plan” has the meaning set forth in Section 4.27(c).
     “Hazardous Materials” means any wastes, substances, radiation, or materials (whether solids, liquids or gases): (i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic; (ii) which are or become defined as “pollutants,” “contaminants,” “hazardous materials,” “hazardous wastes,” “hazardous substances,” “chemical substances,” “radioactive materials,” “solid wastes,” or other similar designations in, or otherwise subject to regulation under, any Environmental Laws; (iii) the presence of which on the Real Property cause or threaten to cause a nuisance pursuant to applicable statutory or common law upon the Real Property or to adjacent properties; (iv) which contain without limitation polychlorinated biphenyls (“PCBs”), mold, methyl-tertiary butyl ether (“MTBE”), asbestos or asbestos-containing materials, lead-based paints, toxic mold, urea-formaldehyde foam insulation, or petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof); or (v) which pose a hazard to human health, safety, natural resources, employees, or the environment.
     “HIPAA” has the meaning set forth in Section 4.27(b).
     “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
     “Indebtedness” means (i) all indebtedness (whether or not contingent) for borrowed money, (ii) all obligations (contingent or otherwise) for the deferred purchase price of assets, property or services (other than current trade payables incurred in the ordinary course of business and Company Transaction Expenses), (iii) all obligations evidenced by notes, bonds, debentures or other similar instruments, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property, (v) all obligations under capital leases, (vi) all obligations, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (vii) all obligations under any currency, interest rate or other hedge agreement or any other hedging arrangement, (viii) all direct or indirect guarantee, support or keep well obligations in respect of obligations of the kind referred to in clauses (i) through (vii) above, and (ix) all obligations of the kind referred to in clauses (i) through (viii) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and Contract rights) owned by the Company, whether or not the Company has assumed or become liable for the payment of such obligation. For the avoidance of doubt, Indebtedness shall include but not be limited to the following:
(a)	Second Amended and Restated Loan and Security Agreement, dated as of April 16, 2008, between the Company and Pinnacle Ventures, L.L.C.

(b)	Letter of Credit, as amended dated July 27, 2007 between the Company and Silicon Valley Bank.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)	Amended and Restated Secured Convertible Promissory Note in the amount of $1,500,000 dated June 2, 2008 between the Company and Pinnacle Ventures LLC.

(d)	Amended and Restated Secured Convertible Promissory Note in the amount of $2,500,000 dated June 2, 2008 between the Company and Pinnacle Ventures LLC.

(e)	Deposit Account Control Agreement dated October 1, 2005 between the Company and Pinnacle Ventures, L.L.C.

(f)	Securities Account Control Agreement dated October 7, 2005 between the Company and Capital Advisors Group and Pinnacle Ventures, L.L.C and State Street Bank and Trust Company

(g)	Secured Promissory Note dated November 16, 2006 between the Company and Pinnacle Ventures, L.L.C.

(h)	Secured Promissory Note ($6,000,000), dated November 16, 2006, between the Company and Pinnacle Ventures, L.L.C.

(i)	Secured Convertible Promissory Note ($500,000), dated May 22, 2008, between the Company and Pinnacle Ventures, L.L.C.

(j)	Secured Convertible Promissory Note ($500,000), dated June 2, 2008, between the Company and Pinnacle Ventures, L.L.C.

(k)	Secured Convertible Promissory Note ($500,000), dated June 12, 2008, between the Company and Pinnacle Ventures, L.L.C.
     “Intellectual Property” has the meaning set forth in Section 4.19(a).
     “Interim Financial Statements” has the meaning set forth in Section 4.9(a).
     “IRS” has the meaning set forth in Section 4.13(a).
     “J.P. Morgan” has the meaning set forth in Section 4.22.
     “Knowledge” means (i) in the case of the Company, the actual knowledge of a particular fact or other matter of Jens Quistgaard, Steven Geertz, Peter Chow, Blake Little, Charles Desilets, Patrick Martin or Patrick Babcock and the knowledge any such individual would reasonably be expected to have obtained in the course of carrying out the responsibilities and duties inherent to his position with the Company of a particular fact or other matter after due inquiry and (ii) in the case of Parent, the actual knowledge of a particular fact or other matter of any individual who is serving as an executive officer of Parent as of the date hereof and the knowledge such individuals would reasonably be expected to have obtained in the course of carrying out the responsibilities and duties inherent to his or her position with Parent.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     “Law” means all laws, statutes, ordinances, directives, Regulations and similar mandates of any Governmental Authority, including all Orders of Courts having the effect of law in each such jurisdiction.
     “Lien” means any mortgage, pledge, security interest, attachment, encumbrance, lien (statutory or otherwise), license, claim, option, conditional sale agreement, right of first refusal, first offer, termination, participation or purchase or charge of any kind (including any agreement to give any of the foregoing); provided, however, that the term “Lien” shall not include (i) statutory liens for Taxes, which are not yet due and payable, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pension or other social security programs mandated under applicable Laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, and (v) restrictions on transfer of securities imposed by applicable state and federal securities Laws.
     “LipoSonix Product” has the meaning set forth in Section 3.9(a)(ix).
     “Losses” has the meaning set forth in Section 9.2(a).
     “Mailing Date” has the meaning set forth in Section 3.4(d)(i).
     “Majority in Interest” has the meaning set forth in Section 9.6(a).
     “Mandatory Prepayment Amount” has the meaning set forth in Section 3.12(b).
     “Material Adverse Effect” means any fact, event, change, development, circumstance or effect (i) that, when such term is used in relation to the Company (A) is materially adverse to the business, condition (financial or otherwise), assets, liabilities, or results of operations of the Company, or (B) would materially impair or delay the ability of the Company to perform its obligations hereunder, including the consummation of the Merger or (ii) that, when such term is used in relation to Parent or Merger Sub, would materially impair or delay the ability of Parent or Merger Sub to perform its obligations hereunder, including the consummation of the Merger. Any fact, event, change, development, circumstance, or effect shall not be deemed to have a Material Adverse Effect if such fact, event, change, development, circumstance or effect results or arises from (i) changes or conditions generally affecting the Company’s industry, except to the extent such fact, event, change, development, circumstance or effect disproportionately affects (relative to other participants in the Company’s industry) the Company, (ii) changes in general economic or political conditions (including armed hostilities or terrorist actions), except to the extent such changes or conditions disproportionately affect (relative to other participants in the Company’s industry) the Company, or (iii) the public announcement, or notification to any Person, of this Agreement and the transactions contemplated hereby or the consummation of the transactions contemplated hereby.
     “Material Company Trade Secrets” has the meaning set forth in Section 4.19(b).
     “Material Contracts” has the meaning set forth in Section 4.7(a).

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     “Maximum Sales/Profit Contingent Amount” has the meaning set forth in Section 3.9(a)(x).
     “Merger” has the meaning set forth in the Recitals.
     “Merger Consideration” has the meaning set forth in Section 3.1(c)(iv).
     “Merger Sub” has the meaning set forth in the Preamble.
     “Merger Sub Common Stock” has the meaning set forth in Section 3.3.
     “MEWA” has the meaning set forth in Section 4.13(d).
     “Non-Defense Election” has the meaning set forth in Section 9.10.
     “Non-U.S. Permits” has the meaning set forth in Section 4.28(b)(x).
     “Non-U.S. Regulatory Agency” has the meaning set forth in Section 4.28(b)(ii).
     “OFAC Regulations” has the meaning set forth in Section 4.31(a).
     “Option Shares” has the meaning set forth in Section 3.2(a)(i).
     “Optionholder” means the holder of a Stock Option as of immediately prior to the Effective Time.
     “Order” means any judgment, order, decision, writ, injunction, ruling or decree of, or any settlement under the jurisdiction of, any Court or Governmental Authority.
     “Parent” has the meaning set forth in the Preamble.
     “Parent Indemnified Person(s)” has the meaning set forth in Section 9.2(a).
     “Parent Indemnity Claim” has the meaning set forth in Section 9.6(a).
     “Parent Net Investment” has the meaning set forth in Section 3.12.
     “Parent Representatives” has the meaning set forth in Section 6.3(a).
     “Participating Rights Holders” means those Persons (other than the holders of Dissenting Shares, the Company, Parent or any Subsidiary of Parent) who, immediately prior to the Effective Time, were holders of shares of Company Stock or Vested Stock Options and whose interests therein, as the result of the Merger, are converted into rights to receive, subject to the terms and conditions set forth in this Agreement, the consideration specified in Article 3.
     “Parties” has the meaning set forth in the Preamble.
     “Paying Agent” has the meaning set forth in Section 3.4(b).

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     “Payout Schedule” has the meaning set forth in Section 6.19.
     “PCBs” has the meaning set forth in the definition of “Hazardous Materials” in Annex I.
     “Per Option Share Consideration” has the meaning set forth in Section 3.2(a)(i).
     “Per Share Closing Consideration” has the meaning set forth in Section 3.1(c)(v).
     “Per Share FDA Milestone Payment” means an amount equal the quotient of (x) the FDA Milestone Payment Amount divided by (y) the Fully Diluted Total.
     “Per Share Sales Milestone Payment” means an amount equal the quotient of (x) the Sales Milestone Payment Amount divided by (y) the Fully Diluted Total.
     “Per Share Sales/Profit Contingent Payment” means, with respect to any Contingent Payment Year, an amount equal the quotient of (x) the Sales/Profit Contingent Payment Amount for such Contingent Payment Year divided by (y) the Fully Diluted Total.
     “Person” means an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company, joint venture other entity or group (as defined in Section 13(d)(3) of the Exchange Act).
     “Personal Information” has the meaning set forth in Section 4.27(e)(ii).
     “Pre-Effective Time Tax Returns” has the meaning set forth in Section 10.2(b).
     “Preferred Stock” means the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series B-2 Convertible Preferred Stock and the Series C Convertible Preferred Stock.
     “Privacy and Security Laws” has the meaning set forth in Section 4.27(c).
     “Product” means any product (including any component thereof) designed, manufactured, shipped, sold, marketed, distributed and/or otherwise introduced into the stream of commerce by or on behalf of the Company, including any product sold within or outside of the United States by the Company as the distributor, agent, or pursuant to any other contractual relationship with a non-U.S. manufacturer.
     “Qualified Accountant” means an independent accounting firm of nationally recognized standing which is reasonably acceptable to both the Equityholders’ Representative and Parent.
     “Real Property” has the meaning set forth in Section 4.16(b).
     “Receiving Party” means a Party or any Representative of such Party that receives Confidential Information from a Disclosing Party.
     “Regulation” means any rule, regulation, policy or interpretation of any Governmental Authority having the effect of Law.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     “Related Agreement” means the Escrow Agreement.
     “Release” means any presence or exposure to or emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, release or threatened release of Hazardous Materials into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems.
     “Remediation” means any investigation, clean-up, removal action, remedial action, restoration, repair, response action, corrective action, monitoring, sampling and analysis, installation, reclamation, closure, or post-closure in connection with the suspected, threatened or actual Release of Hazardous Materials.
     “Sales Milestone” has the meaning set forth in Section 3.9(a)(xi).
     “Sales Milestone Payment” has the meaning set forth in Section 3.9(d).
     “Sales Milestone Payment Amount” has the meaning set forth in Section 3.9(a)(xii).
     “Sales Payment Product” has the meaning set forth in Section 3.9(a)(xiii).
     “Sales/Profit Contingent Payment” has the meaning set forth in Section 3.9(e).
     “Sales/Profit Contingent Payment Amount” has the meaning set forth in Section 3.9(a)(xiv).
     “Sales/Profit Contingent Payment Percentage” has the meaning set forth in Section 3.9(a)(xv).
     “Scheduled Company Intellectual Property” has the meaning set forth in Section 4.19(b).
     “Second Contingent Payment Year” has the meaning set forth in Section 3.9(a)(v).
     “Section 262” has the meaning set forth in Section 3.8.
     “Securities Act” has the meaning set forth in Section 4.3(b).
     “Series A Convertible Preferred Stock” means the Series A Convertible Preferred Stock, par value $0.0001, of the Company.
     “Series B Convertible Preferred Stock” means the Series B Convertible Preferred Stock, par value $0.0001, of the Company.
     “Series B-2 Convertible Preferred Stock” means the Series B-2 Convertible Preferred Stock, par value $0.0001, of the Company.
     “Series C Convertible Preferred Stock” means the Series C Convertible Preferred Stock, par value $0.0001, of the Company.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     “Seventh Contingent Payment Year” has the meaning set forth in Section 3.9(a)(v).
     “Sharing Percentage” means, with respect to each Equityholder, a percentage equal to:
100 multiplied by the quotient of (i) the sum of (A) the number of outstanding shares of Common Stock held by such Equityholder as of immediately prior to the Effective Time, (B) the number of outstanding shares of Preferred Stock held by such Equityholder as of immediately prior to the Effective Time (assuming that each share of Preferred Stock will continue to be convertible into one share of Common Stock) and (C) the aggregate number of shares of Common Stock issuable pursuant to outstanding Vested Stock Options held by such Equityholder immediately prior to the Effective Time, divided by (ii) the Fully Diluted Total.
     “Sixth Contingent Payment Year” has the meaning set forth in Section 3.9(a)(v).
     “Stock-Based Rights” has the meaning set forth in Section 4.3(b).
     “Stockholder Approvals” has the meaning set forth in Section 4.5.
     “Stockholders” means the holders of Company Stock as of immediately prior to the Effective Time.
     “Stock Option” has the meaning set forth in Section 3.1(c)(vi).
     “Stock Option Plans” means the 2001 Stock Option Plan, the 2004 Stock Option Plan and the 2008 Stock Option Plan.
     “Subsidiary” or “Subsidiaries” of the Company, the Surviving Corporation, Parent or any other Person means any corporation, partnership, joint venture, limited liability company, trust, unincorporated organization, association or other legal entity of which the Company, the Surviving Corporation, Parent or such other Person, as the case may be, (i) owns, directly or indirectly, greater than 50% of the stock or other equity interests the holder of which is generally entitled to vote as a general partner or for the election of the board of directors or other governing body of a corporation, partnership, joint venture, limited liability company, trust, unincorporated organization, association or other legal entity or (ii) has any arrangement, understanding or agreements entitling the Company, the Surviving Corporation, Parent or other Person to vote as a general partner or for the election of a majority of the board of directors or other governing body of a corporation, partnership, joint venture, limited liability company, trust, unincorporated organization, association or other legal entity.
     “Successor Subsidiary” has the meaning set forth in Section 3.12(a)(i).
     “Superior Proposal” has the meaning set forth in Section 6.2(b).
     “Survival Period” has the meaning set forth in Section 9.1.
     “Surviving Corporation” has the meaning set forth in Section 2.1.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     “Surviving Corporation Common Stock” has the meaning set forth in Section 3.3.
     “Takeover Statute” has the meaning set forth in Section 4.21.
     “Tax” has the meaning set forth in Section 4.17.
     “Tax Returns” has the meaning set forth in Section 4.17.
     “Third Contingent Payment Year” has the meaning set forth in Section 3.9(a)(v).
     “Third Party Claim” has the meaning set forth in Section 9.10.
     “Third Party Intellectual Property Rights” has the meaning set forth in Section 4.19(b).
     “Third Party Set-Off Claim Notice” has the meaning set forth in Section 9.10.
     “Threshold” has the meaning set forth in Section 9.4(b).
     “Total Closing Calculation Amount” has the meaning set forth in Section 3.1(c)(vii).
     “Trade Secrets” means information, including but not limited to, know-how, Confidential Information, customer lists, software (source code and object code), technical information, data, process technology, plans, drawings and blue prints, anywhere in the world that derives independent economic value, actual or potential, from not generally being known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and that is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.
     “Transfer Taxes” has the meaning set forth in Section 10.7.
     “Transmittal Letter” has the meaning set forth in Section 3.4(d)(i).
     “Transmittal Letter Record Date” has the meaning set forth in Section 3.4(d)(i).
     “Unvested Stock Option” has the meaning set forth in Section 3.1(c)(viii).
     “Vested Stock Option” has the meaning set forth in Section 3.1(c)(ix).
     “WARN Act” has the meaning set forth in Section 4.14(b).
     “Warrant” has the meaning set forth in Section 3.1(c)(x).
     “Worldwide Ancillary Gross Profit” has the meaning set forth in Section 3.9(a)(xvi).
     “Worldwide Ancillary Gross Profit Adjustments” has the meaning set forth in Section 3.9(a)(xvii).
     “Worldwide Gross Profit” has the meaning set forth in Section 3.9(a)(xviii).

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     “Worldwide Net Sales” has the meaning set forth in Section 3.9(a)(xix).
     “Worldwide Net Sales Adjustments” has the meaning set forth in Section 3.9(a)(xx).

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.